Exhibit T3E-5

--------------------------------------------------------------------------------
       THIS IS NOT A SOLICITATION OF ACCEPTANCE OR REJECTION OF THE PLAN.

              ACCEPTANCES OR REJECTIONS MAY NOT BE SOLICITED UNTIL
                    A DISCLOSURE STATEMENT HAS BEEN APPROVED
                            BY THE BANKRUPTCY COURT.

            THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL
               BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT.
--------------------------------------------------------------------------------


UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

--------------------------------------------------------x
                                                        :
In re                                                   :   Chapter 11 Case No.
                                                        :
ATKINS NUTRITIONALS, INC. et al.,                       :   05-15913 (ALG)
                                                        :
                  Debtors.                              :
                                                        :
--------------------------------------------------------x




                          DISCLOSURE STATEMENT RELATING
                           TO DEBTORS' SECOND AMENDED
                          JOINT PLAN OF REORGANIZATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                     ---------------------------------------





WEIL, GOTSHAL & MANGES LLP
Attorneys for Debtors and
   Debtors In Possession
767 Fifth Avenue
New York, New York  10153
(212) 310-8000

                                TABLE OF CONTENTS


                                                                                                       Page

I.       INTRODUCTION....................................................................................1

II.      SUMMARY OF CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS UNDER THE PLAN...........4

   A.         Summary of Voting Procedures...............................................................6

   B.         Overview of Chapter 11 Process.............................................................8

III.     DESCRIPTION OF THE BUSINESS.....................................................................9

   A.         Corporate Structure........................................................................9

   B.         Background................................................................................10

   C.         Significant Indebtedness..................................................................19

IV.      KEY EVENTS LEADING TO THE COMMENCEMENT OF THE REORGANIZATION CASES.............................20

   A.         The 2003 Recapitalization.................................................................20

   B.         The Restructuring Negotiations............................................................21

   C.         The Debtors' Business Plan................................................................23

V.       THE REORGANIZATION CASES.......................................................................24

   A.         First Day Orders..........................................................................24

   B.         Chapter 11 Financing......................................................................25

   C.         Creditors' Committee......................................................................25

   D.         Bar Date..................................................................................26

   E.         The Canadian Proceeding...................................................................26

VI.      THE PLAN OF REORGANIZATION.....................................................................27

   A.         Introduction..............................................................................27

   B.         Classification and Treatment of Claims and Equity Interests Under the Plan of
              Reorganization............................................................................27

   C.         Means of Implementing the Plan............................................................34

   D.         Securities Law Matters....................................................................43

   E.         Plan Provisions Governing Distribution....................................................49

   F.         Procedures for Treating Disputed Claims...................................................52

   G.         Provisions Governing Executory Contracts and Unexpired Leases.............................53

   H.         Conditions Precedent to Effective Date....................................................55

   I.         Effect of Confirmation....................................................................56

   J.         Retention of Jurisdiction.................................................................61

   K.         Miscellaneous Provisions..................................................................63


                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                       Page

VII.     PROJECTIONS AND VALUATION ANALYSIS.............................................................65

   A.         Consolidated Condensed Projected Financial Statements.....................................65

   B.         Valuation.................................................................................67

VIII.    CERTAIN FACTORS AFFECTING THE DEBTORS..........................................................68

   A.         Certain Bankruptcy Law Considerations.....................................................68

   B.         Additional Factors To Be Considered.......................................................69

   C.         Certain Tax Matters.......................................................................75

IX.      VOTING PROCEDURES AND REQUIREMENTS.............................................................75

   A.         Voting Deadline...........................................................................75

   B.         Holders of Claims Entitled to Vote........................................................76

   C.         Vote Required for Acceptance by a Class...................................................76

   D.         Voting Procedures.........................................................................76

X.       CONFIRMATION OF THE PLAN OF REORGANIZATION.....................................................77

   A.         Confirmation Hearing......................................................................77

   B.         Requirements for Confirmation of the Plan of Reorganization...............................78

XI.      FINANCIAL INFORMATION..........................................................................83

   A.         General...................................................................................83

XII.     ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN OF REORGANIZATION....................83

   A.         Liquidation Under Chapter 7...............................................................83

   B.         Alternative Plan of Reorganization........................................................84

XIII.    CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN............................................84

   A.         Consequences to the Debtors...............................................................85

   B.         Consequences to Holders of Certain Claims.................................................90

XIV.     CONCLUSION.....................................................................................97

Exhibits to Disclosure Statement

Exhibit  1  Plan of Reorganization
Exhibit  2  Form of Lock-Up Agreement
Exhibit  3  Projections
Exhibit  4  Historical Financial Information
Exhibit  5  Liquidation Analysis
Exhibit  6  Disclosure Statement Order

                                       I.

                                  INTRODUCTION

           Atkins Nutritionals Holdings, Inc. ("Atkins Holdings") and certain of its wholly owned direct and indirect subsidiaries, Atkins Nutritionals Holdings II, Inc. ("Atkins Holdings II"), Atkins Nutritionals, Inc. ("ANI"), and Atkins Nutritionals (Canada) Limited ("Atkins Canada"), debtors and debtors in possession (collectively, "Atkins" or the "Debtors"), are soliciting acceptances of the "prearranged" chapter 11 plan of reorganization (the "Plan of Reorganization" or "Plan") attached as Exhibit 1 to this Disclosure Statement. This solicitation is being conducted at this time in order to obtain sufficient votes to enable the Plan of Reorganization to be confirmed by the Bankruptcy Court. Capitalized terms used in this Disclosure Statement but not defined herein have the meanings ascribed to such terms in the Plan.

           Attached as Exhibits to this Disclosure Statement are copies of the following documents:

               o    The Plan (Exhibit 1);

               o    Form of Lock-Up Agreement (Exhibit 2);

               o    Projections (Exhibit 3);

               o    Historical financial information (Exhibit 4);

               o    Liquidation Analysis (Exhibit 5); and

               o Order of the Bankruptcy Court approving this Disclosure Statement and establishing procedures with respect to the solicitation of votes on the Plan (the "Disclosure Statement Order") (Exhibit 6)

           WHO IS ENTITLED TO VOTE: Pursuant to the Disclosure Statement Order, the Bankruptcy Court has established [ ], 2005 (the "Record Date") as the record date for determining the holders of claims entitled to vote to accept or reject the Plan. Accordingly, the holders of First Lien Claims (Class 2) as of the Record Date, the holders of Second Lien Claims (Class 3) as of the Record Date, and the holders of General Unsecured Claims (Class 5) as of the Record Date are entitled to vote on the Plan and a ballot for the acceptance or rejection of the Plan is enclosed with the Disclosure Statement submitted to the holders of claims in these classes that are entitled to vote. Holders of Priority Non-Tax Claims (Class 1) and Other Secured Claims (Class 4) are conclusively presumed to accept the Plan and are not entitled to vote. Holders of Old Equity Interests (Class 6) are deemed to reject the Plan and are not entitled to vote.

           The Debtors are commencing this solicitation after extensive negotiations with the Prepetition Agent and a steering committee representing a majority of the First Lien Claims and Second Lien Claims as well as the representatives of the Statutory Committee of Unsecured Creditors appointed in the Debtors' Reorganization Cases (the "Committee"). The Prepetition Agent has been represented by Bingham McCutchen LLP, as legal advisor, and Houlihan Lokey Howard & Zukin Capital, Inc., as financial advisor. The Committee has been represented by Winston & Strawn LLP, as legal advisor, and Navigant Capital Advisors LLC, as financial advisor.

           As a result of negotiations with the Prepetition Agent and the steering committee, prior to the commencement of the Reorganization Cases, the Debtors entered into the Lock-Up Agreement, dated as of July 29, 2005, with the Prepetition Agent, the Consenting First Lien Secured Parties, the Consenting Second Lien Secured Parties, and the Consenting Equity Holders (the "Lock-Up Parties"). Pursuant to the terms and conditions of the Lock-Up Agreement, the form of which is annexed as Exhibit 2 to this Disclosure Statement, and subject to the approval of the Disclosure Statement by the Bankruptcy Court, each of the Lock-Up Parties agreed to vote to accept a plan of reorganization proposed by the Debtors consistent with the terms and conditions stated therein. Following the commencement of the Reorganization Cases, the Debtors, the Agent, and representatives of the Committee engaged in further negotiations, which culminated in the Debtors' proposal of the Plan. THE DEBTORS, THE PREPETITION AGENT, AND THE COMMITTEE RECOMMEND THAT CREDITORS ENTITLED TO VOTE CLAIMS IN CLASS 2, CLASS 3, AND CLASS 5 VOTE TO ACCEPT THE PLAN.

           The Debtors' legal advisor is Weil, Gotshal & Manges LLP; its financial advisor is Jefferies & Company, Inc. They can be contacted at:


          Weil, Gotshal & Manges LLP                Jefferies & Company, Inc.
          767 Fifth Avenue                          520 Madison Ave., 12th Floor
          New York, NY  10153                       New York, NY 10022
          (212) 310-8000                            (212) 284- 2300
          Attn:  Marcia L. Goldstein, Esq.          Attn: Thane W. Carlston
                 Shai Y. Waisman, Esq.                    Tom C. Carlson


           The following table summarizes the treatment of Claims and Equity Interests under the Plan. For a complete explanation, please refer to the discussion in section VI below, entitled "THE PLAN OF REORGANIZATION" and to the Plan itself.

IRS CIRCULAR 230 NOTICE: TO ENSURE COMPLIANCE WITH IRS CIRCULAR 230, HOLDERS OF CLAIMS AND EQUITY INTERESTS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES CONTAINED OR REFERRED TO IN THIS DISCLOSURE STATEMENT IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY HOLDERS OF CLAIMS OR EQUITY INTERESTS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THEM UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING BY THE DEBTORS OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) HOLDERS OF CLAIMS AND EQUITY INTERESTS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

                                       II.

                     SUMMARY OF CLASSIFICATION AND TREATMENT
                 OF CLAIMS AND EQUITY INTERESTS UNDER THE PLAN (1)

                                                                                                  Approximate
           Type of Claim or                                              Approximate Allowed      Percentage
  Class    Equity Interest               Treatment                          Amount (2)             Recovery
  -----    ---------------               ---------                          ----------             --------

   --     Administrative         Paid in full in cash on the later of      $23.9 million             100%
          Expenses               the Effective Date, the date allowed or
                                 the date due in the ordinary course.

   --     Priority Tax Claims    At the sole option of the Debtors,          $792,000                100%
                                 either (a) paid in full, in cash, on
                                 the Effective Date or (b) paid in full
                                 in cash in equal annual installments
                                 over a period not exceeding six years
                                 from the date of assessment, together
                                 with interest thereon at a fixed annual
                                 rate equal to 6% percent or such other
                                 amount determined by the Bankruptcy
                                 Court in the Confirmation Order.

    1     Priority Non-Tax       Unimpaired; paid in full in cash with         $0                    100%
          Claims                 postpetition interest.

    2     First Lien Claims      Impaired; each holder of an Allowed       $216.4 million           94.5%
                                 First Lien Claim will receive its
                                 Ratable Proportion of (A) the New
                                 Tranche A Senior Notes and (B)
                                 8,400,000 shares of the New Common
                                 Stock.

    3     Second Lien Claims     Impaired; each holder of an Allowed        $18 million              100%
                                 Second Lien Claim will receive its
                                 Ratable Proportion of (A) 1,600,000
                                 shares of the New Common Stock and (B)
                                 the New CVR Interests pursuant to the
                                 New CVR Agreement executed by the New
                                 CVR Agent.

-------------------
(1)  This table is only a summary of the classification and treatment of claims and equity interests under the Plan. Reference should be made to the entire
     Disclosure Statement and the Plan for a complete description of the classification and treatment of claims and equity interests.

(2) The amounts set forth herein are the Debtors' estimates; the actual amounts will depend upon the final reconciliation and resolution of all Administrative Expenses and Claims.


                                       4

                                                                                                  Approximate
           Type of Claim or                                              Approximate Allowed      Percentage
  Class    Equity Interest               Treatment                          Amount (2)             Recovery
  -----    ---------------               ---------                          ----------             --------

    4     Other Secured Claims   Unimpaired; except to the extent that a     $641,400                100%
                                 holder of an Allowed Other Secured
                                 Claim agrees to a less favorable
                                 treatment, each Allowed Other Secured
                                 Claim shall be, at the sole option of
                                 the Debtors, after consultation with
                                 the Prepetition Agent, or the
                                 Reorganized Debtors, (a) reinstated,
                                 (b) paid in full in cash, together with
                                 postpetition interest, (c) satisfied by
                                 the surrender of the underlying
                                 collateral, (d) otherwise rendered
                                 unimpaired in accordance with section
                                 1124 of the Bankruptcy Code, (e)
                                 accorded such treatment, including
                                 deferred cash payments, as consistent
                                 with ss. 1129(b) of the Bankruptcy Code
                                 or (f) paid upon such other terms as
                                 the Debtors and the holder of such
                                 claim may agree.

    5     General Unsecured      Impaired; except to the extent that a      $23.6 million            15% (3)
          Claims                 holder of an Allowed General Unsecured
                                 Claim agrees to less favorable
                                 treatment, each holder of an Allowed
                                 General Unsecured Claim will receive
                                 cash in an amount equal to fifteen
                                 percent (15%) of the Allowed amount of
                                 such holder's Class 5 General Unsecured
                                 Claim.

    6     Old Equity Interests   Impaired; Equity Interests cancelled;         N/A                    0%
                                 no distribution.

------------------
(3) The percentage recovery to Class 5 is a fixed 15% recovery upon the Allowed amount of General Unsecured Claims, irrespective of the total amount of Claims ultimately Allowed in Class 5 or any other Class under the Plan.

           For detailed historical and projected financial information and valuation estimates, see section VII below, entitled "PROJECTIONS AND VALUATION ANALYSIS," and Exhibits 3 and 4 to this Disclosure Statement.

A.   SUMMARY OF VOTING PROCEDURES

           If you are entitled to vote to accept or reject the Plan, a ballot is enclosed for voting purposes. If you hold claims in more than one class and you are entitled to vote claims in more than one class, you will receive separate ballots, which must be used for each separate class of claims. Please vote and return your ballot(s) in accordance with the instructions set forth herein.

           TO BE COUNTED, YOUR VOTE INDICATING ACCEPTANCE OR REJECTION OF THE PLAN MUST BE PROPERLY COMPLETED IN ACCORDANCE WITH THE INSTRUCTIONS ON THE BALLOT, AND MUST BE ACTUALLY RECEIVED BY THE DEBTORS' VOTING AGENT, BANKRUPTCY SERVICES, LLC, NO LATER THAN 4:00 P.M., PREVAILING EASTERN TIME, ON [ ], 2005 (THE "VOTING DEADLINE"). PLEASE RETURN YOUR PROPERLY COMPLETED BALLOT TO THE VOTING AGENT AT THE FOLLOWING ADDRESS:

    If by overnight courier or hand delivery:      If by mail:

    ATKINS NUTRITIONALS, INC. BALLOT               ATKINS NUTRITIONALS
     PROCESSING                                     INC. BALLOT PROCESSING
    c/o Bankruptcy Services, LLC                   P.O. BOX 5014
    757 THIRD AVENUE, 3RD FLOOR                    FDR STATION
    NEW YORK, NEW YORK 10017                       NEW YORK, NEW YORK 10150-5014


           BALLOTS RECEIVED AFTER THE VOTING DEADLINE WILL NOT BE COUNTED. FAXED COPIES OF BALLOTS WILL NOT BE COUNTED.

           ANY PROPERLY EXECUTED, TIMELY RECEIVED BALLOT THAT DOES NOT INDICATE EITHER ACCEPTANCE OR REJECTION OF THE PLAN WILL BE COUNTED AS A VOTE TO ACCEPT THE PLAN. ANY PROPERLY EXECUTED, TIMELY RECEIVED BALLOT THAT INDICATES BOTH ACCEPTANCE AND REJECTION OF THE PLAN WILL BE COUNTED AS A VOTE TO ACCEPT THE PLAN. BALLOTS SHOULD NOT BE DELIVERED DIRECTLY TO THE DEBTORS, THE COURT, OR COUNSEL TO THE DEBTORS, THE COMMITTEE OR THE PREPETITION AGENT.

           If you are a holder of a Claim entitled to vote on the Plan and did not receive a ballot, received a damaged ballot, or lost your ballot, or if you have any questions concerning the procedures for voting on the Plan, please call the Debtors' Voting Agent, Bankruptcy Services, LLC at 1-888-498-7763.

           SUMMARIES OF CERTAIN PROVISIONS OF DOCUMENTS REFERRED TO IN THIS DISCLOSURE STATEMENT DO NOT PURPORT TO BE COMPLETE AND ARE SUBJECT TO, AND ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO, THE FULL TEXT OF THE APPLICABLE DOCUMENT, INCLUDING THE DEFINITIONS OF TERMS CONTAINED IN SUCH DOCUMENT.


          1. IF YOU, AS OF THE [ ], 2005 RECORD DATE, HAVE THE FULL POWER TO VOTE AND DISPOSE OF FIRST LIEN CLAIMS (CLASS 2):

           Please complete the information requested on the Ballot, sign, date, and indicate your vote on the Ballot, and return your completed Ballot in the enclosed pre-addressed envelope so that it is actually received by the Voting Agent before the Voting Deadline.

           If you wish to participate in the mutual release among the holders of First Lien Claims that vote on the Plan, the holders of Second Lien Claims that vote on the Plan, the Prepetition Agent, the Consenting Equity Holders, the Debtors and the Reorganized Debtors, you must so indicate on the enclosed ballot. For a detailed description of the mutual releases, see section VI.I.7(a), below, entitled "THE PLAN OF REORGANIZATION --- Effect of Confirmation --- Releases."

          2. IF YOU, AS OF THE [ ], 2005 RECORD DATE, HAVE THE FULL POWER TO VOTE AND DISPOSE OF SECOND LIEN CLAIMS (CLASS 3):

           Please complete the information requested on the Ballot, sign, date, and indicate your vote on the Ballot, and return your completed Ballot in the enclosed pre-addressed envelope so that it is actually received by the Voting Agent before the Voting Deadline.

           If you wish to participate in the mutual release among the holders of First Lien Claims that vote on the Plan, the holders of Second Lien Claims that vote on the Plan, the Prepetition Agent, the Consenting Equity Holders, the Debtors and the Reorganized Debtors, you must so indicate on the enclosed ballot. For a detailed description of the mutual releases, see section VI.I.7(a), below, entitled "THE PLAN OF REORGANIZATION --- Effect of Confirmation --- Releases."

          3. IF YOU, AS OF THE [ ], 2005 RECORD DATE, HAVE THE FULL POWER TO VOTE AND DISPOSE OF GENERAL UNSECURED CLAIMS (CLASS 5):

           Please complete the information requested on the Ballot, sign, date, and indicate your vote on the Ballot, and return your completed Ballot in the enclosed pre-addressed envelope so that it is actually received by the Voting Agent before the Voting Deadline.

                                      * * *

           Any voter that has delivered a valid ballot may withdraw its vote by delivering a written notice of withdrawal to the Voting Agent before the Voting Deadline (as more fully described in section IX below, entitled "VOTING PROCEDURES AND REQUIREMENTS").

           Any holder that has delivered a valid ballot may change its vote by delivering to the Voting Agent a properly completed subsequent ballot so as to be received before the Voting Deadline (as more fully described in section IX below, entitled "VOTING PROCEDURES AND REQUIREMENTS").

           For detailed voting instructions, see the instructions on your ballot. For a further discussion of voting on the Plan, see section IX below, entitled "VOTING PROCEDURES AND REQUIREMENTS."

B.   OVERVIEW OF CHAPTER 11 PROCESS

           Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. Under chapter 11 of the Bankruptcy Code, a debtor is authorized to reorganize its business for the benefit of itself and all economic parties in interest. In addition to permitting rehabilitation of a debtor, chapter 11 promotes equality of treatment of similarly situated claims and similarly situated equity interests with respect to the distribution of a debtor's assets.

           The commencement of a chapter 11 case creates an estate that is comprised of all of the legal and equitable interests of the debtor as of the filing date. The Bankruptcy Code provides that the debtor may continue to operate its business and remain in possession of its property as a "debtor in possession."

           The consummation of a plan of reorganization is the principal objective of a chapter 11 reorganization case. A plan of reorganization sets forth the means for satisfying claims against and interests in a debtor. Confirmation of a plan of reorganization by the bankruptcy court makes the plan binding upon a debtor, any issuer of securities under the plan, any person acquiring property under the plan and any creditor of, or holder of an equity interest in, a debtor. Subject to certain limited exceptions, the confirmation order discharges a debtor from any debt that arose prior to the date of confirmation of the plan and substitutes therefor the obligations specified under the confirmed plan.

           In order to solicit acceptances of a proposed plan, however, section 1126 of the Bankruptcy Code requires a debtor and any other plan proponents to conduct such solicitation, pursuant to a disclosure statement containing adequate information of a kind, and in sufficient detail, to enable a hypothetical reasonable investor to make an informed judgment about the plan. The Debtors are submitting this Disclosure Statement in accordance with the Disclosure Statement Order and the requirements of section 1126 of the Bankruptcy Code.

                                      III.

                           DESCRIPTION OF THE BUSINESS

A.   CORPORATE STRUCTURE

           As of the Commencement Date, the corporate structure of the Debtors and their non-Debtor affiliates is as follows: (4)

                       -----------------------------------
                        ATKINS NUTRITIONAL HOLDINGS, INC.
                                   [DELAWARE]
                       -----------------------------------
                                       |
                                       |
                      ------------------------------------
                      ATKINS NUTRITIONAL HOLDINGS II, INC.
                                   [DELAWARE]
                      ------------------------------------
                                       |
                                       |
                      ------------------------------------
                            ATKINS NUTRITIONALS, INC.
                                   [NEW YORK]
                      ------------------------------------
                                       |
                                       |
       --------------------------------------------------------------|
       |                               |                             |
       |                               |                             |
 -----------------------       ----------------------      ---------------------
   ATKINS NUTRITIONALS          Atkins Nutritionals         Atkins International
   (CANADA) LIMITED             Pty Ltd. [Australia]          [England/Wales]
      [CANADA]
 -----------------------       ----------------------      ---------------------
                                                                     |
                                                                     |
                                                         -----------------------
                                                            Atkins Nutritionals
                                                             (United Kingdom)
                                                          Limited [England/Wales
                                                         -----------------------

----------------
(4) Names appearing in bold text indicate Debtor entities.

           Atkins Holdings is a privately owned company that owns 100% of the issued and outstanding shares of Atkins Holdings II, which in turn owns 100% of the outstanding shares of ANI. ANI owns 100% of the outstanding shares of Atkins Canada, and also owns 100% of the outstanding shares of certain non-Debtor affiliates which are not a part of these chapter 11 cases, including Atkins International Limited, which holds Atkins Nutritionals (United Kingdom) Limited (currently in administration proceedings in the United Kingdom), and Atkins Nutritionals Pty Ltd., which is currently being wound down (the "Non-Debtor Affiliates").

B.   BACKGROUND

     1.   Overview
          --------

           ANI develops, markets, and distributes functional food products, including nutrition-based bars, nutrition beverages and better-for-you confectionary products, ANI's nutritional portfolio consists of approximately 60 stock keeping units ("SKUs"). A selection of ANI's products is available in more than 20,000 stores in North America and is sold on a limited basis to distributors in Australia, Asia, Latin America, and the Caribbean. Within the U.S., ANI holds the fourth largest market share in the Weight Control and Nutrition ("WCN") food category with7.3% for the 13 weeks ended October 29, 2005, as reported by AC Nielsen FDMx.

           ANI's customers are principally large supermarket, club, natural and nutrition, convenience, drug and mass merchandiser chains, including Ahold, Albertson's, BJ's, GNC, Kroger, Loblaws, Publix, Safeway, Sam's Club, Walgreens and Wal*Mart.

           ANI's operations are currently conducted through its headquarters located in New York. ANI outsources production to seven independent contract manufacturers located throughout North America. Logistics and warehousing are managed by unaffiliated third-party providers.

           Demand for ANI's controlled-carbohydrate products grew significantly between mid-2002 and the first quarter of 2004. During this time, ANI invested heavily to disseminate information to educate consumers about the benefits of controlled carbohydrate diet, grow infrastructure to support the development, distribution, and sale of its existing products and to introduce new products to the market. As the market for controlled-carbohydrate products began to cool and multi-national competitors launched products to capitalize on ANI's marketplace success, ANI's sales declined. ANI found it increasingly difficult to compete in the market and maintain profitability due to the operational and capital structure that had previously been established, necessitating commencement of these Reorganization Cases.

           A newly formed ANI management team has initiated a fundamental change in strategy to improve ANI's performance. ANI is transitioning into a functional foods consumer product goods ("CPG") marketer offering great-tasting Atkins branded products made from nutritionally superior ingredients to the broader population of active, health and wellness-conscious consumers. The new focus is a change from ANI's previous strategy of being more of an information-led company focused on educating consumers about the controlled-carbohydrate diet. Initiatives already implemented in pursuit of this plan include:

          |X| Management: Under the leadership of Mark S. Rodriguez, ANI's President and CEO since June of 2005, the executive committee has been reduced from eleven to eight people, comprised almost completely of CPG professionals;

          |X| Associates: the workforce was reduced to 78 people down from approximately 340 in August 2004;

          |X| Business Systems: management has implemented new supply planning and deduction management tools resulting in faster inventory turns, fresher product, better utilization of working capital and faster A/R collections;

          |X| Supply Chain: contract manufacturers of ANI's finished goods have been cut from a peak of 40 in the first quarter of 2004 to 7 in the second quarter of 2005. ANI has consolidated from five distribution centers to one in the U.S. and one in Canada;

          |X| Products: the number of SKUs has been rationalized from 248 in June 2004 to approximately 60, enabling better cash management, fresher product and a focus on the highest-volume, most profitable product;

          |X| Distribution: the business is now concentrated in national chains and direct sales to retailers, rather than with the health food channel and through independent distributors, resulting in fresher product, improved margins and better consumer pricing;

          |X| Marketing: the Atkins brand is being repositioned based on a broader health message with emphasis on the nutritional superiority of ANI's products, potentially increasing the brand appeal from 5% to 25% of U.S. adult households;

          |X| Shedding non-core activities: several cost-intensive, information-related functions have been eliminated or outsourced, forcing greater organizational concentration on the food products business; and

          |X| Business Simplification: the international business has been transitioned from subsidiary management to licensees and distributors, and the direct-to-consumer business has been licensed to a third party, enabling management to focus on retail execution in its core North American market.

           Management believes successful execution of the restructuring proposed in the Plan will enable ANI to stabilize in the near term and achieve sustainable growth in the future.

          2.   History
               -------

           The Atkins brand dates back to 1972 when the late Robert C. Atkins, M.D. published his first book, Dr. Atkins' Diet Revolution. His following book, Dr. Atkins' New Diet Revolution (published in 1992 and 1999), remained on The New York Times bestseller list for five years, sold over 10 million copies, and is one of the 50 best-selling books of all time.

           In 1989, Dr. Atkins founded Complementary Formulations, Inc. (renamed Atkins Nutritionals in 1998), originally a nutritional supplements company. The company introduced its first food product, the Atkins Advantage(TM) bar, in 1997. Until 2000, ANI was managed by Dr. Atkins as an adjunct to his medical practice. In July 2000, a new management team began to re-shape the focus of the business into an information based company that disseminated materials to educate consumers about the benefits of the Atkins Nutritional Approach(TM) and sold proprietary products based on that platform. Demand for ANI's controlled-carbohydrate products grew significantly between mid-2002 and the first quarter of 2004. During this time, ANI invested heavily to rapidly grow infrastructure to support the development, distribution, and sale of its existing products and the introduction of new products to the market. In 2003, ANI reached record sales and EBITDA of $662.3 million and $198.4 million respectively. As discussed below in more detail, in the same year, ANI completed a recapitalization whereby Parthenon Capital, Inc. (together with certain of its affiliates, "Parthenon") and Goldman Sachs Capital Partners (together with certain of its affiliates, "GSCP"), acquired ANI.

           In 2004 the market for controlled-carbohydrate products began to cool and multi-national competitors aggressively launched new products to capitalize on Atkins' media attention and marketplace success. ANI experienced a rapid decline in operational performance, and financial results were much lower than anticipated and, as a result, ANI defaulted under its Prepetition Credit Agreement.

           Beginning in the summer of 2004, ANI and its Board of Directors commenced aggressive cost-reducing measures, ultimately reducing its workforce from approximately 340 in August 2004 to 101 as of the Commencement Date, cutting its marketing budget, reducing other corporate expenses, and hiring AP Services LLC ("APS") as restructuring consultant and Interim Chief Financial Officer. In June of 2005, Mark S. Rodriguez was promoted to Chief Executive Officer and ANI accelerated its strategic transformation.

     3.   Products and Other Sources of Revenue
          -------------------------------------

           ANI currently sells food and beverage products under the master brand Atkins(R) and three sub-brands:

          o    Atkins(R) Advantage(TM):

          The Advantage brand is comprised of nutrition bars and ready-to-drink nutrition shakes ("RTDs"), and is ANI's leading brand, driving 63% of revenue (during the thirteen weeks ended October 29, 2005). In the most recent quarter, ANI held the number seven position in market share among nutrition bars in WCN with 4.9% and the third largest market share in RTDs with 9.3%, as reported by AC Nielsen FDMx. Atkins Advantage bars compete with bars under the PowerBar, BalanceBar, Cliff Bar, and SlimFast brands, among others. Atkins Advantage bars are currently offered in eleven flavors and RTDs are available in seven flavors.

          o    Atkins(R) Advantage Morning(TM):

          The Atkins Advantage Morning brand is principally driven by breakfast bars but also includes breakfast cereals. Within WCN, the Advantage Morning brand has the fourth largest market share, 10.2% as reported by AC Nielsen FDMx. Advantage Morning competes with other breakfast bar competitors such as Pepsico's Quaker QSmart and Kraft's South Beach. Through October 2005, the Advantage Morning brand accounted for 19% of ANI's product revenue. The breakfast bars are available in nine different flavors.

          o    Atkins(R) Endulge(TM):

          Atkins Endulge is a better-for-you confectionary brand. Among competitive brands within WCN, Atkins Endulge holds a 25.5% market share, the second largest after Russell Stover (for the 13 weeks ended October 29, 2005), as reported by AC Nielsen FDMx. Through October 2005, Endulge contributed 16.5% of ANI's product revenue. The Endulge line is comprised of eight products.

           Atkins capitalizes on its 85% aided brand awareness through licensing agreements in the following areas:

          o Packaged food: Atkins(R) Endulge(TM) ice cream quarts and novelty line

          o    Food Service: T.G.I. Friday's(R) menu endorsement

           ANI currently has six active licensing agreements in North America and is evaluating additional opportunities to grow this segment of its business.

     4.   Customers
          ---------

           ANI's customers are principally large supermarket, club, natural and nutrition, convenience, drug and mass merchandiser chains, with the largest customers being Ahold, Albertson's, Fred Meyer, GNC, Kroger, Loblaws, Publix, Safeway, Target, Tree of Life/Gourmet Awards, Walgreen's and Wal*Mart Corporation (including its Sam's Club division). 99% of ANI's revenues in 2005 were from customers in North America. ANI has been doing business with most of its principal customers for at least four years and typically provides an array of products to its customers. ANI offers promotional programs customary and typical within the packaged foods industry. The customers generally deduct the cost of these programs from invoices at the time of payment.

           ANI serves retailers through direct distribution and non-affiliated third-party distributors. In recent months, ANI has responded to retailer requests and has increased the amount of direct distribution. However, in select circumstances, distributors continue to offer the most-efficient manner of reaching fragmented channels, such as those retailers comprising the health, convenience, and food service channels. ANI is currently focused on eliminating any distribution voids and improving all commodity volume ("ACV") in key accounts.

     5.   Competitive Environment
          -----------------------

           The North American market for ANI's core products of nutrition bars and shakes has become extremely competitive, with 60% of the WCN category being comprised of multinational CPG companies such as Unilever, Nestle, Kraft and Pepsico. During the 2002-2003 period, the Atkins brand enjoyed a relatively low level of competition from brands making controlled-carbohydrate claims and benefited from rapid growth in the controlled-carbohydrate segment of WCN. In 2004, approximately 2,600 products carrying controlled-carbohydrate claims were launched both within WCN and throughout mainstream supermarket categories.

           Over time, consumer preference has migrated toward products with multiple health claims, and now controlled-carbohydrates is one of the important product health attributes that consumers are seeking in a nutrition product. In the last year, the portable nutrition segment of the WCN category has weakened with "diet foods," experiencing the greatest decline. Consumers appear to be purchasing an increasing amount of whole food options, such as yogurt, nuts, and dried fruit. The consumer interest in whole foods, combined with the smaller overall WCN market, has contributed to the financial challenges currently facing ANI.

           Consumer purchase decisions are primarily based on taste, price, nutritional content, product freshness, and brand marketing which translate into overall consumer value. ANI's key competitive advantages are its 85% aided brand awareness and the nutritional superiority of its product ingredients. Relative to the competitive set, ANI's products are generally unique in that they have no added sugar or trans fats, are lower in sugar alcohols and glycemic impact, and are higher in fiber and protein.

     6.   Seasonality
          -----------

           From 2002 through mid-2004, ANI's volume and revenue trends were less seasonal, and more dominated by the rapid expansion of the WCN category and the popularity of controlled-carbohydrate products. However, sales of products within the WCN category have historically been impacted by multiple consumption peaks occurring during January to February, April to May, and September to October. ANI believes the repositioning of its brands to a mainstream health and nutrition emphasis should result in a more moderate level of seasonality than that experienced by more diet-specific products.

     7.   Material Sources of Supply
          --------------------------

           ANI sources 100% of its finished products from independent contract manufacturers located throughout North America. As part of its restructuring initiatives, ANI has consolidated its finished products suppliers from a peak of forty to seven. ANI believes its relationships with these core suppliers to be good.

           Vendors generally source their raw materials for use in manufacturing ANI's products according to strict specifications. ANI generally believes adequate alternative sources of supply exist for many of these ingredients. ANI has identified ingredients most sensitive to fluctuations in price and availability, and works actively to safeguard against such fluctuations. While ANI has identified back-up sources for its finished goods, should the need for alternative sources of supply arise, the transition time required could cause temporary disruptions to the availability of certain products.

     8.   Goodwill and Other Intangibles
          ------------------------------

           The Debtors have significant intangible assets consisting primarily of goodwill and other intangible assets such as trademarks, licenses, trade secrets, formulas and copyrights. The Debtors own or have the right to use virtually all of the intellectual property assets material to their ongoing businesses. The Debtors believe that certain of their intellectual property assets, including key trademarks, distinguish ANI's products and services from those of their competitors in the mind of the consumer. In addition, ANI relies upon the ownership of certain formulas and trade secrets in the manufacture and clinical testing of key products. The Debtors believe continuing rights to their intellectual property assets are critical to the ongoing success of their businesses.

     9.   Research and Development
          ------------------------

           One of ANI's objectives is to be a leader in product innovation and offer great-tasting products made from superior nutritional ingredients. ANI has several patent applications and fifteen invention disclosures related to unique formulas and product testing, several of which have been brought to commercial application. Currently, ANI is outsourcing research and development efforts to third-party agencies and managing the relationships through its product technology group, which works with suppliers to commercialize new formulas.

     10.  Insurance
          ---------

           ANI maintains certain insurance policies essential to the continued operations of its businesses. The terms of these policies (including self-insured retention and/or deductible provisions) are characteristic of insurance policies typically maintained by corporate entities that are similar in size and nature to ANI. A summary of ANI's policies and coverage are as follows:

          o Commercial General Liability Insurance includes coverage for product liability, employee benefits liability and certain supplemental umbrella coverages. ANI maintains professional liability coverage on a self-insured basis with an umbrella of insurance covering above the self-insured limit.

          o Workers Compensation Insurance provides coverage for all employees throughout the United States in accordance with the laws of each state in which ANI conducts business.

          o Property Insurance includes all-risk coverage for physical damage to property under the control of ANI, whether owned or leased; and includes coverage for business interruption and extra expenses likely to be incurred in the event of a property loss.

          o Directors and Officers ("D&O") Liability Insurance provides coverage for both Directors and Officers liability including coverage for employment practices claims, securities claims and all other claims.

          o Miscellaneous Insurances provide coverage for certain other activities including crime insurance to cover certain criminal activities to the extent such activities are carried out by ANI's employees, run-off policies associated with prior operations, media liability insurance and employee benefit plan fiduciary liability insurance.

    11.  Employees and Labor Matters
         ---------------------------

           Between June 1, 2005 and the Commencement Date, ANI reduced its workforce by 47 employees, or 37%. As of August 1, 2005, ANI employed approximately 101 full-time and part-time employees. As of November 1, 2005, ANI employed approximately 78 employees. None of ANI's current or former employees are covered by collective bargaining agreements. ANI considers its employee relations to be good.

    12.  Properties
         ----------

           ANI is headquartered in New York and distributes its products from a warehouse located in McDonough, Georgia (240,000 square feet). ANI is in the process of evaluating its options for exiting the existing facilities and further consolidating its operations in North America. Several of the Debtors' leases are currently the subject of motions to reject executory contracts.

    13.  The Debtor Subsidiaries
         -----------------------

           Atkins Holdings is a Delaware corporation that owns either directly or indirectly, 100% of the equity interests in each of the other Debtors and their non-Debtor Affiliates. Atkins Holdings is a holding company which directly owns 100% of the equity interests in Atkins Holdings II and conducts no independent business operations. Atkins Holdings II, a Delaware corporation, is also a holding company that conducts no business operations and owns 100% of the equity interests in ANI, a New York corporation.

           As of the Commencement Date, the Debtors' transactions with third parties are conducted almost solely by ANI, which also owns 100% of the equity interests in Atkins Canada. Prior to the Commencement Date, Atkins Canada, a Canadian corporation incorporated in Ontario, Canada, conducted limited third party activity related almost exclusively to a small number of now-former employees and their related benefits programs.

           Atkins Canada has limited assets on its balance sheet and no liabilities other than intercompany loans payable to ANI. Neither Atkins Holdings nor Atkins Holdings II has any assets, other than investments in their respective direct subsidiaries, or liabilities other than those incurred through guarantees of the Prepetition Credit Agreement (in the case of Atkins Holdings
II) and the Postpetition Financing Agreement (in the case of both Atkins Holdings and Atkins Holdings II). The Debtors intend to dissolve Atkins Canada following the Effective Date.

    14. The Non-Debtor Affiliates' Business Operations
        ----------------------------------------------

           ANI's direct and indirect non-Debtor subsidiaries are Atkins International Limited, Atkins Nutritionals (United Kingdom) Limited, and Atkins Nutritionals Pty Ltd. Atkins Nutritionals (United Kingdom) Limited entered administrative proceedings in the United Kingdom on March 17, 2005. Atkins International is continuing business in Europe through licensing relationships in the Scandinavian, Benelux and United Kingdom markets. Atkins Nutritionals PTY Ltd. (Australia) is in the process of being wound down as the business was transitioned to a local distributor in Australia under a contract with Atkins International Limited. Revenue from the non-Debtor Affiliates is not material to ANI.

    15.  Legal Proceedings
         -----------------

           a. General. As of the Commencement Date, ANI was party to a number of legal proceedings. Due to the commencement of the Reorganization Cases, prepetition litigation against ANI, and all of the Debtors, is subject to the automatic stay. The Debtors believe that, even without regard to the effects of the automatic stay, they are not party to any litigation that could be reasonably expected to have a materially adverse effect on their businesses.

           b. The Gorran Action. On May 26, 2004, a civil action was filed in the County Court for Palm Beach County, Florida, captioned Jody Gorran v. Atkins Nutritionals, Inc. and Paul D. Wolff, Solely in his Representational Capacity as Co-Executor of the Estate of Robert C. Atkins, M.D., Case No. 502004-CC-006591-MB (the "Gorran Action"). The plaintiff in the Goran Action alleges three causes of action against the Debtors: (i) negligent misrepresentation; (ii) product liability; and (iii) violation of Florida's Deceptive and Unfair Trade Practices Act ("FDUTPA"). The plaintiff seeks an injunction ordering that warning labels be placed on Atkin's books, website, and products and monetary damages of less than $15,000 for an alleged tort claim. On September 27, 2005, the plaintiff filed a proof of claim for such claims.

           On October 12, 2005, the plaintiff filed a motion in the Bankruptcy Court for relief from the automatic stay to enable the Gorran Action to proceed against ANI in state court. The motion was denied by the Bankruptcy Court at a hearing on November 1, 2005. The defendants have since removed the case to the United States Bankruptcy Court for the Southern District of Florida, where the Debtors' motion to transfer venue of the action to the Southern District of New York is pending as of the date of this Disclosure Statement.

     16.  Year-End 2004
          -------------

           For the twelve-month period ended December 31, 2004, Atkins recorded revised (unaudited) total assets of approximately $287 million (which includes an impairment of intangible assets of $291.7 million) and liabilities totaling $332.1 million. For the same period, Atkins recorded a revised net loss of $361.6 million (which includes an impairment of intangible assets of $291.7 million).

C.   SIGNIFICANT INDEBTEDNESS

           Certain of the Debtors are parties to the Prepetition Credit Agreement by and among ANI, as borrower (the "Borrower"), Atkins Holdings II, as guarantor (the "Guarantor"), the various financial institutions and other persons party from time-to-time as lenders thereunder (collectively, the "Prepetition Lenders"), UBS Securities LLC as bookmanager and lead arranger, UBS Loan Finance LLC as swingline lender, and UBS AG, Stamford Branch as issuing bank, administrative agent and collateral agent for the Prepetition Lenders (the "Prepetition Agent").

           As of the Commencement Date, the Debtors had outstanding under the Prepetition Credit Agreement approximately (a) $300,589,263, consisting of (i) $208,003,299 in principal and accrued and unpaid interest in respect of first lien term loans, (ii) $84,147,840 in principal and accrued and unpaid interest in respect of second lien term loans, (iii) $8,438,124 in principal and accrued and unpaid interest and fees in respect of revolving loans, and (b) additional amounts which may be owed to the Prepetition Lenders and their advisors for fees and expenses incurred in connection with such loans as provided in the Prepetition Credit Agreement.

           In connection with the Prepetition Credit Agreement, the Prepetition Agent was granted, and thereafter perfected, first and/or second priority liens against, and security interests in, substantially all of the assets of Atkins. Included in the Prepetition Credit Agreement are intercreditor provisions governing the respective rights of the holders of First Lien Claims and the holders of Second Lien Claims with respect to the prepetition collateral.

           As of the Commencement Date, the Debtors also had outstanding secured capital lease obligations of approximately $718,000 and trade payables, accrued expenses, and other obligations of approximately $25.2 million.

                                       IV.

                            KEY EVENTS LEADING TO THE
                    COMMENCEMENT OF THE REORGANIZATION CASES

A.   THE 2003 RECAPITALIZATION

           On May 15, 2003, Parthenon signed an exclusive letter of intent to recapitalize ANI, and on October 13, 2003, ANI executed a merger agreement, approved on October 28, 2003, whereby Parthenon, in partnership with GSCP acquired majority control (80.1%) (5) of ANI (the "Recapitalization"). In the process of the merger, Atkins Holdings was formed as a subsidiary of Parthenon. Atkins Holdings currently operates ANI as its wholly-owned indirect subsidiary.

           In the Recapitalization, in exchange for 100% of their equity interests in ANI (which was valued at $531 million as of July 31, 2003), ANI's stockholders at the time, Richard Hirsch and the estate of Dr. Robert C. Atkins (the "Stockholders"), and ANI optionholders at the time, including certain current and former directors and officers of ANI, (the "Optionholders"), received their proportionate shares of: (i) 19.9% fully-diluted equity in Atkins Holdings, having an aggregate value of $57.4 million, and (ii) a cash payment of $475 million. Pursuant to the merger agreement, approximately $60 million of dividends were declared and distributed by ANI prior to the effective time of the merger: the estate of Dr. Atkins received approximately 99% of the distribution and Richard Hirsch received approximately 1%.


-------------------
(5) The remaining approximately 20% ownership of Atkins Holdings is composed of the Estate of Dr. Robert C. Atkins (16% fully-diluted equity) and former and current executives of Atkins Holdings (4% fully-diluted equity).

           The sources of the Debtors' cash payments to the Stockholders and Optionholders consisted of $231.1 million of cash equity invested by Parthenon, GSCP, and their respective affiliates and secured borrowings of approximately $244 million under the Prepetition Credit Agreement. The Debtors also utilized approximately $3.8 million of borrowings under the Prepetition Credit Agreement to repay their outstanding indebtness under a previous long-term credit facility and additional borrowings or cash on hand to fund the Recapitalization transaction costs.

           Following the Recapitalization, the Debtors' audited financial statements as of December 31, 2003 reflect cash on hand in the amount of $19.4 million and net accounts receivable of $103.4 million, with total current assets of $206.1 million (including cash, accounts receivable, inventory, deferred income taxes, note receivable, and other prepaid and current assets). For the same period, the Debtors had total current liabilities of $92.7 million (including accounts payable, accrued expenses, revolver loan payable, income taxes payable, current portion of long-term debt and capital leases). Total assets were $689.3 million and stockholders' equity totaled $316.0 million.

B.   THE RESTRUCTURING NEGOTIATIONS

           Beginning in the second half of 2004, the demand for the Debtors' controlled-carbohydrate products began to rapidly decrease, while the supply of competitive products continued to rise dramatically, as multi-national competitors launched products to capitalize on Atkins' media attention and marketplace success.

           As a consequence, revenues in 2004 were significantly less than forecast, and ANI was forced to write off approximately $75 million of unsold, returned, and expired food and supplements inventory.

           Beginning in the summer of 2004, the Debtors and their Board commenced cost-reducing measures, ultimately reducing their workforce from approximately 340 in August 2004 to 101 as of the Commencement Date, cutting their marketing budget, reducing other corporate expenses, and hiring APS as restructuring consultant and Interim Chief Financial Officer.

           In the fall of 2004, the Debtors actively engaged the Prepetition Agent in discussions regarding certain covenants and restrictions contained in the Prepetition Credit Agreement, which the Debtors believed they would not be able to meet. As a result of these discussions, the Prepetition Credit Agreement was modified on November 15, 2004 to reflect the Prepetition Lenders' agreement to a limited waiver of certain restrictive covenants. However, the Debtors' financial position continued to deteriorate.

           On February 16, 2005, the Debtors received a notice of continuing defaults from the Prepetition Agent. The default notice alleged that the Debtors had failed to comply with certain minimum interest coverage ratio covenants, a maximum leverage ratio covenant, and a minimum fixed charge coverage ratio and reserved rights to exercise certain remedies under the Prepetition Credit Agreement, including accelerating the loan obligations, collecting interest at the default rate, and terminating the loan commitments. Following receipt of the default notice, discussions between the Debtors and the Prepetition Agent continued.

           On March 17, 2005, non-Debtor foreign subsidiary Atkins Nutritionals (United Kingdom) Limited entered administrative proceedings in the United Kingdom.

           On April 6, 2005, the Debtors and the Prepetition Agent executed a forbearance agreement under which, among other things, the Prepetition Agent and certain of the Lenders agreed to forbear from exercising certain remedies under the Prepetition Credit Agreement, the Debtors agreed to the termination of the revolving loan commitment, and the Debtors were required to make certain interest payments consistent with the terms of the Prepetition Credit Agreement. Although the forbearance agreement expired on May 31, 2005, the parties continued to work towards a consensual restructuring.

           Given their then-current circumstances, the Debtors concluded, and the Prepetition Agent agreed, that the relief afforded by chapter 11 would help maintain the confidence of the Debtors' suppliers and vendors and enable the Debtors to take the necessary actions to protect and enhance their business and the value that will inure to their creditors, employees, and other parties in interest.

           After protracted negotiations among the Debtors, the Prepetition Agent, a steering committee of Lenders holding approximately 50% of the debt outstanding under the Prepetition Credit Agreement, Parthenon, GSCP, and their respective advisors, the parties reached an agreement in principle on the terms of a restructuring of the Debtors to be effectuated pursuant to a confirmed plan under chapter 11 of the Bankruptcy Code. The terms of the agreement in principle are embodied in the Lock-Up Agreement that was executed prior to the Commencement Date by the holders of approximately $234 million of the debt outstanding under the Prepetition Credit Agreement, Parthenon, and GSCP. The form of the Lock-Up Agreement is set forth in Exhibit 2 to this Disclosure Statement.

           At the same time, in order to maintain sufficient liquidity to operate in chapter 11 and effectuate the contemplated restructuring, the Debtors, with the assistance of their financial advisor, Jefferies & Company, Inc., solicited proposals for postpetition financing from potential lenders, including the Prepetition Agent. Ultimately, the Debtors determined that the proposal made by the Prepetition Agent for a $25 million, senior secured superpriority working capital facility and consensual use of the cash collateral of the Prepetition Lenders was the most favorable to the Debtors and would provide the necessary liquidity. The Bankruptcy Court approved the proposed financing arrangements by interim order entered on August 2, 2005 and final order entered on August 26, 2005.

           The Debtors believe that the proposed Plan, which reflects the prepetition agreement that is embodied in the Lock-Up Agreement as well as postpetition negotiations with the Committee's representatives, will provide an equitable distribution to the holders of allowed Claims and enable the Debtors to emerge promptly from the chapter 11 process as a viable, de-levered, re-focused business, better able to compete in the functional foods marketplace. The Prepetition Agent and the Committee support the restructuring embodied in the Plan.

C.   THE DEBTORS' BUSINESS PLAN

           The Debtors are optimistic about their long-term economic prospects. ANI's newly formed management team is transforming ANI from an information-led company focused on educating consumers on the controlled-carbohydrate diet niche to a cost-efficient CPG food company targeting the broader population of health-conscious consumers. ANI is executing a brand plan that is intended to increase the appeal of Atkins-branded products to consumers that proactively purchase nutrition bars and shakes to enhance their health and well-being. Future growth will come from building a higher share of loyalty among these consumers who purchase portable nutrition products. Among this population, Atkins has already built significant credibility as a brand that combines strong weight control principles with products that provide important mainstream nutrition benefits including protein, fiber, and the reduction of sugar and trans fats.

           Also incorporated and implemented as part of the business plan, ANI's management team has:

          (i) reduced the executive committee from eleven to eight people, comprised almost completely of CPG professionals;

          (ii) reduced the workforce to approximately 85 by the Effective Date, down from approximately 340 in August 2004;

          (iii) implemented new supply planning and deduction management tools resulting in faster inventory turns, fresher product, better utilization of working capital and faster A/R collections;

          (iv) reduced the number of contract manufacturing suppliers from 40 suppliers to 7;

          (v) rationalized the SKU base from 248 in July 2004 to approximately 60, enabling better cash management and a focus on the highest-volume, most profitable products;

          (vi) implemented a new business concentration from the health food channel and distributor sales to national chains and direct sales, resulting in fresher product, improved margins and better consumer pricing;

          (vii) outsourced the Debtors direct to consumer business to an unrelated third party;

          (viii) repositioned the Atkins brand based on a broader health message with emphasis on the nutritional superiority of ANI's products, potentially increasing the brand appeal from 5% to 25% of US adult households;

          (ix) eliminated or outsourced several cost-intensive, information-related functions, forcing greater organizational concentration on the food products business; and

          (x) transitioned the international business from subsidiary management to licensees and distributors, and licensed the direct-to-consumer business to a third party, enabling management to focus on retail execution in its core North American market.

           The Debtors believe that it is critical to significantly de-lever their balance sheet and continue to downsize operations to adapt to the changing industry. In the opinion of the Debtors' management team, continued successful execution of the above strategy combined with the restructuring proposed in their Plan will enable ANI to stabilize in the near term and achieve growth in the future for the benefit of all economic parties in interest in these Reorganization Cases.

                                       V.

                            THE REORGANIZATION CASES


A.   FIRST DAY ORDERS

           On and shortly after the Commencement Date, the Debtors obtained a series of orders from the Bankruptcy Court designed to minimize any disruption of business operations and to facilitate their reorganization.

     1. Case Administration Orders. These orders: (i) authorized the joint administration of the chapter 11 cases, (ii) established notice procedures, (iii) granted an extension of time to file the Debtors' schedules and statements, and (iv) authorized the mailing of initial notices and all other mailings directly to parties in interest and the filing of a list of creditors without claim amounts in lieu of a matrix. In addition, the Debtors obtained orders authorizing the engagement of legal, financial, restructuring, and real estate advisors.

     2. Critical Obligations. The Bankruptcy Court authorized the Debtors to satisfy certain outstanding obligations including those relating to:
          (i) wages, compensation, and employee benefits, (ii) sales and use taxes, and (iii) claims of common carriers and custom brokers.

     3. Business Operations. Among other things, the Bankruptcy Court authorized the Debtors to: (i) continue certain customer service programs, (ii) continue certain workers compensation and all other insurance policies, (iii) reject certain executory contracts and unexpired leases of real and personal property, (iv) implement procedures for the sale of certain de minimis assets, and (v) provide certain procedures for processing reclamation claims.

     4.   Financial Operations. The Bankruptcy Court authorized the Debtors to
          (i) maintain their existing bank accounts and forms and (ii) continue their centralized cash management system.

B.   CHAPTER 11 FINANCING

           As discussed above, to enable the continued operation of their business, avoid short-term liquidity concerns, and preserve the going concern value of their estates, the Debtors, together with their attorneys and financial advisors, negotiated the terms and conditions of postpetition financing arrangements with the DIP Agent and the Prepetition Agent and thereafter entered into the Postpetition Financing Agreement, providing up to $25 million in senior secured superpriority debtor-in-possession financing, including a $5 million sublimit on letters of credit. On August 26, 2005, the Bankruptcy Court entered an order approving the proposed financing arrangement on a final basis. The Postpetition Financing Order (a) grants to the DIP Agent and lenders thereunder, subject to specified "permitted" prior liens, and a "carve-out" for specified professional fees and other costs and expenses, (i) superpriority administrative expense claims, and (ii) first priority priming liens against, and security interests in, substantially all of the Debtors' then-owned and after-acquired property and (b) authorized the Debtors' use of the prepetition Lenders' cash collateral and granted to the Lenders certain adequate protection of their interests therein. Consistent with the Lock-Up Agreement, the Postpetition Financing Agreement established certain reorganization "milestones" to be attained by the Debtors, including confirmation of the Plan on or before February 7, 2006 (subject to extension with the consent of the DIP Agent) and occurrence of the Effective Date on or before March 9, 2006 (subject to extension with the consent of the DIP Agent).

C.   CREDITORS' COMMITTEE

           Pursuant to section 1102(a) and (b) of the Bankruptcy Code, on August 18, 2005, the U.S. Trustee appointed a five-member Committee to represent the interests of unsecured creditors in the Reorganization Cases. The Committee is represented by Winston and Strawn LLP, 200 Park Avenue, New York, NY 10116 (Attn: David Neier), 212-294-6700; and 333 South Grand Avenue, Suite 3800, Los Angeles, CA 90071 (Attn: Eric E. Sagerman), 213-615-1700. The current members of the Committee are:

--------------------------------------------------------------------------------
                          Creditors' Committee Members
--------------------------------------------------------------------------------
CVS Pharmacy, Inc.                   Widmeyer Communications
One CVS Drive                        1925 Connecticut Avenue, NW, Fifth Floor
Woonsocket, RI 02895                 Washington, DC 20009
Attention: Michael B. Nulman,        (202) 667-0901
 Assistant Secretary and
Senior Legal Counsel
(401) 770-2533
------------------------------------ -------------------------------------------
Seligman Data Corp.                  New England 800 Company d/b/a Taction
100 Park Avenue                      251 Jefferson Street
New York, New York 10017             Waldoboro, ME 04572
Nicholas V. Martino,                 Attention: Ralph White, Chairman & CEO
 Senior Vice President               (207) 832-0800
(212) 850-1287
------------------------------------ -------------------------------------------
Contemporary Marketing, Inc.
1569 Barclay
Buffalo Grove, IL 60089
Sharon Nikolich, CFO
(847) 541-0330
------------------------------------ -------------------------------------------

D.   BAR DATE

           In accordance with the provisions of the Bankruptcy Code and Bankruptcy Rules, the Debtors requested and the Bankruptcy Court issued an order (the "Bar Date Order") establishing October 14, 2005 as the date by which proofs of claims (of parties other than governmental units) against the Debtors are to be filed in the Reorganization Cases (the "Bar Date"). A notice of the Bar Date was published in the New York Times (National Edition) on September 8, 2005, and a proof of claim form was mailed to all known holders of Claims on or before September 9, 2005. Consistent with section 502(b)(9) of the Bankruptcy Code and Bankruptcy Rule 3002(c)(1), the Bar Date Order also established January 27, 2006 as the date by which proofs of claims of governmental units are to be filed.

E.   THE CANADIAN PROCEEDING

           In order to protect their assets in Canada in conjunction with the Reorganization Cases in the United States, on August 4, 2005, the Debtors applied to the Ontario Superior Court of Justice (the "Ontario Court") to commence related proceedings pursuant to section 18.6 of the Companies' Creditors Arrangement Act, R.S.C. 1985, c. C-36, as amended. The same day, the Ontario Court granted the Debtors' application and entered an order (Court File No. 05-CL-6011) recognizing the Debtors' chapter 11 cases as "foreign proceedings," staying and suspending the commencement or continuation of any act or proceeding in Canada to exercise or enforce any rights or remedies by creditors against the Debtors or their property, without leave of the Ontario Court and approving the Debtors' interim postpetition financing agreement. On September 6, 2005, the Ontario Court entered an order approving the Debtors' final postpetition financing arrangement, on essentially the same terms as approved by the Bankruptcy Court on August 26, 2005. The Debtors anticipate that the Canadian Proceeding will be terminated concurrently with or shortly after the Effective Date.

                                       VI.

                           THE PLAN OF REORGANIZATION

A.   INTRODUCTION

           The Plan provides for a restructuring of the Debtors' financial obligations which will result in a significant deleveraging of the Debtors and a downsized operation to better meet reduced market demand. The Debtors believe that the proposed restructuring will provide them with the necessary liquidity to compete effectively in today's business environment.

           The Debtors believe, and will demonstrate to the Bankruptcy Court, that, under the Plan, creditors and shareholders will receive no less value than they would receive in a liquidation of the Debtors under chapter 7 of the Bankruptcy Code.

           The following is a non-technical discussion of the provisions of the Plan. The Plan is attached as Exhibit 1 to this Disclosure Statement. In the event of any discrepancies, the terms of the Plan will govern.

B. CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS UNDER THE PLAN OF REORGANIZATION

           One of the key concepts under the Bankruptcy Code is that only claims and equity interests that are "allowed" may receive distributions under a chapter 11 plan. This term is used throughout the Plan and the descriptions below. In general, an "allowed" claim or "allowed" equity interest simply means that the debtor agrees, or in the event of a dispute, that the Bankruptcy Court determines, that the claim or equity interest, and the amount thereof, is in fact a valid obligation of the debtor. Section 502(a) of the Bankruptcy Code provides that a timely filed claim or equity interest is automatically "allowed" unless the debtor or other party in interest objects. However, section 502(b) of the Bankruptcy Code specifies certain claims that may not be "allowed" in bankruptcy even if a proof of claim is filed. These include, but are not limited to, claims that are unenforceable under the governing agreement between a debtor and the claimant or applicable non-bankruptcy law, claims for unmatured interest, property tax claims in excess of the debtor's equity in the property, claims for services that exceed their reasonable value, real property lease and employment contract rejection damage claims in excess of specified amounts, late-filed claims, and contingent claims for contribution and reimbursement. Additionally, Bankruptcy Rule 3003(c)(2) prohibits the allowance of any claim or equity interest that either is not listed on the debtor's schedules or is listed as disputed, contingent, or unliquidated, if the holder has not filed a proof of claim or equity interest before the established deadline.

           The Bankruptcy Code requires that, for purposes of treatment and voting, a chapter 11 plan divide the different claims against, and equity interests in, the debtor into separate classes based upon their legal nature. Claims of a substantially similar legal nature are usually classified together, as are equity interests of a substantially similar legal nature. Because an entity may hold multiple claims and/or equity interests which give rise to different legal rights, the "claims" and "equity interests" themselves, rather than their holders, are classified.

           Under a chapter 11 plan, the separate classes of claims and equity interests must be designated either as "impaired" (affected by the plan) or "unimpaired" (unaffected by the plan). If a class of claims is "impaired," the Bankruptcy Code affords certain rights to the holders of such claims, such as the right to vote on the plan, and the right to receive, under the chapter 11 plan, no less value than the holder would receive if the debtor were liquidated in a case under chapter 7 of the Bankruptcy Code. Under section 1124 of the Bankruptcy Code, a class of claims or interests is "impaired" unless the plan
(i) does not alter the legal, equitable and contractual rights of the holders or
(ii) irrespective of the holders' acceleration rights, cures all defaults (other than those arising from the debtor's insolvency, the commencement of the case or nonperformance of a nonmonetary obligation), reinstates the maturity of the claims or interests in the class, compensates the holders for actual damages incurred as a result of their reasonable reliance upon any acceleration rights, and does not otherwise alter their legal, equitable and contractual rights. Typically, this means that the holder of an unimpaired claim will receive on the later of the consummation date or the date on which amounts owing are actually due and payable, payment in full, in cash, with postpetition interest to the extent appropriate and provided for under the governing agreement (or if there is no agreement, under applicable nonbankruptcy law), and the remainder of the debtor's obligations, if any, will be performed as they come due in accordance with their terms. Thus, other than its right to accelerate the debtor's obligations, the holder of an unimpaired claim will be placed in the position it would have been in had the debtor's case not been commenced. Pursuant to 1126(f) of the Bankruptcy Code, holders of unimpaired claims or interests are "conclusively presumed" to have accepted the plan. Accordingly, their votes are not solicited. Under the Debtors' Plan, the claims in Class 1 (Priority Non-Tax Claims), and Class 4 (Other Secured Claims) are unimpaired, and therefore, the holders of such claims are "conclusively presumed" to have voted to accept the Plan.

           Under certain circumstances, a class of claims or equity interests may be deemed to reject a plan of reorganization. For example, a class is deemed to reject a plan of reorganization under section 1126(g) of the Bankruptcy Code if the holders of claims or interests in such class do not receive or retain property under the plan on account of their claims or equity interests. Under this provision of the Bankruptcy Code, the holders of equity interests in Class 6 (Old Equity Interests) are deemed to reject the Plan because they receive no distribution and retain no property interest under the Plan. Because Class 6 (Old Equity Interests) is deemed to reject the Plan, the Debtors are required to demonstrate that the Plan satisfies the requirements of section 1129(b) of the Bankruptcy Code with respect to such classes. Among these are the requirements that the plan be "fair and equitable" with respect to, and not "discriminate unfairly" against, the claims and equity interests in such classes. For a more detailed description of the requirements for confirmation, see section X.B below, entitled "CONFIRMATION OF THE PLAN OF REORGANIZATION -- Requirements for Confirmation of the Plan of Reorganization."

           Consistent with these requirements, the Plan divides the Allowed Claims against, and Allowed equity interests in, the Debtors into the following classes:


------------------------- ---------------------------------------------- -----------------------------------
Unclassified                  Administrative Expenses
------------------------- ---------------------------------------------- -----------------------------------
Unclassified                  Priority Tax Claims
------------------------- ---------------------------------------------- -----------------------------------
Class 1                       Priority Non-Tax Claims                    Unimpaired; conclusively presumed
                                                                         to accept.
------------------------- ---------------------------------------------- -----------------------------------
Class 2                       First Lien Claims                          Impaired
------------------------- ---------------------------------------------- -----------------------------------
Class 3                       Second Lien Claims                         Impaired
------------------------- ---------------------------------------------- -----------------------------------
Class 4                       Other Secured Claims                       Unimpaired; conclusively presumed
                                                                         to accept.
------------------------- ---------------------------------------------- -----------------------------------
Class 5                       General Unsecured Claims                   Impaired
------------------------- ---------------------------------------------- -----------------------------------
Class 6                       Old Equity Interests                       Impaired; deemed to reject
------------------------- ---------------------------------------------- -----------------------------------

           I. UNCLASSIFIED

           ADMINISTRATIVE EXPENSES

           Administrative Expenses are the actual and necessary costs and expenses of the Debtors' Reorganization Cases that are allowed under sections 503(b) and 507(a)(1) of the Bankruptcy Code. Such expenses will include, but are not limited to, amounts owed to vendors providing goods and services to the Debtors during the chapter 11 cases, tax obligations incurred after the Commencement Date, and reclamation claims granted administrative expense status by the Debtors in accordance with the Bankruptcy Court order authorizing the implementation of certain reclamation procedures in these cases. Other administrative expenses include the actual, reasonable, and necessary professional fees and expenses of the Debtors' and Committee's advisors incurred during the pendency of the Reorganization Cases

           Administrative Expenses representing liabilities incurred by the Debtors in the ordinary course of business and consistent with past practice, or liabilities arising under loans or advances to the Debtors after the Commencement Date, whether or not incurred in the ordinary course of business, will be paid by the Debtors in accordance with the terms and conditions of the particular transaction and any related agreements and instruments. All other Administrative Expenses will be paid, in full, in cash, on the Effective Date or as soon thereafter as is practicable, or on such other terms to which the Debtors and the holder of such Administrative Expense agree.

           All payments to professionals for compensation and reimbursement of expenses and all payments to reimburse expenses of members of any statutory committees will be made in accordance with the procedures established by the Bankruptcy Court and Bankruptcy Rules relating to the payment of interim and final compensation and expenses.

           In addition to the foregoing, section 503(b) of the Bankruptcy Code provides for payment of compensation to creditors, indenture trustees, and other Persons making a "substantial contribution" to a chapter 11 case, and to attorneys for, and other professional advisors to, such Persons. Requests for such compensation must be approved by the Bankruptcy Court after notice and a hearing at which the Debtors and other parties in interest may participate, and, if appropriate, object to such requests.

           On the Effective Date, all amounts owed under the Postpetition Financing Agreement and Postpetition Financing Order shall be deemed Allowed Administrative Expenses and paid in full in cash. To the extent any letters of credit issued pursuant to the Postpetition Financing Agreement are outstanding, they will be cancelled and replaced with new letters of credit to be issued pursuant to the New Working Capital Facility or 105% cash collateralized. Upon payment or satisfaction in full of all Postpetition Financing Obligations in accordance with the Postpetition Financing Agreement and the Postpetition Financing Order, all liens and security interests granted to secure such obligations, whether in the Reorganization Cases or the Canadian Proceedings, shall be terminated and of no further force or effect; provided, that in all events, the particular provisions of the Postpetition Financing Agreement that are specified to survive in paragraph 29(a) of the Postpetition Financing Order survive. Such provisions generally relate, for example, to certain tax obligations, certain rights of the DIP Lenders inter se, certain indemnity and exculpatory rights of the DIP Agent, and the release of certain claims against the DIP Lenders authorized by the Postpetition Financing Order. The Debtors estimate, assuming the Effective Date occurs on December 31, 2005, Allowed unpaid Administrative Expenses on the Effective Date will approximate $23.923 million (of which approximately $4.8 million is estimated for Allowed fees and expenses of professionals retained by order of the Bankruptcy Court in the Reorganization Cases, approximately $3.1 million is estimated to be owing under the Postpetition Financing Agreement, approximately $400,000 is estimated to be owing under postpetition insurance premium financing arrangements, approximately $423,000 is estimated as the cost of curing all defaults required to be cured to effect the assumption of executory contracts and unexpired leases proposed to be assumed under the Plan, approximately $23,000 is estimated as the cost of Allowed reclamation claims not otherwise paid pursuant to the procedures previously approved by the Bankruptcy Court, and approximately $15.1 million estimated to be owing for other administrative expenses.

           PRIORITY TAX CLAIMS

           Priority Tax Claims essentially consist of unsecured claims of federal and state governmental authorities for the kinds of taxes specified in section 507(a)(8) of the Bankruptcy Code, such as certain income taxes, property taxes, excise taxes, and employment and withholding taxes. These unsecured claims are given a statutory priority in right of payment. The Debtors estimate that on the Effective Date, the Allowed amounts of such claims will aggregate approximately $792,000.

           With respect to any Priority Tax Claims not paid pursuant to prior Bankruptcy Court order, except to the extent that a holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, each holder of an Allowed Priority Tax Claim will receive, at the sole option of the Debtors or the Reorganized Debtors, (i) on the Effective Date, cash in an amount equal to such Allowed Priority Tax Claim, or (ii) commencing on the Effective Date and continuing over a period not exceeding six (6) years after the date of assessment of such Allowed Priority Tax Claim, equal semi-annual cash payments in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest at a fixed annual rate equal to seven percent (7%) or such other amount as determined by the Bankruptcy Court in the Confirmation Order, subject to the sole option of the Debtors or Reorganized Debtors to prepay the entire amount of the Allowed Priority Tax Claim. All Allowed Priority Tax Claims which are not due and payable on or before the Effective Date will be paid in the ordinary course of business as such obligations become due.

           II. CLASSIFIED

           The Plan provides for (i) $2.75 million in cash to be contributed on behalf of the Atkins Parties by the Marital Trust, which is to be included in the distribution to holders of Allowed Class 5 General Unsecured Claims, (ii) the waivers, effective as of the Effective Date, of "Contributed Claims," and
(iii) releases of the holders of such Contributed Claims from liability for claims and causes of action that could be asserted by, or derivatively through, the Debtors and their Estates. The Contributed Claims to be waived include the unsecured deficiency claims of the Prepetition Lenders (approximately $65.8 million), the Claim of Parthenon Capital and PCAP, L.P. for management fees (approximately $1.16 million), the Claims of Scott W. Kabak, Paul D. Wolff, Michael Bernstein, Norman Stafford, Janette O. Payne, Joel Shiff, and Frederick
G. Duffner, current and former directors and officers of the Debtors (approximately $4.99 million) and any Claims that may be held by the Atkins Estate. Under the Plan, holders of Contributed Claims will not receive or retain any property or interest in property on account of such Claims.

           For a detailed description of the cash contributions under the plan, see section VI.C.2 below, entitled "THE PLAN OF REORGANIZATION -- Means of Implementing the Plan -- Contributions." For a detailed description of the releases under the Plan see section VI.I.7, below, entitled "THE PLAN OF REORGANIZATION -- Effect of Confirmation -- Releases." For a detailed description of the Recapitalization, see Section IV.A above, entitled "THE PLAN OF REORGANIZATION -- Key Events Leadings to the Commencement of the Reorganization Cases -- The 2003 Recapitalization" and section VI.I.8.b. below, entitled "THE PLAN OF REORGANIZATION -- Effect of Confirmation -- Waiver of Causes of Action -- The Recapitalization."

           CLASS 1 - PRIORITY NON-TAX CLAIMS
                     (Unimpaired. Conclusively presumed to accept the Plan. Not entitled to vote.)

           Priority Non-Tax Claims include certain claims that are granted priority in payment under section 507(a) of the Bankruptcy Code, including certain wage, salary and other compensation obligations to employees of the Debtors up to a statutory cap of $10,000 per employee. The Debtors estimate that on the Effective Date, the allowed amount of such claims will aggregate approximately $0.

           With respect to any Priority Non-Tax Claims not paid pursuant to prior Bankruptcy Court order, on the Effective Date, except to the extent that a holder of an Allowed Priority Non-Tax Claim agrees to less favorable treatment, each Allowed Priority Non-Tax Claim will be paid in full, in cash, together with postpetition interest, and thereby rendered unimpaired in accordance with section 1124 of the Bankruptcy Code. All Allowed Priority Non-Tax Claims which are not due and payable on or before the Effective Date will be paid in the ordinary course of business in accordance with the terms thereof.

           CLASS 2 - FIRST LIEN CLAIMS
                    (Impaired.  Entitled to vote.)

           Class 2 consists of the First Lien Claims arising under the Prepetition Credit Agreement. The Debtors estimate that on the Effective Date, the Allowed amount of such claims will aggregate approximately $216.4 million.

           On the Effective Date, (i) the First Lien Claims will be Allowed in full and (ii) except to the extent that a holder of an Allowed First Lien Claim agrees to a less favorable treatment, each holder of an Allowed First Lien Claim will receive its Ratable Proportion of (A) the New Tranche A Senior Notes, and
(B) 8,400,000 shares of New Common Stock, constituting 84% of the New Common Stock to be issued on the Effective Date.

           All distributions required under the Plan to holders of Allowed Claims in Class 2 will be made to the Prepetition Agent. Such distributions will be in complete satisfaction and discharge of the Debtors' obligations to the holders of First Lien Claims.

           For a description of the New Tranche A Senior Notes, see section VI.C.5, below, entitled "THE PLAN OF REORGANIZATION -- Means of Implementing the Plan -- New Tranche A Senior Notes." For a description of the New Common Stock, see section VI.C.6, below, entitled "THE PLAN OF REORGANIZATION -- Means of Implementing the Plan - New Common Stock."

           CLASS 3 - SECOND LIEN CLAIMS
                    (Impaired.  Entitled to vote.)

           Class 3 consists of Allowed Second Lien Claims arising under the Prepetition Credit Agreement. The Debtors estimate that on the Effective Date, the Allowed amount of such claims will aggregate approximately $18 million.

           On the Effective Date, (i) the Second Lien Claims will be Allowed in full and (ii) except to the extent that a holder of an Allowed Second Lien Claim agrees to a less favorable treatment, each holder of an Allowed Second Lien Claim will receive its Ratable Proportion of (A) 1,600,000 shares of New Common Stock, constituting 16% of the New Common Stock to be issued on the Effective Date and (B) the New CVR Interests pursuant to the New CVR Agreement.

           All distributions required under the Plan to holders of Allowed Claims in Class 3 will be made to the Prepetition Agent. Such distributions will be in complete satisfaction and discharge of the Debtors' obligations to the holders of Second Lien Claims.

           For a description of the New Common Stock, see section VI.C.6, below, entitled "THE PLAN OF REORGANIZATION -- Means of Implementing the Plan -- New Common Stock." For a description of the New CVR Interests, see section VI.C.7, below, entitled "THE PLAN OF REORGANIZATION -- Means of Implementing the Plan -- New CVR Interests."

           CLASS 4 - OTHER SECURED CLAIMS
                     (Unimpaired. Conclusively presumed to accept the Plan. Not entitled to vote.)

           Class 4 consists of Allowed Other Secured Claims, which are secured claims other than those classified in Class 3 and Class 4. Such Claims generally would include Claims arising under agreements relating to equipment financed by the Debtors, other obligations to the extent of the value of any security given by the Debtors therefor, and obligations secured by statutory liens. The Debtors estimate that on the Effective Date, the Allowed amount of Other Secured Claims will aggregate approximately $641,400.

           On the Effective Date, except to the extent that a holder of an Allowed Other Secured Claim agrees to less favorable treatment, each Allowed Other Secured Claim will be, at the sole option of the Debtors, after consultation with the Prepetition Agent, or the Reorganized Debtors, (a) reinstated, (b) paid in full in cash on the Effective Date (c) satisfied by the surrender of the collateral securing such Allowed Claim, (d) otherwise rendered unimpaired in accordance with section 1124 of the Bankruptcy Code, (e) accorded such treatment, including deferred cash payments, as consistent with ss. 1129(b) of the Bankruptcy Code or (f) paid upon such other terms as the Reorganized Debtors and the holder of such claim may agree. Consistent with the rule of "absolute priority" (described in section X.B.1(b) below) no holder of any claims in Class 4 that are junior to the claims in Class 3 will be paid any principal or interest, or given any collateral, unless the Consenting First Lien Secured Parties and the Consenting Second Lien Secured Parties consent in writing. The Debtors believe there are no such junior claims in Class 4.

           CLASS 5 - GENERAL UNSECURED CLAIMS
                     (Impaired.  Entitled  to vote.)

           Class 5 consists of Allowed General Unsecured non-priority Claims, which generally include the unsecured deficiency claims of the Prepetition Lenders under the Prepetition Credit Agreement, the claims of trade and other business creditors for goods and services provided to the Debtors prior to the Commencement Date, damage claims arising from the Debtors' rejection of executory contracts and unexpired leases, and claims asserted in litigation in respect of events arising prior to the Commencement Date.

           The Debtors estimate that on the Effective Date, after giving effect to the waivers of Contributed Claims, the amount of Class 5 claims (including accrued and other liabilities which for classification purposes in a chapter 11 proceeding could be classified as contingent and/or unliquidated) will aggregate approximately $23.6 million, as measured by generally accepted accounting principles.

           On the Effective Date, except to the extent that a holder of an Allowed General Unsecured Claim agrees to less favorable treatment, each holder of an Allowed General Unsecured Claim will receive Cash in an amount equal to fifteen (15%) percent of the Allowed amount of such holder's Class 5 General Unsecured Claim.

           CLASS 6 - OLD EQUITY INTERESTS
                 (Impaired.  Deemed to reject the Plan.  Not entitled to vote.)

           Class 6 consists of the Old Equity Interests, which include shares of Old Atkins Holdings Common Stock, Old Atkins Holdings Preferred Stock and all Equity Interests represented thereby or by another instrument evidencing a present ownership interest in Atkins Holdings, including (a) any option, warrant, call, subscription or other right, contractual or otherwise, to acquire any such interest and any redemption, conversion, exchange, voting participation, dividend rights, and liquidation preferences relating to any such equity security and (b) all rights, interests, and claims (including claims of fraud, misrepresentation, rescission, reimbursement, contribution or damages) arising under or in connection with (i) all agreements including stockholder agreements and management agreements, entered into by any of the Debtors in connection with the issuance of such security or (ii) the purchase or sale of such security. On the Effective Date, the Old Equity Interests will be cancelled and the holders of the Old Equity Interests will not be entitled to, and will not receive or retain, any property or interest in property on account of such Old Equity Interests.

C.   MEANS OF IMPLEMENTING THE PLAN

     1.   Substantive Consolidation
          -------------------------

           Substantive consolidation is an equitable remedy that a bankruptcy court may be asked to apply in chapter 11 cases involving affiliated debtors. Substantive consolidation involves the pooling and merging of the assets and liabilities of the affected debtors. All of the debtors in the substantively consolidated group are treated as if they were a single corporate and economic entity. Consequently, a creditor of one of the substantively consolidated debtors is treated as a creditor of the substantively consolidated group of debtors, and issues of individual corporate ownership of property and individual corporate liability on obligations are ignored.

           Substantive consolidation of two or more debtors' estates generally results in (i) the deemed consolidation of the assets and liabilities of the debtors; (ii) the deemed elimination of intercompany claims, subsidiary equity or ownership interests, multiple and duplicative creditor claims, joint and several liability claims and guarantees; and (iii) the payment of allowed claims from a common fund.

           The Debtors' Plan is premised upon the substantive consolidation of the Debtors for Plan purposes only. Accordingly, for Plan purposes, (a) the assets and liabilities of the Debtors are deemed to be the assets and liabilities of a single, consolidated entity, (b) all guarantees of any Debtor of the payment, performance, or collection of obligations of any other Debtor are eliminated and cancelled, (c) all joint obligations of two or more Debtors, and all multiple Claims against such entities on account of such joint obligations, are considered a single Claim against the Debtors, and (d) any Claim filed in the Reorganization Case of any Debtor is deemed filed against the consolidated Debtors and a single obligation of the consolidated Debtors on and after the Effective Date. Such substantive consolidation shall not (other than for Plan voting, treatment, and distribution purposes) affect (a) the legal and corporate structures of the Debtors, (b) any Intercompany Claims, or (c) the Equity Interests in the direct and indirect subsidiaries of Atkins Holdings.

           Section 105(a) of the Bankruptcy Code empowers a bankruptcy court to authorize substantive consolidation. See, e.g., Fed. Deposit Ins. Corp. v. Colonial Realty Co., 966 F.2d 57, 59 (2d Cir. 1992). The United States Court of Appeals for the Second Circuit, the circuit in which the Reorganization Cases are pending, has articulated a test for evaluating a request for substantive consolidation. See United Sav. Bank v. Augie/Restivo Baking Co. (In re Augie/Restivo Baking Co.), 860 F.2d 515 (2d Cir. 1988). The test, as formulated by the Second Circuit, considers "(i) whether creditors dealt with the entities as a single economic unit and did not rely on their separate identity in extending credit ... or (ii) whether the affairs of the debtor are so entangled that consolidation will benefit all creditors." Id. at 518. If either factor is satisfied, substantive consolidation is appropriate. In respect of the second factor, entanglement of debtors "can justify substantive consolidation only where `the time and expense necessary even to attempt to unscramble [the commingled affairs is] so substantial as to threaten the realization of any net assets for all the creditors,' . . . or where no accurate identification and allocation of assets is possible. In such circumstances, all creditors are better off with substantive consolidation." Id. at 519.

           The Debtors believe that each of these factors is satisfied in the Reorganization Cases: There is a substantial identity and an extensive and inseparable interrelationship and entanglement between and among the Debtors. For example: the Debtors prepare financial statements, reports and other financial documents on a consolidated basis and any financial information disseminated to customers, suppliers, landlords, and lenders, is prepared and presented on a consolidated basis.

           ANI is the sole employer of the employees of the Debtors, including without limitation the executive management, legal, financial and business planning, accounting, purchasing, marketing, operations, human resources, customer care, billing and collections and sales and account management for the benefit of the Debtors as a whole.

           The books and records of ANI, Atkins Holdings and Atkins Holdings II are intertwined and, indeed, Atkins Holdings and Atkins Holdings II have no operations that give rise to transactions of any nature. The Debtors' finance, accounting, operations, budgeting and purchasing operations have been effectively consolidated since the inception of the companies. Substantially all of the expenses of the Debtors are processed and captured on ANI's books and records and the Debtors share integrated systems and associated operational costs. Intercompany loans are recorded between ANI and Atkins Canada only. The vast majority of the Debtors' collective assets, including their executory contracts and their intellectual property, are owned by ANI for the benefit of the Debtors. Additionally, all decisions regarding accounting, financial and cash management systems are made by a single group of individuals on behalf of the Debtors.

           Each of the Debtors is a wholly-owned subsidiary of its immediate parent and all are direct or indirect subsidiaries of the Debtor, Atkins Holdings. Three of the Debtors, Atkins Holdings, Atkins Holdings II and ANI share the same group of directors and several overlapping officers. Atkins Canada has a sole shareholder who is a Canadian national in compliance with local requirements and shares several overlapping officers with the other three Debtors.

           The Debtors believe that no creditor will be harmed or prejudiced by virtue of the substantive consolidation of the Debtors and their estates for Plan purposes, and that no creditor relied upon the separate identity of any of the Debtors in extending credit to the Debtors inasmuch as all financial information disseminated by the Debtors to the creditors was and is prepared and presented on a consolidated basis and creditors conducted business with the Debtors without regard for the identity of any specific legal entity. Accordingly, the Debtors believe that the substantive consolidation of the Debtors and their estates, for Plan purposes, is warranted and appropriate under the circumstances.

     2.   Contributions
          -------------

           (a) Pursuant to the Plan, on the Effective Date, the Marital Trust will contribute, on behalf of the Atkins Parties, $2,750,000 in cash to the Debtors' Estates. Such cash contribution will be included in the distribution to the holders of Allowed Class 5 General Unsecured Claims. In consideration for the cash contribution and the waiver by the Atkins Estate of its Contributed Claims, effective as of the Effective Date, any claims and causes of action that the Debtors and their Estates may have against the Atkins Parties in connection with the Recapitalization will be released pursuant to section 10.7(b) of the Plan and the Confirmation Order will so provide.

           (b) On the Effective Date, each holder of a Contributed Claim will be deemed to have waived such Claim in its entirety, and the Confirmation Order will so provide. In consideration for such waiver, each holder of a Contributed Claim will be released as set forth in Section 10.7 of the Plan.

           For a detailed description of the releases under the Plan see section VI.I.7, below, entitled "THE PLAN OF REORGANIZATION -- Effect of Confirmation -- Releases." For a detailed description of the Recapitalization, see Section IV.A above, entitled "THE PLAN OF REORGANIZATION -- Key Events Leadings to the Commencement of the Reorganization Cases -- The 2003 Recapitalization" and
section VI.I.8.b. below, entitled "THE PLAN OF REORGANIZATION -- Effect of Confirmation -- Waiver of Causes of Action -- The Recapitalization."

     3.   Cancellation of Existing Securities and Agreements
          --------------------------------------------------

           On the Effective Date, the Postpetition Financing Agreement (other than as provided in section 2.1(b) of the Plan), the Prepetition Credit Agreement, the Old Atkins Holding Common Stock, the Old Atkins Holdings Preferred Stock and all Old Equity Interests in Atkins Holdings will be cancelled. On the Effective Date, except to the extent the Plan provides otherwise for any Allowed Other Secured Claim, all liens, security interests, and pledges securing (a) Allowed Other Secured Claims, (b) the obligations incurred pursuant to and in connection with the Prepetition Credit Agreement, the Postpetition Financing Agreement, the Postpetition Financing Order, any orders entered in the Canadian Proceedings and (c) any other secured obligations of any of the Debtors will be released. The filing of the Confirmation Order with any federal, state, or local agency or department will constitute good and sufficient evidence of, but will not be required to effect, the termination of such liens, security interests, and pledges.

     4.   New Working Capital Facility
          ----------------------------

           On the Effective Date, without the need for any further corporate action or action by the holders of Claims or Equity Interests in the Debtors, Reorganized ANI will enter into the New Working Capital Facility in substantially the form set forth in the Plan Supplement. The satisfaction or waiver of the conditions precedent to the effectiveness of the New Working Capital Facility and access by the Reorganized Debtors to funding thereunder is a condition precedent to the Effective Date of the Plan. The principal terms of the New Working Capital Facility will be no less favorable to the Reorganized Debtors than the following:



Borrower                                   Reorganized ANI


Lenders                                    An agent and a syndicate of lenders
                                           to be determined.

Facility Type                              Asset based facility with revolving
                                           line of credit

Amount                                     $20 million, including a $2 million
                                           sublimit for letters of credit

Maturity Date                              3rd anniversary of the Effective Date

Interest Rate                              Market rate

Collateral                                 First priority lien on substantially
                                           all assets

Commitment Fee                             Market Fee

Letter of Credit Fees                      Market Fees

Representations, Warranties, Covenants,    Customary for facilities of this type
and Events of Default

Ranking                                    Contractually senior to New Tranche A
                                           Senior Notes


           5. New Tranche A Senior Notes
              --------------------------

           On the Effective Date, without the need for any further corporate action or action by the holders of Claims and Equity Interests, Reorganized ANI will enter into the New Senior Note Agreement in substantially the form set forth in the Plan Supplement and will issue the New Tranche A Senior Notes. The satisfaction or waiver of the conditions precedent of the effectiveness of the New Senior Note Agreement is a condition precedent to the effectiveness of the Plan. The principal terms of the New Tranche A Senior Notes will be as follows:


Issuer                 Reorganized ANI


Face Amount            $110 million

Maturity Date          5th anniversary of the Effective Date

Interest Rate          Interest will accrue at LIBOR plus 12.0% per annum.
                       Accrued interest at the annual rate of LIBOR plus 5.0%
                       (the "Base Rate") shall be payable quarterly in arrears in cash, and the remaining 7.0% of accrued interest will be payable quarterly in arrears, at the election of the Reorganized Debtors, in cash or by issuance of New
                       Tranche A Notes ("PIK Tranche A Notes") in an aggregate principal amount equal to all accrued unpaid interest not paid in cash. PIK Tranche A Notes will accrue interest and be payable at the same rate and on the same terms as New Tranche A Notes. Notwithstanding the foregoing, during the first year after the Effective Date, for each quarterly period, the Reorganized Debtors will be permitted to pay, on an annual basis, LIBOR plus 2.5% in cash and issue PIK Tranche A Notes equal to an additional
                       10% in interest.

Collateral             First priority lien on substantially all assets, subject
                       only to liens granted in connection with the New Working
                       Capital Facility

Amortization           On terms acceptable to "Required Lenders" under the New
                       Senior Note Agreement.

Financial Covenants    Including maximum leverage ratio and minimum interest
                       coverage ratio

Ranking Contractually subordinated to obligations under the New Working Capital Facility


           6. New Common Stock
              ----------------

           Effective on the Effective Date, the issuance by Reorganized Atkins Holdings of the New Common Stock will be authorized by the Plan without the need for any further corporate action and without any further action by holders of Claims or Equity Interests. The New Common Stock, which shall be subject to dilution by the New Management Interests, will consist of 15,000,000 authorized shares of capital stock of Reorganized Atkins Holdings, 10,000,000 of which will be issued and distributed to the holders of Allowed First Lien Claims and Allowed Second Lien Claims pursuant to Article IV of the Plan. The remainder of the authorized New Common Stock will be reserved for future purposes, as determined by the Board of Reorganized Atkins Holdings, consistent with its New Organizational Documents.

           7. New CVR Interests
              -----------------

           The New CVR Interests will be tradeable contingent value right interests distributed to holders of Allowed Class 3 Claims pursuant to the New CVR Agreement to be executed on the Effective Date by Reorganized Atkins Holdings and the New CVR Agent to be selected by Reorganized Atkins Holdings. The New CVR Interests will effectively increase the distribution that will be received by the holders of the New CVR Interests beyond that which they would receive on account of the pro rata share of New Common Stock to provide fuller participation if certain values are realized in the event of a change of control transaction after the Effective Date.

           The New CVR Agreement will provide that the New CVR Interests will be payable by Reorganized Atkins Holdings upon any of the following change of control transactions: (a) a merger or consolidation in which Reorganized Atkins Holdings or Reorganized ANI is a constituent corporation (except for a merger or consolidation with or into an affiliate of Reorganized Atkins Holdings or a merger or consolidation qualifying as a reorganization under IRC ss. 368(a)(1)(F)), (b) a sale of all or substantially all of the assets of Reorganized Atkins Holdings or Reorganized ANI, (c) the acquisition by a person or persons acting in concert of more than 80% of the then outstanding voting equity securities of Reorganized Atkins Holdings other than certain significant holders as of the Effective Date, or (d) a firm commitment underwritten public offering by Reorganized Atkins Holdings representing more than 25% of Reorganized Atkins Holdings then outstanding voting equity securities (giving effect to such public offering). In the case of a public offering that constitutes a change of control, payments, if any, to the holders of the New CVR Interests would be made in the form of Reorganized Atkins Holdings Common Stock, based upon the equity value of Reorganized Atkins Holdings implied by the initial public offering price.

           The total amount that will be distributed to the holders of the New CVR Interests will be zero in the event of a change of control transaction pursuant to which the implied value of the equity of the Reorganized Debtors is less than or equal to $115 million. Upon a change of control transaction pursuant to which the implied equity value of the Reorganized Debtors exceeds $115 million, the holders of the New CVR Interests will receive increasing levels of distributions of the proceeds of such transaction, up to a maximum percentage of the proceeds of such transactions, not to exceed 27.07% of the proceeds available to equity as a result of the transaction, in the aggregate, effectively resulting in increasing levels of dilution to the holders of the New Common Stock.

           Effective on the Effective Date, the entering into and effectuation by Reorganized Atkins Holdings of the New CVR Agreement and the issuance by Reorganized Atkins Holdings of the New CVR Interests thereunder will be authorized by the Plan without the need for any further corporate action and without any further action by holders of Claims or Equity Interests. The New CVR Interests will be issued by Reorganized Atkins Holdings to the holders of Allowed Class 3 Claims in the form of contractual rights or as a separate security. The forms of the New CVR Interests and New CVR Agreement will be set forth in the Plan Supplement.

           8. Management Incentive Plan.
              -------------------------

           On the Effective Date, Reorganized Atkins Holdings will be deemed to have adopted the Management Incentive Plan on the terms set forth in the Plan Supplement. The solicitation of votes on the Plan will include, and be deemed to be, a solicitation for approval of the Management Incentive Plan. Entry of the Confirmation Order will constitute such approval.

           The Management Incentive Plan will provide for executive officers and other designated members of the Reorganized Debtors' management to participate in one or more of the following three programs to be established thereunder: (i) a bonus program providing for the payment of up to $1,575,000 in the aggregate either (a) on the Effective Date or (b) in the case of the chief executive officer, in two equal installments paid on the Effective Date and on March 31, 2006, (ii) an equity compensation program, providing for the distribution of Management Interests, as described in subsection 10 below, and (iii) a sale bonus program, providing for aggregate payments in the event of a sale of the Reorganized Debtors or substantially all of their assets prior to March 31, 2007 of $1 million if the sale proceeds are $125 million to $200 million, and $500,000 if the sale proceeds are $200 million to $225 million.

           9. New Management Agreements
              -------------------------

           On the Effective Date, Reorganized ANI will enter into the New Management Agreements in substantially the forms set forth in the Plan Supplement.

           The New Management Agreements will entitle the senior management employees party thereto to specified salaries, severance, and other benefits, including bonus arrangements and participation in the Management Incentive Program.

           10. New Management Interests
               ------------------------

           The New Management Interests will be contractual, nontradeable contingent value right interests issued on the Effective Date by Reorganized Atkins Holdings to certain officers of the Reorganized Debtors pursuant to the terms of the Management Incentive Plan and New Management Agreements and will provide for distributions to the holders of the New Management Interests in the event of a change of control transaction at certain specified levels of implied equity value.

           The Management Incentive Plan and New Management Interests will entitle the holders to realize certain value based upon value realized by the Reorganized Debtors from any of the following potential change of control transactions (each, a "Change of Control"): (a) a merger or consolidation in which Reorganized Atkins Holdings or Reorganized ANI is a constituent corporation (except for a merger or consolidation with or into an affiliate of Reorganized Atkins Holdings or a merger or consolidation qualifying as a reorganization under IRC ss. 368(a)(1)(F)); (b) a sale of all or substantially all the assets of Reorganized Atkins Holdings or Reorganized ANI; (c) the acquisition of more than 50% of the voting equity securities of Reorganized Atkins Holdings by any person or persons acting in concert (including any syndicate or group considered a "person" for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934) other then certain significant holders as of the Effective Date; and (d) a firm commitment underwritten public offering by Reorganized Atkins Holdings representing more than 25% of Reorganized Atkins Holdings then outstanding voting equity securities (giving effect to such public offering).

           The value to be realized by the holders of the New Management Interests will increase as the implied equity value of the Reorganized Debtors resulting from a change of control transaction increases, and will range from $0 to $22.5 million in the aggregate that would be realized in the event of an implied equity value of $340 million. In the event the implied equity value from a Change of Control exceeds $340 million, the value to be realized by holders of the New Management Interests will be 6.619% of such implied equity value. Solely for purposes of determining potential distributions to the holders of the New Management Interests upon the occurrence of a Change of Control, the implied equity value of the Reorganized Debtors as a result of the Change of Control transaction will be calculated before consideration of any outstanding PIK Tranche A Notes (such exclusion to be referred to as the "Management PIK Adjustment"). To the extent, however, that there are any PIK Tranche A Notes outstanding at the time of a Change of Control, the PIK Tranche A Notes will be taken into account in computing the implied equity value of the Reorganized Debtors for purposes of determining the amounts distributable to the holders of the New Common Stock and the New CVR Interests on a pro rata basis, taking into account the relative percentage of New Common Stock outstanding and the sharing of proceeds to which the holders of the New CVR Interests would be entitled.

           Upon a Change of Control described in clause (a) or (b) of this subsection 10, or a Change of Control of 80% or more described in clause (c) of this subsection 10, the value to the holders of New Management Interests would be distributed in cash. Upon a Change of Control described in clause (d), the holders of New Management Interests would receive a number of shares of equity securities based upon the equity value of Reorganized Atkins Holdings implied by the initial public offering price. Upon a Change of Control described in clause
(c) of less than 80% of the voting equity securities of Reorganized Atkins Holdings (an "Initial Change of Control"), the holders of New Management Interests would receive an irrevocable vested right to receive a number of shares of equity securities in the event of a subsequent, future Change of Control (a "Subsequent Change of Control"); provided that a Subsequent Change of Control under clause (c) occurs only upon the acquisition of more than 80% of the voting equity securities of Reorganized Atkins Holdings.

           The New Management Interests will not be diluted by the New CVR Interests. The New Management Interest will be issued by Reorganized Atkins Holdings in the form of contractual rights. The form of the New Management Interests will be set forth in the Plan Supplement.

           On the Effective Date, the issuance by Reorganized Atkins Holdings of the New Management Interests will be authorized by the Plan without the need of any further corporate action and without any action by holders of Claims or Equity Interests. On the Effective Date, Reorganized Atkins Holdings will fully reserve the New Management Interests for issuance in accordance with the Management Incentive Plan and the New Management Agreements.

D.   SECURITIES LAW MATTERS

     1.   Exemptions from Registration
          ----------------------------

           In reliance upon section 1145 of the Bankruptcy Code, the offer and issuance of New Common Stock and the New CVR Interests (to the extent they constitute "securities" and collectively, with the New Common Stock, the "1145 Securities") will be exempt from the registration requirements of the Securities Act of 1933 (the "Securities Act") and equivalent provisions in state securities laws. Section 1145(a) of the Bankruptcy Code generally exempts from such registration requirements the issuance of securities if the following conditions are satisfied: (i) the securities are issued or sold under a chapter 11 plan by
(A) a debtor, (B) one of its affiliates participating in a joint plan with the debtor, or (C) a successor to a debtor under the plan; and (ii) the securities are issued entirely in exchange for a claim against or interest in the debtor or such affiliate, or are issued principally in such exchange and partly for cash or property. The Debtors believe that the exchange of 1145 Securities for Claims against the Debtors under the circumstances provided in the Plan will satisfy the requirements of section 1145(a) of the Bankruptcy Code.

           The 1145 Securities to be issued pursuant to the Plan will be deemed to have been issued in a public offering under the Securities Act and, therefore, may be resold by any holder thereof without registration under the Securities Act pursuant to the exemption provided by section 4(1) thereof, unless the holder is an "underwriter" with respect to such securities, as that term is defined in section 1145(b)(1) of the Bankruptcy Code (a "statutory underwriter"). In addition, such securities generally may be resold by the holders thereof without registration under state securities or "blue sky" laws pursuant to various exemptions provided by the respective laws of the individual states. However, holders of securities issued under the Plan are advised to consult with their own counsel as to the availability of any such exemption from registration under federal securities laws and any relevant state securities laws in any given instance and as to any applicable requirements or conditions to the availability thereof.

           Section 1145(b)(i) of the Bankruptcy Code defines "underwriter" for purposes of the Securities Act as one who (a) purchases a claim or interest with a view to distribution of any security to be received in exchange for the claim or interest, or (b) offers to sell securities issued under a plan for the holders of such securities, or (c) offers to buy securities issued under a plan from persons receiving such securities, if the offer to buy is made with a view to distribution of such securities and under an agreement made in connection with the plan, with the consummation of the plan, or with the offer or sale of securities under the plan, or (d) is an issuer of the securities within the meaning of section 2(a)(11) of the Securities Act.

           An entity is not deemed to be an "underwriter" under section 2(a)(11) of the Securities Act with respect to securities received under section 1145(a)(1) which are transferred in "ordinary trading transactions" made on a national securities exchange or a NASDAQ market. However, there can be no assurances, and it is not currently anticipated, that such securities will be listed on an exchange or NASDAQ market. What constitutes "ordinary trading transactions" within the meaning of section 1145 of the Bankruptcy Code is the subject of interpretive letters by the staff of the Securities and Exchange Commission (the "SEC"). Generally, ordinary trading transactions are those that do not involve (i) concerted activity by recipients of securities under a plan of reorganization, or by distributors acting on their behalf, in connection with the sale of such securities, (ii) use of informational documents in connection with the sale other than the disclosure statement relating to the plan, any amendments thereto, and reports filed by the issuer with the SEC under the Securities Exchange Act of 1934, or (iii) payment of special compensation to brokers or dealers in connection with the sale.

           The term "issuer" is defined in section 2(4) of the Securities Act; however, the reference contained in section 1145(b)(1)(D) of the Bankruptcy Code to section 2(11) of the Securities Act purports to include as statutory underwriters all persons who, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with, an issuer of securities. "Control" (as defined in Rule 405 under the Securities
Act) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise. Accordingly, an officer or director of a reorganized debtor or its successor under a plan of reorganization may be deemed to be a "control person" of such debtor or successor, particularly if the management position or directorship is coupled with ownership of a significant percentage of the voting securities of such issuer. Additionally, the legislative history of section 1145 of the Bankruptcy Code provides that a creditor who receives at least ten percent (10%) of the voting securities of an issuer under a plan of reorganization will be presumed to be a statutory underwriter within the meaning of section 1145(b)(i) of the Bankruptcy Code.

           The Debtors believe that the New Management Interests (to the extent they constitute "securities," the "Management Securities") to be issued under the Management Incentive Plan and New Management Agreements as provided under the Plan and the New Tranche A Notes to be issued to holders of Allowed First Lien Claims which are "accredited investors" (as defined in Rule 501(a) of Regulation D promulgated under the Securities Act) or otherwise comply with section 4(2) of the Securities Act will be exempt from the registration requirements of the Securities Act, pursuant to section 4(2) of the Securities Act, as transactions by an issuer not involving any public offering, and equivalent exemptions in state securities laws.

           To the extent that persons receive Management Securities or New Tranche A Notes or persons deemed to be "underwriters" receive 1145 Securities pursuant to the Plan (collectively, "Restricted Holders"), resales by Restricted Holders would not be exempted by section 1145 of the Bankruptcy Code from registration under the Securities Act or other applicable law. Restricted Holders may, however, be able, at a future time and under certain conditions described below, to sell securities without registration pursuant to the resale provisions of Rule 144 under the Securities Act.

           Under certain circumstances, holders of 1145 Securities deemed to be "underwriters" or holders of Management Securities or the New Tranche A Notes may be entitled to resell their securities pursuant to the limited safe harbor resale provisions of Rule 144 of the Securities Act, to the extent available, and in compliance with applicable state and foreign securities laws. Generally, Rule 144 of the Securities Act provides that persons who are affiliates of an issuer who resell securities will not be deemed to be underwriters if certain conditions are met. These conditions include the requirement that current public information with respect to the issuer be available, a limitation as to the amount of securities that may be sold in any three-month period, the requirement that the securities be sold in a "brokers transaction" or in a transaction directly with a "market maker" and that notice of the resale be filed with the Securities and Exchange Commission. The Debtors cannot assure, however, that adequate current public information will exist with respect to any issuer of 1145 Securities or Management Securities and therefore, that the safe harbor provisions of Rule 144 of the Securities Act will be available.

           Holders of New Tranche A Notes may be able to sell the New Tranche A Notes without registration pursuant to the resale provisions of Rule 144A under the Securities Act. Rule 144A provides a non-exclusive safe harbor exemption from the registration requirements of the Securities Act for resales to certain "qualified institutional buyers" of securities which are "restricted securities" within the meaning of the Securities Act, irrespective of whether the seller of such securities purchased its securities with a view towards reselling such securities, if certain other conditions are met (e.g., the availability of information required by paragraph (d)(4) of Rule 144A and certain notice provisions). Under Rule 144A, a "qualified institutional buyer" is defined to include, among other persons, "dealers" registered as such pursuant to section 15 of the Securities Exchange Act of 1934, and entities which purchase securities for their own account or for the account of another qualified institutional buyer and which (in the aggregate) own and invest on a discretionary basis at least $100 million in the securities of unaffiliated issuers. Subject to certain qualifications, Rule 144A does not exempt the offer or sale of securities which, at the time of their issuance, were securities of the same class of securities then listed on a national securities exchange (registered as such pursuant to section 6 of the Securities Exchange Act of 1934) or quoted in a U.S. automated inter-dealer quotation system.

           Pursuant to the Plan, certificates evidencing 1145 Securities or Management Securities or the New Tranche A Notes received by Restricted Holders or by a holder that the Debtors determine is an underwriter within the meaning of section 1145 of the Bankruptcy Code will bear a legend substantially in the form below:

          THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED UNLESS REGISTERED OR QUALIFIED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

           Any person or entity entitled to receive 1145 Securities who the issuer of such securities determines to be a statutory underwriter that would otherwise receive legended securities as provided above, may instead receive certificates evidencing 1145 Securities without such legend if, prior to the distribution of such securities, such person or entity delivers to such issuer,
(i) an opinion of counsel reasonably satisfactory to such issuer to the effect that the 1145 Securities to be received by such person or entity are not subject to the restrictions applicable to "underwriters" under section 1145 of the Bankruptcy Code and may be sold without registration under the Securities Act and (ii) a certification that such person or entity is not an "underwriter" within the meaning of section 1145 of the Bankruptcy Code.

           Any holder of a certificate evidencing 1145 Securities bearing such legend may present such certificate to the transfer agent for 1145 Securities for exchange for one or more new certificates not bearing such legend or for transfer to a new holder without such legend at such time as (i) such securities are sold pursuant to an effective registration statement under the Securities Act or (ii) such holder delivers to the issuer of such securities an opinion of counsel reasonably satisfactory to such issuer to the effect that such securities are no longer subject to the restrictions applicable to "underwriters" under section 1145 of the Bankruptcy Code or (iii) such holder delivers to such issuer an opinion of counsel reasonably satisfactory to such issuer to the effect that (x) such securities are no longer subject to the restrictions pursuant to an exemption under the Securities Act and such securities may be sold without registration under the Securities Act or (y) such transfer is exempt from registration under the Securities Act, in which event the certificate issued to the transferee shall not bear such legend.

           IN VIEW OF THE COMPLEX, SUBJECTIVE NATURE OF THE QUESTION OF WHETHER A RECIPIENT OF SECURITIES MAY BE AN UNDERWRITER OR AN AFFILIATE OF THE REORGANIZED DEBTORS, THE DEBTORS MAKE NO REPRESENTATIONS CONCERNING THE RIGHT OF ANY PERSON TO TRADE IN SECURITIES TO BE DISTRIBUTED PURSUANT TO THE PLAN. ACCORDINGLY, THE DEBTORS RECOMMEND THAT POTENTIAL RECIPIENTS OF SECURITIES CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY FREELY TRADE SUCH SECURITIES.

     2.   Registration Rights Agreement
          -----------------------------

           On the Effective Date, Reorganized Atkins Holdings will enter into the Registration Rights Agreement with each holder of at least 2% of the New Common Stock as of the Effective Date, subject to such terms and conditions as are customary under and appropriate in light of the circumstances.

           Under the Registration Rights Agreement, if (but without any obligation to do so) Reorganized Atkins Holdings proposes to register (including for this purpose a registration effected by Reorganized Atkins Holdings for shareholders other than the holders of the New Common Stock) any of its shares of New Common Stock or other equity securities under the Securities Act in connection with the public offering of such securities (including Reorganized Atkins Holdings' initial public offering of New Common Stock (the "IPO") but excluding a registration relating solely to the sale of securities to participants in the Reorganized Debtors' employee benefit plan, a registration relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act or a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of registrable securities), whether or not for its own account, Reorganized Atkins Holdings shall, at such time, promptly give each holder of the New Common Stock notice of such registration. Following the written request of each holder given in writing to Reorganized Atkins Holdings, Reorganized Atkins Holdings shall use commercially reasonable efforts to prepare, file, and cause to become effective a registration statement which includes all of the registrable securities, subject to customary cutback arrangements, that each such holder has requested be registered.

           After the occurrence of an IPO, the holders of at least 10% of the New Common Stock on the Effective Date holding, in the aggregate, at least 15% of the New Common Stock outstanding as of the Effective Date shall have certain rights to demand that Reorganized Atkins Holdings, using commercially reasonable efforts, file, prepare and cause to become effective an aggregate of two (2) registration statements, which includes all of the registrable securities that each such holder has requested be registered.

           The form of the Registration Rights Agreement will be set forth in the Plan Supplement.

           Effective on the Effective Date, the entering into and effectuation by Reorganized Atkins Holdings of the Registration Rights Agreement will be authorized by the Plan without the need for any further corporate action and without any further action by holders of Claims or Equity Interests.

     3.   Legal Form and Governance
          -------------------------

           (a) Merger/Dissolution/Reestablishment of Legal Entities

           As of the Effective Date, or as soon as practicable thereafter, and without the need for any further action by the stockholders or directors of any of the Debtors or the Boards or equity security holders of any of the Reorganized Debtors, any Affiliate of Reorganized Atkins Holdings may be (a) dissolved or (b) merged into or with Atkins Holdings, Reorganized Atkins Holdings, or any of their respective Affiliates.

           (b) New Organizational Documents. Each of the Reorganized Debtors will be deemed to have adopted its respective New Organizational Documents effective as of the Effective Date. On the Effective Date, or as soon thereafter as practicable, the Reorganized Debtors will file their New Organizational

Documents, as required or deemed appropriate, with the appropriate Persons in their respective jurisdictions of incorporation or establishment. The New Organizational Documents, to the extent applicable, will prohibit the issuance of nonvoting equity securities to the extent required by section 1123(a)(6) of the Bankruptcy Code. The appropriate New Organizational Documents of Reorganized Atkins Holdings will provide for, among other things, that Reorganized Atkins Holdings will, prior to issuing any equity security, offer the right to subscribe to purchase such security or right on a pro rata basis to persons then holding the New Common Stock, and that this preemptive right may be waived with respect to the issuance of any security or right by the affirmative vote of the holders of a majority of the then outstanding New Common Stock.

           (c) Boards of the Reorganized Debtors. On the Effective Date, the operation of Reorganized Atkins Holdings will become the general responsibility of its Board, subject to, and in accordance with, its New Organizational Documents. The initial Board of Reorganized Atkins Holdings will consist of five members, including the chief executive officer of Reorganized Atkins Holdings. The holders of First Lien Claims will select three members of the Board and the holders of Second Lien Claims will select one member of the Board. The holders of First and Second Lien Claims will work with the chief executive officer to select an appropriate Board and the chief executive officer will be entitled to propose candidates to such holders, who will consult with the chief executive officer prior to selecting the members of the Board they are entitled to elect. The initial members of the Boards of the Reorganized Debtors, together with biographical information, will be set forth in the Plan Supplement.

           (d) Officers of the Reorganized Debtors. The initial officers of the Reorganized Debtors, together with biographical information, will be set forth in the Plan Supplement.

           (e) Due Authorization. On the Effective Date, the adoption of the New Organizational Documents, the New Management Agreements, and the Management Incentive Plan will be authorized and approved in all respects, to be effective as of the Effective Date, in each case without further action under applicable law, regulation, order, or rule, including without limitation, any action by the directors or stockholders of the Debtors or the Boards or equity security holders of the Reorganized Debtors. On the Effective Date, the cancellation and termination of all Equity Interests in Atkins Holdings, the authorization and issuance of the New Common Stock, the New CVR Interests, the New Management Interests, and the New Tranche A Senior Notes, the entering into and effectuation of the New Working Capital Facility, the New Senior Note Agreement, the New CVR Agreement, the Registration Rights Agreement, and all other matters provided in the Plan involving the legal structure or governance of the Reorganized Debtors will be deemed to have occurred, been authorized, and be in effect from and after the Effective Date, in each case without further action under applicable law, regulation, order, or rule, including without limitation, any action by the stockholders or directors of the Debtors or the Boards or equity security holders of the Reorganized Debtors.

E.   PLAN PROVISIONS GOVERNING DISTRIBUTION

     1.   Date of Distributions
          ---------------------

           Any distributions and deliveries to be made under the Plan shall be made on the Effective Date or as soon thereafter as practicable and deemed made on the Effective Date. In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

     2.   Disbursing Agent
          ----------------

           In general, a disbursing agent is an entity designated to administratively effect the distributions to be provided under a plan of reorganization. All distributions under the Plan shall be made by Reorganized ANI as Disbursing Agent or such other entity designated by Reorganized ANI as a Disbursing Agent on the Effective Date. The Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court; and, in the event that a Disbursing Agent is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by Reorganized ANI.

     3.   Rights and Powers of Disbursing Agent
          -------------------------------------

           (a) Powers of the Disbursing Agent. The Disbursing Agent will be empowered to (i) effect all actions and execute all agreements, instruments and other documents necessary to perform its duties under the Plan, (ii) make all distributions contemplated by the Plan, (iii) employ professionals to represent it with respect to its responsibilities, and (iv) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

           (b) Expenses Incurred on or After the Effective Date. Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Disbursing Agent on or after the Effective Date (including, without limitation, taxes) and any reasonable compensation and expense reimbursement claims (including, without limitation, reasonable attorney fees and expenses) made by the Disbursing Agent will be paid in cash by the Reorganized Debtors.

     4.   Delivery of Distributions
          -------------------------

           (a) Last Known Address. Subject to Bankruptcy Rule 9010, all distributions to any holder of an Allowed Claim or Allowed Administrative Expense will be made at the address of such holder as set forth on the Schedules filed with the Bankruptcy Court or on the books and records of the Debtors or its agents, as applicable, unless the Debtors or Reorganized Debtors have been notified in writing of a change of address, including, without limitation, by the filing of a proof of Claim or interest by such holder that contains an address for such holder different from the address reflected for such holder on the Schedules. In the event that any distribution to any holder is returned as undeliverable, the Disbursing Agent will use reasonable efforts to determine the current address of such holder, but no distribution to such holder will be made unless and until the Disbursing Agent has determined the then current address of such holder, at which time such distribution will be made to such holder without interest; provided that such distributions will be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of one year from the Effective Date. After such date, all unclaimed property or interest in property will revert to Reorganized ANI, and the claim of any other holder to such property or interest in property will be discharged and forever barred.

           (b) Distributions by Agent. Distributions under the Plan to holders of Allowed Claims in class 2 and class 3 will be made by the Reorganized Debtors to the Prepetition Agent, which, in turn, will make the distributions to the holders of such Allowed Claims.

     5.   Manner of Payment
          -----------------

           At the option of the Disbursing Agent, any cash payment to be made under the Plan may be made by a check or wire transfer or as otherwise required or provided in applicable agreements.

           All distributions of Cash, New Common Stock, New CVR Interests, and New Tranche A Senior Notes to the creditors of the each of the Debtors under the Plan shall be made by, or on behalf of, the applicable Debtor. Where a Reorganized Debtor is a subsidiary of Reorganized Atkins Holdings, Reorganized Atkins Holdings shall make a capital contribution, either directly or indirectly, to the applicable Reorganized Debtor of an amount of New Common Stock and New CVR Interests to be distributed to the creditors of such Debtor, but only at such time as, and to the extent, the New Common Stock and New CVR Interests are actually distributed to holders of Allowed Claims.

     6.   No Fractional Distributions
          ---------------------------

           No fractions of New Tranche A Senior Notes shall be distributed under the Plan. When any distribution pursuant to the Plan would result in the issuance of any New Tranche A Senior Note in an incremental principal amount of less than $1000 to a holder of an Allowed Claim, the holder of such Allowed Claim shall receive Cash in lieu of such fractional New Tranche A Senior Note. All Claims of a holder shall be aggregated in making such determination. No fractions of New Common Stock, New CVR Interests, or Cash in lieu thereof shall be distributed. For purposes of distribution, fractions of New Common Stock and New CVR Interests shall be rounded up or down to the nearest whole number.

     7.   Setoffs and Recoupment
          ----------------------

           The Debtors may, but will not be required to, set off against, or recoup from, any claim and the payments to be made pursuant to the Plan in respect of such claim, any claims of any nature whatsoever that the Debtors may have against the claimant, but neither the failure to do so nor the allowance of any claim under the Plan will constitute a waiver or release by the Debtors or Reorganized Debtors of any such claim it may have against such claimant.

     8.   Allocation of Plan Distributions Between Principal and Interest
          ---------------------------------------------------------------

           To the extent that any Allowed Claim entitled to a distribution under the Plan consists of indebtedness and accrued but unpaid interest thereon, such distribution will be allocated first to the principal amount of the Claim (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claim, to accrued but unpaid interest.

     9.   Enforcement of Distributions
          ----------------------------

           The distribution to the holders of Class 3 Claims will not be subject to further levy, garnishment, attachment, or other legal process by reason of claimed contractual or lien subordination rights and the confirmation of the Plan will permanently enjoin, effective as of the Effective Date, all enforcement or attempts to enforce any further rights with respect to the distributions under the Plan to the holders of Claims in Class 3 (other than enforcement by the holders of Allowed Claims in Class 3 to receive such distribution in accordance with the Plan).

F.   PROCEDURES FOR TREATING DISPUTED CLAIMS

     1.   Objections.
          ----------

           As of the Effective Date, objections to, and requests for estimation of, Administrative Expenses and Claims may be interposed and prosecuted only by the Reorganized Debtors. Such objections and requests for estimation are to be served on the respective claimant and filed with the Bankruptcy Court on or before the latest of (a) forty-five (45) days after the Effective Date, (b) forty-five (45) days after a proof of Claim has been filed with the claims agent appointed in the Reorganization Cases, or (c) with respect to certain Claims identified by the Debtors to Committee counsel and counsel to the Prepetition Agent prior to the Confirmation Date, such other date as may be fixed by the Bankruptcy Court. Any dispute by the Committee as to the reasonableness of the number of Claims identified by the Debtors pursuant to clause (c), will be resolved by the Debtors and the Committee, or if such parties are unable to resolve such dispute, by the Bankruptcy Court. As the bar date for governmental units may be subsequent to the Effective Date, those Claims will likely be subject to post Effective Date reconciliation and objection, and to the extent Allowed, will receive the treatment specified in section VI.B above entitled "PLAN OF REORGANIZATION --- Classification and Treatment of Claims and Equity Interests Under the Plan of Reorganization."

     2.   No Distributions Pending Allowance
          ----------------------------------

           Notwithstanding any other provision of the Plan, if any portion of a Claim or Administrative Expense is Disputed, no payment or distribution provided under the Plan will be made on account of such Claim or Administrative Expense unless and until such Disputed Claim or Administrative Expense becomes Allowed.

     3.   Distributions After Allowance
          -----------------------------

           To the extent that a Disputed Claim or Disputed Administrative Expense ultimately becomes an Allowed Claim or Allowed Administrative Expense, distributions (if any) will be made to the holder of such Allowed Claim or Allowed Administrative Expense in accordance with the provisions of the Plan. As soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim or Disputed Administrative Expense becomes a Final Order, the Disbursing Agent will provide to the holder of such Claim or Administrative Expense the distribution (if any) to which such holder is entitled under the Plan, plus interest on the amount to be distributed on account thereof, calculated from the date on which the distribution would have been made if such Claim or Administrative Expense had been Allowed on the Effective Date, to the actual date of distribution, calculated at the applicable contract rate, or if none, at the Federal Judgment Rate.

G.   PROVISIONS GOVERNING EXECUTORY CONTRACTS AND UNEXPIRED LEASES

     1.   Treatment
          ---------

           Subject to the approval of the Court, the Bankruptcy Code empowers the Debtors to assume or reject their executory contracts and unexpired leases. Except as otherwise provided in the Plan, the Confirmation Order, or in any contract, instrument, release, indenture, or other agreement or document entered into in connection with the Plan, as of the Effective Date, the Debtors will be deemed to have rejected each executory contract and unexpired lease to which they are a party, unless such contract or lease (a) was previously assumed or rejected by the Debtors, (b) previously expired or terminated pursuant to its own terms, (c) is the subject of a motion to assume filed on or before the Confirmation Date or (d) is set forth in the Plan Supplement, as an executory contract or unexpired lease to be assumed. The Confirmation Order will constitute an order of the Bankruptcy Court under sections 365 and 1123(b) of the Bankruptcy Code approving the contract and lease assumptions or rejections described above, as of the Effective Date.

           Each executory contract and unexpired lease that is assumed and relates to the use, ability to acquire, or occupancy of real property includes
(a) all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affect such executory contract or unexpired lease and (b) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vaults, tunnel or bridge agreements or franchises, and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to an order of the Bankruptcy Court.

     2.   Cure Payments
          -------------

           The Bankruptcy Code authorizes a debtor to make any payments necessary to cure outstanding defaults under such executory contracts or unexpired leases in connection with their assumption. With respect to any executory contract or unexpired leases assumed as of the Effective Date, the Debtors will make such necessary cure payments. Any monetary amounts by which any executory contract and unexpired lease to be assumed hereunder is in default shall be satisfied, under section 365(b)(1) of the Bankruptcy Code, by the Debtors. If there is a dispute regarding (i) the nature or amount of any cure,
(ii) the ability of the Debtors or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy
Code) under the contract or lease to be assumed or (iii) any other matter pertaining to assumption, cure will occur following the entry of a Final Order resolving the dispute and approving the assumption or assumption and assignment, as the case may be.

     3.   Rejection Damage Claims
          -----------------------

           Subject to the approval of the Court, the Bankruptcy Code authorizes a debtor to reject any of its executory contracts or unexpired leases. Proofs of all Claims arising out of the rejection of executory contracts and unexpired leases pursuant to the Plan must be filed with the claims agent appointed in the Reorganization Cases, with proper supporting documentation detailing the calculation of such claim, and served upon the Debtors and their counsel not later than 30 days after the earlier of (a) the Effective Date and (b) the date of entry of an order of the Bankruptcy Court approving such rejection. Any Claims not filed within such time shall be forever barred from assertion against the Debtors, their Estates, the Reorganized Debtors, and their respective properties and interests.

     4.   Compensation and Benefit Plans
          ------------------------------

           Except and to the extent previously assumed pursuant to an order of the Bankruptcy Court entered on or before the Confirmation Date, and subject to the following sentence, all employee compensation and Benefit Plans of the Debtors, including incentive and bonus arrangements, medical and health insurance, life insurance, disability benefits and coverage, leave of absence, savings plans, retirement pension plans, retiree benefits, and Benefit Plans and programs subject to sections 1114 and 1129(a)(13) of the Bankruptcy Code, entered into before or after the Commencement Date and not since terminated, will be deemed to be, and will be treated as executory contracts that are assumed under the Plan. The Debtors' obligations under such plans and programs will survive confirmation of the Plan, except for (a) executory contracts or Benefit Plans rejected pursuant to the Plan (to the extent such rejection does not violate sections 1114 and 1129(a)(13) of the Bankruptcy Code), (b) such executory contracts or employee Benefit Plans as have previously been rejected, are the subject of a motion to reject pending as of the Confirmation Date, or have been specifically waived by the beneficiaries of any employee Benefit Plan or contract, and (c) such executory contracts or employee Benefit Plans to the extent they relate to former employees whose employment by the Debtors terminated prior to the Commencement Date.

     5.   Programs and Policies
          ---------------------

           Except to the extent previously assumed pursuant to order of the Bankruptcy Court on or prior to the Confirmation Date, all customer programs and customer policies of the Debtors relating to the year 2005 and thereafter in effect as of the Commencement Date and not since terminated, will be deemed to be, and will be treated as, executory contracts assumed under the Plan. The Debtors' obligations under such programs and policies shall survive confirmation of the Plan except for (a) customer programs or customer policies rejected pursuant to the Plan and (b) such customer programs or customer policies as have previously been terminated or rejected or are the subject of a motion to reject pending as of the Confirmation Date.

H.   CONDITIONS PRECEDENT TO EFFECTIVE DATE

     1.   Conditions Precedent to Confirmation
          ------------------------------------

           The Plan will not be confirmed unless and until the following condition has been satisfied or waived in accordance with Article IX of the
Plan:

           (a) The Confirmation Order, in form and substance satisfactory to the Debtors and the Prepetition Agent, has been entered on the docket maintained by the Clerk of the Bankruptcy Court.

     2.   Conditions Precedent to Effectiveness
          -------------------------------------

           The Effective Date will not occur and the Plan will not become effective unless and until the following conditions are satisfied in full or waived in accordance with Article IX of the Plan:

           (a) The Confirmation Order is a Final Order;

           (b) The conditions precedent to the effectiveness of the New Working Capital Facility, the New Senior Note Agreement, and the New CVR Agreement are satisfied or waived by the parties thereto and the Reorganized Debtors have access to funding under the New Working Capital Facility;

           (c) All amounts owed under the Postpetition Financing Agreement and the Postpetition Financing Order are indefeasibly paid in full, in cash, other than letters of credit, which are to be satisfied in accordance with section 2.1(b) of the Plan.

           (d) All actions and all agreements, instruments, or other documents necessary to implement the terms and provisions of the Plan are effected or executed and delivered, as applicable, in form and substance satisfactory to the Debtors and the Prepetition Agent;

           (e) All authorizations, consents, and regulatory approvals, if any, required by the Debtors in connection with the consummation of the Plan are obtained and not revoked; and

           (f) the Debtors receive the cash contribution from the Marital Trust provided in section 5.2(a) of the Plan.

     3.   Waiver of Conditions
          --------------------

           Each of the conditions precedent in section 9.2 of the Plan, may be waived, in whole or in part, by the Debtors with the written consent of the Prepetition Agent. Any such waivers may be effected at any time, without notice, without leave or order of the Bankruptcy Court, and without any formal action.

     4.   Satisfaction of Conditions.
          --------------------------

           Any actions required to be taken on the Effective Date will take place and will be deemed to have occurred simultaneously, and no such action will be deemed to have occurred prior to the taking of any other such action. If the Debtors decide, after consultation with the Prepetition Agent, that one of the conditions precedent set forth in section 9.2 of the Plan cannot be satisfied and the occurrence of such condition is not waived or cannot be waived, then the Debtors will file a notice of the failure of the Effective Date with the Bankruptcy Court and the Confirmation Order may be vacated by the Bankruptcy Court. If the Confirmation Order is vacated pursuant to section 9.4 of the Plan, the Plan will be null and void in all respects, and nothing contained in the Plan will constitute a waiver or release of any Claims against any of the Debtors or the Allowance of any Administrative Expense or Claim.

     5.   Effect of Nonoccurrence of Conditions.
          -------------------------------------

           If each of the conditions to consummation and the occurrence of the Effective Date has not been satisfied or duly waived on or before March 9, 2006, or such later date as shall be consented to by the Prepetition Agent, in accordance with the Lock-Up Agreement, the Confirmation Order may be vacated by the Bankruptcy Court. If the Confirmation Order is so vacated, the Plan will be null and void in all respects, and nothing contained in the Plan will constitute a waiver or release of any Claims against any of the Debtors or the Allowance of any Administrative Expense or Claim.

I.   EFFECT OF CONFIRMATION

     1.   Revesting of Assets
          -------------------

           On the Effective Date, the Debtors, their properties and interests in property, and their operations will be released from the custody and jurisdiction of the Bankruptcy Court, and all property of the Estates of the Debtors will vest in the Reorganized Debtors. From and after the Effective Date, the Reorganized Debtors may operate their business and may use, acquire and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules, subject to the terms and conditions of the Plan.

     2.   Binding Effect
          --------------

           Subject to the occurrence of the Effective Date, on and after the Confirmation Date, the provisions of the Plan will bind any holder of a Claim against, or Equity Interest in, the Debtors and such holder's respective successors and assigns, whether or not the Claim or Equity Interest of such holder is impaired under the Plan and whether or not such holder is entitled to distribution under the Plan.

     3.   Discharge of the Debtors
          ------------------------

           Except to the extent otherwise provided in the Plan or in the Confirmation Order, the rights afforded in the Plan and the treatment of all Claims against or Equity Interests in the Debtors thereunder shall be in exchange for and in complete satisfaction, discharge, and release of all debts of, Claims against, and Equity Interests in, the Debtors of any nature whatsoever, known or unknown, including, without limitation, any interest accrued or expenses incurred thereon from and after the Commencement Date, or against their Estates, the Reorganized Debtors, or their properties or interests in property. Except as otherwise provided in the Plan or Confirmation Order, upon the Effective Date, all Claims against and Equity Interests in the Debtors will be satisfied, discharged and released in full. Except as otherwise provided in the Plan or Confirmation Order, all entities will be precluded from asserting against the Debtors or the Reorganized Debtors or their respective properties or interests in property, any other Claims based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date.

     4.   Term of Injunctions or Stays
          ----------------------------

           (a) Except as otherwise expressly provided in the Plan or the Confirmation Order, all Persons or entities who have held, hold or may hold Claims or Equity Interests will be permanently enjoined, from and after the Effective Date, from (i) commencing or continuing in any manner any action or other proceeding of any kind on any such Claim or Equity Interest against any of the Reorganized Debtors, (ii) the enforcement, attachment, collection, or recovery by any manner or means of any judgment, award, decree, or order against any Reorganized Debtor with respect to such Claim or Equity Interest, (iii) creating, perfecting, or enforcing any encumbrance of any kind against any Reorganized Debtor or against the property or interests in property of any Reorganized Debtor with respect to such Claim or Equity Interest, (iv) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due to any Reorganized Debtor or against the property or interests in property of any Reorganized Debtor, with respect to such Claim or Equity Interest, and (v) pursuing any claim released pursuant to section 10.7 of the Plan.

           (b) Unless otherwise provided, all injunctions or stays arising under or entered during the Reorganization Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, will remain in full force and effect until the Effective Date.

           (c) In furtherance of the foregoing, on and after the Commencement Date, any "fifty percent shareholder" within the meaning of section 382(g)(4)(D) of the Tax Code will be enjoined from claiming a worthless stock deduction with respect to any Equity Interests held by such entity for any taxable year of such shareholder ending prior to the Effective Date.

     5.   Indemnification Obligations
          ---------------------------

           Subject to the occurrence of the Effective Date, the obligations of the Debtors as of the Commencement Date to indemnify, defend, reimburse or limit the liability of directors or officers who were directors or officers of the Debtors, on or after the Commencement Date, respectively, against any claims or causes of action as provided in the Debtors' certificates of incorporation, bylaws, other organizational documents, or applicable law, will survive confirmation of the Plan, remain unaffected thereby and not be discharged, irrespective of whether such indemnification, defense, reimbursement, or limitation is owed in connection with an event occurring before or after the Commencement Date.

     6.   Exculpation
          -----------

           As of the Confirmation Date, the Debtors and their agents, directors, officers, employees, financial advisors, attorneys, and other professionals will be deemed to have solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code. The Debtors, the Reorganized Debtors, the Lenders, the DIP Lenders, the Consenting Equity Holders, the Committee, and the Disbursing Agent, and their respective principals, members, officers, directors, employees and agents (including any attorneys, financial advisors, and other professionals retained by such Persons) will have no liability to any holder of any Claim or Equity Interest or any other Person for any act or omission taken or not taken in good faith in connection with, or arising out of, the Reorganization Cases, the Disclosure Statement, the Plan, the Lock-Up Agreement, the Postpetition Financing Agreement, the solicitation of votes for and the pursuit of confirmation of the Plan, the offer and issuance of any securities under the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for willful misconduct or gross negligence as determined by a Final Order and, in all respects, will be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

           Notwithstanding the foregoing, nothing in the Plan or Disclosure Statement releases any non-Debtor from any liability to the United States or any of its agencies.

     7.   Releases
          --------

           (a) For good and valuable consideration, including, but not limited to, the waivers of the Contributed Claims by the holders thereof as provided in the Plan, the mutuality of obligations of the Consenting Equity Holders to provide the support necessary for consummation of the Plan, as set forth in the Lock-Up Agreement, and the services of the Prepetition Agent, as set forth in the Lock-Up Agreement, the holders of First Lien Claims that elected on their respective ballots to participate in the mutual release under the Plan, the holders of Second Lien Claims that elected on their respective ballots to participate in the mutual release under the Plan, and the Debtors' officers and directors, to facilitate the expeditious reorganization of the Debtors and the implementation of the restructuring contemplated by the Plan, effective as of the Effective Date, each Non-Debtor Party will be released by each other Non-Debtor Party and by the Debtors, the Estates, and the Reorganized Debtors from any and all claims, debts, obligations, rights, suits, damages, actions, causes of action, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, directly or indirectly related to the Debtors, existing as of the Effective Date or thereafter arising, in law, at equity, or otherwise, that any of the Non-Debtor Parties, Debtors, the Estates or Reorganized Debtors would have been legally entitled to assert in its own right (whether individually or collectively) or that any holder of a Claim or Equity Interest or other Person or entity would have been legally entitled to assert on behalf of any of the Debtors or any of their Estates, based in whole or in part upon any act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, including without limitation, claims, actions, and causes of action arising from actions taken or not taken in good faith in connection with the Plan, the Prepetition Credit Agreement, the Forbearance Agreement, the Lock-Up Agreement, the commencement of the Reorganization Cases, and the restructuring of the Debtors; provided, however, that nothing in section 10.7 of the Plan shall be deemed to release any rights, claims, or interests that any such party may be receiving or retaining pursuant to the Plan on or after the Effective Date; and further provided, however, that such releases shall not impact, modify, or limit the ability of any such party to take any defensive measure, including, without limitation, as to impleading any party into such matter, necessary to respond to any litigation, adversary proceeding or other proceeding that may be brought by any other party in interest in the Reorganization Cases or in relation thereto as necessary to fully and properly protect its interests; and further provided, however, that such releases are in addition to, and will not modify, the releases set forth in the Lock-Up Agreement.

           (b) For good and valuable consideration, including the contribution of funds to the Debtors' Estates by the Marital Trust, on behalf of the Atkins Parties, as provided in the Plan, the waivers of Contributed Claims by the holders thereof, as provided in the Plan, and the agreement by the holders of the First Lien Claims to forego payment in full, effective as of the Effective Date, each of the Atkins Parties, the Lenders, the holders of Contributed Claims, and each of their respective representatives will be released by the Debtors, the Estates, and the Reorganized Debtors from any and all claims, debts, obligations, rights, suits, damages, actions, causes of actions, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, directly or indirectly related to the Debtors, existing as of the Effective Date or thereafter arising, in law, at equity, or otherwise, that any of the Debtors, the Estates, or the Reorganized Debtors would have been legally entitled to assert in its own right (whether individually or collectively) or that any holder of a Claim or Equity Interest or other Person or entity would have been legally entitled to assert on behalf of any of the Debtors or their Estates based in whole or in part upon any act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, including without limitation, claims, actions, and causes of action arising from actions taken or not taken in good faith in connection with or arising out of or relating to the Recapitalization, the Plan, the commencement of the Reorganization Cases, and the restructuring of the Debtors.

     8.   Causes of Action
          ----------------

           (a) Release of Avoidance Actions.

           Effective as of the Effective Date, (i) all avoidance or recovery causes of action of the Debtors under sections 544, 545, 547, 548, 549, 550, and 551 of the Bankruptcy Code against the Atkins Parties or holders of Claims in Class 2, Class 3, and Class 5 will be released and extinguished pursuant to the Plan and (ii) all objections of the Debtors to Class 5 Claims pursuant to section 502(d) of the Bankruptcy Code based upon any cause of action released under clause (i) will be released and extinguished pursuant to the Plan.

           (b) Preference Actions.

           In the exercise of their fiduciary duties, the Debtors and their advisors undertook an analysis of all payments made by the Debtors within the 90 days prior to the Commencement Date (the "Preference Period Payments") to determine the extent to which any such payments may be recovered as preferential transfers pursuant to section 547 of the Bankruptcy Code. In that regard, the Debtors reviewed the payments made during the relevant period and the basis for such payments. After reducing the payments made during the preference period by
(i) the payments which were intended by the Debtors and the creditors to whom such transfers were made to be a contemporaneous exchange for new value given to the debtor, and (ii) payments of debts incurred by the Debtors in the ordinary course of business between the debtor and the transferee consistent with ordinary business terms, the Debtors determined that the amount of potentially recoverable Preference Period Payments is de minimis.

           Furthermore, the Debtors determined that the recovery of Preference Period Payments would require the Debtors to commence legal actions against current customers and suppliers of the company and therefore have a substantial negative impact on vendor and customer relations. In view of the potential for only minimal recovery and the Reorganized Debtors' need to preserve their valuable vendor and customer relationships, the Debtors determined not to pursue such potential causes of action and to release them under the Plan.

           (c) The Recapitalization.

           In the exercise of their fiduciary duties, the Debtors investigated potential causes of action against parties to the Recapitalization under theories of fraudulent transfer under section 544 of the Bankruptcy Code and section 270 of New York's Debtors and Creditor Law (the "NY UFCA"). In that regard, in addition to reviewing the documents assembled by the Prepetition

Agent, Parthenon, and GSCP at the time of the transaction, the Debtors reviewed, among other things, the merger documents, business records, marketplace analysis relied upon by the Debtors in 2003, the Prepetition Agent's 2003 informational memorandum, and outside valuations and made inquiries of senior management and board members at the time of the Recapitalization. Based upon a review of applicable documents and interviews with parties to the transaction, the Debtors do not believe there is a viable cause of action under section 544 of the Bankruptcy Code or section 270 of New York Debtor and Creditor Law.

           Based upon their review, the Debtors believe that the fair market value of ANI's assets following the Recapitalization exceeded ANI's liabilities by $151.2 million, that the company had sufficient capital, consistent with the representation of solvency made in the Recapitalization transaction documents; and that ANI received reasonably equivalent value for the equity securities of the Stockholders and Optionholders.

           Moreover, the Debtors believe that the projections prepared in connection with the Recapitalization were conservative, reasonable under the circumstances, and reflected assumptions such as increased market competition and increased costs associated with advertising in a competitive market, notwithstanding the increased growth in revenues and EBITDA from the previous year. Additionally, the market research relied upon by the company and other participants in the Recapitalization supported the projections and showed continued growth in the nutritional category for years to come. The company's sales continued to increase for several months following the Recapitalization and the company surpassed its projections for year-end 2003.

           The Debtors believe the time and costs associated with pursuing a cause of action under a theory of fraudulent transfer, together with the potential damage to the brand and the attendant distraction of management, far outweigh the likelihood of success (which the Debtors believe is remote). Accordingly, the Debtors determined not to pursue such an action. In view of the foregoing, the Debtors believe that the releases given to the parties to the Recapitalization transaction in exchange for the waivers of claims against the Debtors and the cash contribution for distributions to Class 5 to be made by the Marital Trust on behalf of the Atkins Parties is an exercise of sound business judgment and inures to the benefit of all parties in interest. While the Committee disagrees with the Debtors' assessment of the prepetition transactions, it believes that the settlement embodied in the Plan is fair and supports the Plan and urges the holders of General Unsecured Claims to vote to accept the Plan.

J.   RETENTION OF JURISDICTION

           The Bankruptcy Court will have exclusive jurisdiction of all matters arising out of, or related to, the Reorganization Cases and the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

           (a) To hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases and the allowance of Claims and Administrative Expenses resulting therefrom;

           (b) To determine any and all adversary proceedings, applications and contested matters that are pending on the Effective Date;

           (c) To ensure that distributions to holders of Allowed Administrative Expenses and Allowed Claims are accomplished as provided in the Plan;

           (d) To hear and determine any timely objections to, or requests for estimation of, Administrative Expenses or proofs of claims, including, without limitation, any objections to the classification of any Administrative Expense, Claim or Equity Interests, and to allow or disallow any Disputed Administrative Expense or Disputed Claim, in whole or in part;

           (e) To resolve disputes as to the ownership of any Administrative Expense, Claim, or Equity Interest;

           (f) To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated;

           (g) To issue such orders in aid of execution of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

           (h) To consider any amendments to or modifications of the Plan, or to cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

           (i) To hear and determine all applications of retained professionals under sections 330, 331, and 503(b) of the Bankruptcy Code for awards of compensation for services rendered and reimbursement of expenses incurred prior to the Effective Date;

           (j) To hear and determine disputes or issues arising in connection with the interpretation, implementation or enforcement of the Plan, the Confirmation Order, any transactions or payments contemplated by the Plan of Reorganization or any agreement, instrument, or other document governing or relating to any of the foregoing, or any settlement approved by the Bankruptcy Court;

           (k) To hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code (including, without limitation, any requested expedited determination of tax under section 505(b) of the Bankruptcy Code);

           (l) To hear any other matter not inconsistent with the Bankruptcy
Code;

           (m) To hear and determine all disputes involving the existence, scope and nature of the discharges granted under the Plan, the Confirmation Order, or the Bankruptcy Code;

           (n) To issue injunctions and effect any other actions that may be necessary or desirable to restrain interference by any entity with the consummation or implementation of the Plan; and

           (o) To enter a final decree closing the Reorganization Cases.

K.   MISCELLANEOUS PROVISIONS

     1.   Payment of Statutory Fees
          -------------------------

           All fees payable under section 1930, chapter 123, title 28, United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, will be paid on the Effective Date.

     2.   Modification of Plan
          --------------------

           The Plan may be modified by the Debtors, in accordance with section 1127 of the Bankruptcy Code consistent with the terms of the Lock-Up Agreement, in the event there is a bona fide offer for the purchase of the Debtors (or substantially all of the assets of the Debtors) prior to the Confirmation Hearing which the Debtors, the Prepetition Agent, and the Lenders, as specified therein, determine (a) is more desirable then the Plan and (b) can be consummated on or before March 9, 2006.

     3.   Revocation of Plan
          ------------------

           The Debtors reserve the right, at any time prior to the entry of the Confirmation Order, to revoke and withdraw the Plan.

     4.   Intercompany Claims.
          -------------------

           Notwithstanding anything to the contrary contained in the Plan of Reorganization, Intercompany Claims will be adjusted and discharged to the extent determined appropriate by the Debtors, after consultation with the Prepetition Agent, taking into account the economic condition of the applicable Reorganized Debtor.

     5.   Dissolution of Committee
          ------------------------

           On the Effective Date, the Committee will be dissolved and the members thereof will be released and discharged of and from all further authority, duties, responsibilities, and obligations related to and arising from and in connection with the Reorganization Cases, and the retention or employment of the Committee's attorneys, accountants, and other agents, if any, shall terminate other than for purposes of filing and prosecuting applications for final allowances of compensation for professional services rendered and reimbursement of expenses incurred in connection therewith.

     6.   Severability of Plan Provisions
          -------------------------------

           In the event that, prior to the Confirmation Date, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision will then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order will constitute a judicial determination and will provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable in accordance with its terms.

     7.   Governing Law
          -------------

           Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an Exhibit to the Plan or Plan Supplement provides otherwise (in which case the governing law specified therein will be applicable to such Exhibit), the rights, duties, and obligations arising under the Plan will be governed by, and construed and enforced in accordance with, the laws of the State of New York without giving effect to the principles of conflict of laws.

     8.   Compliance with Tax Requirements
          --------------------------------

           In connection with the consummation of the Plan, any party issuing any instrument or making any distribution under the Plan, including any party described in section 6.2 and 6.4(b) of the Plan, is to comply with all applicable withholding and reporting requirements imposed by any federal, state, or local taxing authority, and all distributions under the Plan will be subject to any such withholding or reporting requirements. Notwithstanding the above, each holder of an Allowed Claim that is to receive a distribution under the Plan will have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding, and other tax obligations, on account of such distribution. Any party issuing any instrument or making any distribution under the Plan has the right, but not the obligation, to not make a distribution until such holder has made arrangements satisfactory to such issuing or disbursing party for payment of any such tax obligations.

     9.   Expedited Tax Determination
          ---------------------------

           The Debtors and the Reorganized Debtors are authorized to request an expedited determination of taxes under section 505(b) of the Bankruptcy Code for any or all returns filed for, or on behalf of, the Debtors for any and all taxable periods (or portions thereof) ending after the Commencement Date through, and including, the Effective Date.

                                      VII.

                       PROJECTIONS AND VALUATION ANALYSIS

A.   CONSOLIDATED CONDENSED PROJECTED FINANCIAL STATEMENTS

     1.   Responsibility for and Purpose of the Projections
          -------------------------------------------------

           As a condition to confirmation of a plan, the Bankruptcy Code requires, among other things, that the Bankruptcy Court determine that confirmation is not likely to be followed by the liquidation or the need for further financial reorganization of the debtor. In connection with the development of the Plan, and for purposes of determining whether the Plan satisfies this feasibility standard, the Debtors' management has analyzed the ability of the Debtors to meet their obligations under the Plan and retain sufficient liquidity and capital resources to conduct its business.

           The Projections, which are set forth in Exhibit 3 to this Disclosure Statement, should be read in conjunction with section VIII below, entitled "CERTAIN FACTORS AFFECTING THE DEBTORS" and with the assumptions, qualifications and footnotes to tables containing the Projections (which include projected statements of operations, projected balance sheets, and projected statements of cash flows) set forth in Exhibit 3, and the historical consolidated financial information (including the notes and schedules thereto) set forth in Exhibit 4.

           THE PROJECTIONS WERE NOT PREPARED WITH A VIEW TOWARD COMPLIANCE WITH THE GUIDELINES ESTABLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS, THE PRACTICES RECOGNIZED TO BE IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, OR THE RULES AND REGULATIONS OF THE SEC REGARDING PROJECTIONS. FURTHERMORE, THE PROJECTIONS HAVE NOT BEEN AUDITED BY AN INDEPENDENT ACCOUNTANTS.

           THE DEBTORS DO NOT, AS A MATTER OF COURSE, PUBLISH PROJECTIONS OF THEIR ANTICIPATED FINANCIAL POSITION, RESULTS OF OPERATIONS OR CASH FLOWS. ACCORDINGLY, THE DEBTORS DO NOT INTEND, AND DISCLAIM ANY OBLIGATION TO, (A) FURNISH UPDATED PROJECTIONS TO HOLDERS OF CLAIMS OR EQUITY INTERESTS PRIOR TO THE CONSUMMATION DATE OR TO HOLDERS OF NEW SECURITIES OR ANY OTHER PARTY AFTER THE CONSUMMATION DATE, (B) INCLUDE SUCH UPDATED INFORMATION IN ANY DOCUMENTS THAT MAY BE REQUIRED TO BE FILED WITH THE SEC, OR (C) OTHERWISE MAKE SUCH UPDATED INFORMATION PUBLICLY AVAILABLE.

           THE PROJECTIONS PROVIDED IN THE DISCLOSURE STATEMENT HAVE BEEN PREPARED EXCLUSIVELY BY THE DEBTORS' MANAGEMENT. THESE PROJECTIONS, WHILE PRESENTED WITH NUMERICAL SPECIFICITY, ARE NECESSARILY BASED ON A VARIETY OF ESTIMATES AND ASSUMPTIONS WHICH, THOUGH CONSIDERED REASONABLE BY MANAGEMENT AT THE TIME AND TO THE BEST OF THEIR KNOWLEDGE, MAY NOT BE REALIZED, AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE DEBTORS' CONTROL. THE DEBTORS CAUTION THAT NO REPRESENTATIONS CAN BE MADE AS TO THE REORGANIZED DEBTORS' ABILITY TO ACHIEVE THE PROJECTED RESULTS. SOME ASSUMPTIONS INEVITABLY WILL NOT MATERIALIZE, AND EVENTS AND CIRCUMSTANCES OCCURRING SUBSEQUENT TO THE DATE ON WHICH THESE PROJECTIONS WERE PREPARED MAY BE DIFFERENT FROM THOSE ASSUMED OR MAY BE UNANTICIPATED, AND THUS MAY AFFECT FINANCIAL RESULTS IN A MATERIAL AND POSSIBLY ADVERSE MANNER. THE PROJECTIONS, THEREFORE, MAY NOT BE RELIED UPON AS A GUARANTY OR OTHER ASSURANCE OF THE ACTUAL RESULTS THAT WILL OCCUR.

B.   VALUATION

           In connection with certain matters relating to the Plan, the Debtors directed Jefferies & Company, Inc. ("Jefferies") to prepare a valuation analysis of the Debtors' businesses. The valuation analysis was prepared by Jefferies based on the Projections and financial and market conditions prevailing as of September 27, 2005.

           In preparing its analysis, Jefferies has, among other things: (i) reviewed certain internal financial and operating data of the Debtors; (ii) discussed with certain senior executives the current operations and prospects of the Debtors; (iii) reviewed certain operating and financial forecasts prepared by the Debtors, including the projections; (iv) discussed with certain senior executives of the Debtors key assumptions related to the projections; (v) prepared discounted cash flow analyses based on the projections, utilizing various discount rates and terminal value multiples; (vi) considered the market multiples of certain publicly-traded companies in businesses reasonably comparable to the operating businesses of the Debtors; (vii) considered the transaction multiples of acquisitions involving companies in businesses reasonably comparable to the operating businesses of the Debtors; and (viii) considered such other analyses as Jefferies deemed necessary under the circumstances.

           Jefferies assumed, without independent verification, the accuracy, completeness and fairness of all of the financial and other information available to it from public sources or as provided to Jefferies by the Debtors or their representatives. Jefferies has not audited, reviewed or compiled the accompanying information in accordance with Generally Accepted Accounting Auditing Standards, or otherwise. Jefferies also assumed that the projections have been reasonably prepared on a basis reflecting the Debtors' best estimates and judgment as to future operating and financial performance.

           As a result of such analyses, review, discussions, considerations and assumptions, Jefferies presented to the Debtors estimates that the total enterprise value ("TEV") of the Debtors is a range of approximately $210,000,000 to $235,000,000 with a mid-point value of $222,500,000 (the "TEV Range"). Jefferies reduced such mid-point TEV estimate by the estimated pro forma net debt levels of the Reorganized Debtors as of December 31, 2005 (approximately $110,000,000) to calculate the implied reorganized equity value of the Reorganized Debtors.

           Jefferies estimates that the Debtor's mid-point total reorganized equity value is $112,500,000 or $11.25 per share of New Common Stock, before the impact of the Management Incentive Plan.

           The estimated range of values represents a hypothetical value that reflects the estimated intrinsic value of the Debtors derived through the application of various valuation methodologies. The equity value ascribed in the analysis does not purport to be an estimate of a post-reorganization trading value. On the Effective Date, the Reorganized Debtors will be privately held and no public market will exist for their equity securities. To the extent a market can be found for the Reorganized Debtors' equity securities, trading values may be materially different from the implied equity value ranges associated with Jefferies' valuation analysis. Jefferies' estimate is based on economic, market, financial and other conditions as they exist on, and on the information made available as of September 27, 2005. It should be understood that, although subsequent developments may affect Jefferies' conclusions, Jefferies does not have any obligation to update, revise or reaffirm its estimate.

           The summary set forth above does not purport to be a complete description of the analyses performed by Jefferies. The preparation of an estimate involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods in the particular circumstances and, therefore, such an estimate is not readily susceptible to summary description. The value of an operating business is subject to uncertainties and contingencies that are difficult to predict and will fluctuate with changes in factors affecting the financial conditions and prospects of such a business. As a result, the estimate of implied equity value set forth herein is not necessarily indicative of actual outcomes, which may be significantly more or less favorable than those set forth herein. In addition, estimates of implied equity value do not purport to be appraisals, nor do they necessarily reflect the values that might be realized if assets were sold. The estimates prepared by Jefferies assume that the Reorganized Debtors will continue as the owners and operators of their businesses and assets. Depending on the results of the Debtors' operations or changes in the financial markets, actual total enterprise value may differ from Jefferies' valuation analysis disclosed herein.


                                                                   Midpoint
                                                                   --------

         Reorganization Value................................... $222.5 million
         Less Debt.............................................. $110.0 million
         New Equity Value....................................... $112.5 million

                                      VIII.

                      CERTAIN FACTORS AFFECTING THE DEBTORS

A.   CERTAIN BANKRUPTCY LAW CONSIDERATIONS

     1.   Risk of Non-Confirmation of the Plan of Reorganization
          ------------------------------------------------------

           Although the Debtors believe that the Plan will satisfy all requirements necessary for confirmation by the Bankruptcy Court, there can be no assurance that the Bankruptcy Court will reach the same conclusion or that modifications of the Plan will not be required for confirmation or that such modifications would not necessitate resolicitation of votes. Moreover, the failure of the Debtors to obtain a final and nonappealable Confirmation Order on or before February 7, 2006, or within sixty-nine days thereafter, as may be agreed to by the Prepetition Agent, would (unless duly waived) constitute a termination event under the Lock-Up Agreement that could allow parties to terminate their obligations to support the Plan. This, in turn, could cause an event of default under the Postpetition Financing Agreement and Postpetition Financing Order that could give rise to termination of the postpetition credit facility and the Debtors' ability to use cash collateral as well as the exercise of remedies by the DIP Agent with respect to some or all of the Debtors' assets.

     2.   Non-Consensual Confirmation
          ---------------------------

           In the event any impaired class of claims or equity interests does not accept a plan of reorganization, a bankruptcy court may nevertheless confirm such plan at the proponent's request if at least one impaired class has accepted the plan (with such acceptance being determined without including the vote of any "insider" in such class), and as to each impaired class that has not accepted the plan, the bankruptcy court determines that the plan "does not discriminate unfairly" and is "fair and equitable" with respect to the dissenting impaired classes. See section X.B.2 below, entitled "CONFIRMATION OF THE PLAN OF REORGANIZATION -- Requirements for Confirmation of the Plan of Reorganization - Requirements of Section 1129(b) of the Bankruptcy Code." Because Class 6 (Old Equity Interests) is deemed to reject the Plan, these requirements must be satisfied with respect to Class 6. The Debtors believe that the Plan satisfies these requirements.


     3.   Risk of Non-Occurrence of the Effective Date
          --------------------------------------------

           Although the Debtors believe that the Effective Date will occur soon after the Confirmation Date, there can be no assurance as to such timing. If each of the conditions to consummation and the occurrence of the Effective Date has not been satisfied or duly waived on or before March 9, 2006, or such later date as may be consented to by the Prepetition Agent, in accordance with the Lock-Up Agreement, the Bankruptcy Court may vacate the Confirmation Order, in which event the Plan would be deemed null and void. Moreover, the failure of the Effective Date to occur on or before March 9, 2006, or within seventy days thereafter, as may be agreed to by the Prepetition Agent, would (unless duly waived) constitute a termination event under the Lock-Up Agreement that could allow parties to terminate their obligations to support the Plan. This, in turn, could cause an event of default under the Postpetition Financing Agreement and the Postpetition Financing Order that could give rise to termination of the postpetition credit facility and the Debtors' ability to use cash collateral as well as the exercise of remedies by the DIP Agent with respect to some or all of the Debtors' assets.

B.   ADDITIONAL FACTORS TO BE CONSIDERED

     1.   The Debtors Have No Duty to Update
          ----------------------------------

           The statements contained in this Disclosure Statement are made by the Debtors as of the date hereof, unless otherwise specified herein, and the delivery of this Disclosure Statement after that date does not imply that there has been no change in the information set forth herein since that date. The Debtors have no duty to update this Disclosure Statement unless otherwise ordered to do so by the Bankruptcy Court.

     2.   No Representations Outside This Disclosure Statement Are Authorized
          -------------------------------------------------------------------

           No representations concerning or related to the Debtors, the Reorganization Cases, or the Plan are authorized by the Bankruptcy Court or the Bankruptcy Code, other than as set forth in this Disclosure Statement. Any representations or inducements made to secure your acceptance, or rejection, of the Plan that are other than as contained in, or included with, this Disclosure Statement should not be relied upon by you in arriving at your decision.

     3.   Projections and Other Forward Looking Statements Are Not Assured, and
          ---------------------------------------------------------------------
          Actual Results Will Vary
          ------------------------

           Certain of the information contained in this Disclosure Statement is, by nature, forward looking, and contains estimates and assumptions which might ultimately prove to be incorrect, and contains projections which may be materially different from actual future experiences. There are uncertainties associated with any projections and estimates, and they should not be considered assurances or guarantees of the amount of funds or the amount of Claims in the various classes that might be allowed.

     4.   Claims Could Be More Than Projected
          -----------------------------------

           The Allowed amount of Claims in each class could be significantly more than projected, which in turn, could cause the value of distributions to be reduced substantially. If Administrative Expenses, Priority Tax Claims, Priority Non-Tax Claims, and/or Other Secured Claims exceed projections, it may impair the value of the New Common Stock being distributed to the holders of Allowed Claims in Class 2 and Class 3.

     5.   No Legal or Tax Advice is Provided to You by this Disclosure Statement
          ----------------------------------------------------------------------

           The contents of this Disclosure Statement should not be construed as legal, business or tax advice. Each creditor or Equity Interest holder should consult his, her, or its own legal counsel and accountant as to legal, tax and other matters concerning his, her, or its Claim or Equity Interest.

           This Disclosure Statement is not legal advice to you. This Disclosure Statement may not be relied upon for any purpose other than to determine how to vote on the Plan or object to confirmation of the Plan.

     6.   No Admission Made
          -----------------

           Nothing contained herein shall constitute an admission of, or be deemed evidence of, the tax or other legal effects of the Plan on the Debtors or on holders of Claims or Equity Interests.

     7.   Business Factors and Competitive Conditions
          -------------------------------------------

           a. General Economic Conditions

           In their financial projections, the Debtors have assumed that the general economic conditions of the United States economy will be stable over the next several years. The stability of economic conditions is subject to many factors outside the Debtors' control, including interest rates, inflation, unemployment rates, consumer spending, war, terrorism and other such factors. Any one of these or other economic factors could have a significant impact on the operating performance of the Reorganized Debtors. There is no guarantee that economic conditions will improve in the near term.

           b. Business Factors

           The Debtors believe that they will succeed in implementing and executing their brand repositioning and operational restructuring for benefits of all constituencies. However, there are risks that the goals of the Debtors' going-forward business plan and operational restructuring strategy will not be achieved. In such event, the Debtors may be forced to sell all or parts of their business, develop and implement further restructuring plans not contemplated herein or become subject to further insolvency proceedings. Because significant portions of the First Lien Claims and Second Lien Claims will be converted to equity in Reorganized Atkins Holdings under the Plan, in the event of further restructurings or insolvency proceedings, the equity interests of such persons could be substantially diluted or even cancelled.

           c. Competitive Conditions

           In addition to uncertain economic and business conditions, the Reorganized Debtors will likely face competitive pressures and other third party actions, including pressures from pricing and other promotional activities of competitors as well as new competition. The Reorganized Debtors' anticipated operating performance will be impacted by these and other unpredictable activities by competitors.

           d. Customers

           The Debtors believe that the majority of their customer relationships are strong. However, if the Debtors' customers delay or stop paying the Debtors for goods purchased, assert unauthorized or inappropriate deductions for marketing and inventory programs against payments due to the Debtors, or refuse to continue to do business with the Debtors on customary, ordinary course, or continuing terms, the Debtors may be harmed. Additionally, the loss of a significant customer could have a material adverse impact on operating performance.

           e. Suppliers

           The Debtors have a limited number of options to appoint primary suppliers that can deliver on its quality and price expectation for ANI finished goods. In the event one or more of these suppliers suffers major damage to a facility or other event that results in a material disruption or cancellation in product supplies, the Debtors may be harmed.

           f. Consumers

           The Debtors are subject to evolving customer preferences. A shift in consumer demand, the unwillingness of consumers to continue to purchase premium branded food, or losses in market position could harm the Debtors' business.

           g. Products

           Like any other food company, the Debtors may experience product recalls, product tampering, or product liability claims in conducting their business.

           h. Other Factors

           Other factors that holders of Claims should consider are potential regulatory and legal developments that may impact the Reorganized Debtors. Although these and other such factors are beyond the Debtors' control and cannot be determined in advance, they could have a significant impact on the Reorganized Debtors' operating performance.

     8.   Access to Financing and Trade Terms
          -----------------------------------

           The Debtors' operations are dependent on the availability and cost of working capital financing and trade terms provided by vendors and may be adversely affected by any shortage or increased cost of such financing and trade vendor support. The Debtors' postpetition operations have been financed from operating cash flow and borrowings pursuant to the Postpetition Financing Agreement. The Debtors believe that substantially all of their needs for funds necessary to consummate the Plan and for post-Effective Date working capital financing will be met by projected operating cash flow, the New Working Capital Facility, and trade terms supplied by vendors. However, if the Reorganized Debtors require working capital and trade financing greater than that provided by such sources, they may be required either to (a) obtain other sources of financing or (b) curtail their operations.

           No assurance can be given, however, that any additional financing will be available, if at all, on terms that are favorable or acceptable to the Reorganized Debtors. The Debtors believe that it is important to their going-forward business plan that their performance meet projected results in order to ensure continued support from vendors. There are risks to the Reorganized Debtors in the event that such support erodes after emergence from chapter 11 that could be alleviated by remaining in chapter 11. Chapter 11 affords to debtors, such as these Debtors, the opportunity to close facilities and liquidate assets relatively expeditiously, tools that will not be available to the Reorganized Debtors upon emergence. However, the Debtors believe that the benefits of emergence from chapter 11 at this time outweigh the potential costs of remaining in chapter 11, and that emergence at this time is in the long-term operational best interests of the Debtors and their creditors.

     9.   Impact of Interest Rates
          ------------------------

           Changes in interest rates and foreign exchange rates may affect the fair market value of the Debtors' assets. Specifically, decreases in interest rates will positively impact the value of the Debtors' assets and the strengthening of the dollar will negatively impact the value of their net foreign assets, although the value of such foreign assets is very small in relation to the value of the Debtors' operations as a whole.


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
     10.  Variances from Projections
          --------------------------

           The fundamental premise of the Plan is the deleveraging of the Debtors and the implementation and realization of the Debtors' business plan, as reflected in the projections contained in this Disclosure Statement. The projections reflect numerous assumptions concerning the anticipated future performance of the Reorganized Debtors, some of which may not materialize. Such assumptions include, among other items, assumptions concerning the general economy, the ability to make necessary capital expenditures, the ability to establish market strength, consumer purchasing trends and preferences, and the ability to stabilize and grow the company's sales base and control future operating expenses. The Debtors believe that the assumptions underlying the projections are reasonable. However, unanticipated events and circumstances occurring subsequent to the preparation of the projections may affect the actual financial results of the Reorganized Debtors. Therefore, the actual results achieved throughout the periods covered by the projections necessarily will vary from the projected results, and such variations may be material and adverse.

           Moreover, because the market and economic conditions upon which the value of the 1145 Securities will be based are beyond the control of the Debtors, the actual results that will be achieved cannot be assured.

     11.  Lack of Trading Market
          ----------------------

           It is not contemplated that the 1145 Securities or the New Tranche A Notes will be registered under the Securities Act or the Securities Exchange Act of 1934 as of the Effective Date nor is it contemplated that the 1145 Securities or the New Tranche A Notes will be listed on a national securities exchange or the NASDAQ market system. Accordingly, there may not be an active trading market and there can be no assurance that a holder of any of the 1145 Securities or the New Tranche A Notes will be able to sell such interests in the future or as to the price at which any such sale may occur. If a trading market does exist, the 1145 Securities or the New Tranche A Notes could trade at prices higher or lower than the value ascribed to such securities herein depending upon many factors including, but not limited to, the prevailing interest rates, markets for similar securities, general economic and industry conditions and the performance of, and investor expectations for, the Reorganized Debtors.

     12.  Restrictions on Transfer
          ------------------------

           Holders of 1145 Securities issued under the Plan that are deemed to be "underwriters" as defined in section 1145(b) of the Bankruptcy Code, including holders who are deemed to be "affiliates" or "control persons" within the meaning of the Securities Act, will be unable freely to transfer or to sell their securities except pursuant to (i) "ordinary trading transactions" by a holder that is not an "issuer" within the meaning of section 1145(b), (ii) an effective registration of such securities under the Securities Act and under equivalent state securities or "blue sky" laws or (iii) pursuant to the provisions of Rule 144 under the Securities Act, if available, or another available exemption from registration requirements. Holders of New Tranche A Notes will be unable freely to transfer or to sell the New Tranche A Notes except pursuant to (i) an effective registration of such securities under the Securities Act and under equivalent state securities or "blue sky" laws or (ii) pursuant to the provisions of Rule 144 or Rule 144(a) under the Securities Act, if available, or another available exemption from registration requirements. For a more detailed description of these matters, see section VI.D.1, above, entitled "THE PLAN OF REORGANIZATION - Securities Law Matters - Exemptions from Registration." Additionally, it is contemplated that the certificate of incorporation of Reorganized Atkins Holdings will contain certain restrictions on the transfer of New Common Stock and New CVR Interests that are intended to minimize the possibility of Reorganized Atkins Holdings being required to be a reporting company under the Securities Exchange Act of 1934 prior to its IPO, if any.

     13.  Significant Holders
          -------------------

           Under the Plan, certain holders of Allowed claims may receive distributions of shares or units in Reorganized Atkins Holdings representing in excess of five percent of the outstanding New Common Stock. If holders of a significant number of shares or units of Reorganized Atkins Holdings were to act as a group, such holders may be in a position to control the outcome of actions requiring shareholder approval, including the election of directors.

           Further, the possibility that one or more of the holders of a number of shares or units of Reorganized Atkins Holdings may determine to sell all or a large portion of their shares or units in a short period of time may adversely affect the market price of the shares or units of Reorganized Atkins Holdings.

C.   CERTAIN TAX MATTERS

           For a summary of certain federal income tax consequences of the Plan to holders of claims and equity interests and to the Debtors, see section XIII below, entitled "CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN."

                                       IX.

                       VOTING PROCEDURES AND REQUIREMENTS

A.   VOTING DEADLINE

           IT IS IMPORTANT THAT THE HOLDERS OF CLAIMS IN CLASS 2 (FIRST LIEN CLAIMS), CLASS 3 (SECOND LIEN CLAIMS), AND CLASS 5 (GENERAL UNSECURED CLAIMS) TIMELY EXERCISE THEIR RIGHT TO VOTE TO ACCEPT OR REJECT THE PLAN OF REORGANIZATION. All known holders of First Lien Claims, Second Lien Claims, and General Unsecured Claims as of the [ ], 2005 Record Date entitled to vote on the Plan have been sent a ballot together with this Disclosure Statement. Such holders should read the ballot carefully and follow the instructions contained therein. Please use only the ballot that accompanies this Disclosure Statement.

           The Debtors have engaged Bankruptcy Services, LLC, as their Voting Agent to assist in the transmission of voting materials and in the tabulation of votes with respect to the Plan.

           IN ORDER FOR YOUR VOTE TO BE COUNTED, YOUR VOTE MUST BE RECEIVED BY THE VOTING AGENT AT THE ADDRESS SET FORTH BELOW BEFORE THE VOTING DEADLINE OF 4:00 P.M., EASTERN TIME, ON [ , 2005].

           IF A BALLOT IS DAMAGED OR LOST, YOU MAY CONTACT THE DEBTORS' VOTING AGENT AT THE NUMBER SET FORTH BELOW.

           ANY PROPERLY EXECUTED, TIMELY RECEIVED BALLOT THAT DOES NOT INDICATE EITHER AN ACCEPTANCE OR REJECTION OF THE PLAN WILL BE COUNTED AS A VOTE TO ACCEPT THE PLAN.

           ANY PROPERLY EXECUTED, TIMELY RECEIVED BALLOT THAT INDICATES BOTH AN ACCEPTANCE AND A REJECTION OF THE PLAN WILL BE COUNTED AS A VOTE TO ACCEPT THE PLAN.

           FAXED COPIES OF BALLOTS WILL NOT BE ACCEPTED.

           IF YOU HAVE ANY QUESTIONS CONCERNING VOTING PROCEDURES, YOU MAY CONTACT THE VOTING AGENT AT:

                         Bankruptcy Services LLC
                         757 Third Ave. 3rd Floor
                         New York, NY 10017
                         Tel. 1-888-498-7763

           Additional copies of this Disclosure Statement are available upon request made to the Voting Agent, at the address set forth immediately above.

B.   HOLDERS OF CLAIMS ENTITLED TO VOTE

           Class 2 (First Lien Claims), Class 3 (Second Lien Claims), and Class 5 (General Unsecured Claims) are the only classes of Claims under the Plan that are impaired and entitled to vote to accept or reject the Plan. Each holder of a Claim in Class 2 (First Lien Claims), Class 3 (Second Lien Claims), and Class 5 (General Unsecured Claims) as of [ ], 2005 (the Record Date established in the Disclosure Statement Order for purposes of this solicitation) may vote to accept or reject the Plan.

C.   VOTE REQUIRED FOR ACCEPTANCE BY A CLASS

           Under the Bankruptcy Code, acceptance of a plan of reorganization by a class of claims occurs when holders of at least two-thirds in dollar amount and more than one half in number of the allowed claims of that class that cast ballots for acceptance or rejection of the plan of reorganization vote to accept the plan. Thus, acceptance of the Plan by Class 2 (First Lien Claims) will occur only if at least two-thirds in dollar amount and a majority in number of the holders of First Lien Claims that cast their ballots vote in favor of acceptance. Acceptance of the Plan by Class 3 (Second Lien Claims) will occur only if at least two-thirds in dollar amount and a majority in number of the holders of Second Lien Claims that cast their ballots vote in favor of acceptance. Finally, acceptance of the Plan by Class 5 (General Unsecured Claims) will occur only if at least two-thirds in dollar amount and a majority in number of the holders of General Unsecured Claims that cast their ballots vote to accept the Plan. As noted in section I, above, entitled "INTRODUCTION," the Debtors have entered into the Lock-Up Agreement with the Consenting First Lien Secured Parties, the Consenting Second Lien Secured Parties, the Consenting Equity Holders, the Prepetition Agent, and the Consenting Equity Holders. Each of the Prepetition Agent and the Committee supports the Plan.

           A vote may be disregarded if the Bankruptcy Court determines, after notice and a hearing, that such acceptance or rejection was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.

D.   VOTING PROCEDURES

     1.   Holders of Class 2 Claims (First Lien Claims)
          ---------------------------------------------

           All holders of Allowed First Lien Claims as of the Record Date should complete the enclosed ballot, and if such holders wish to participate in the mutual releases under the Plan, described in section VI.I.7, above entitled "THE PLAN OF REORGANIZATION -- Effect of Confirmation -- Release," so indicate in the space provided in the ballot. To be counted, properly executed ballots must be returned to the Voting Agent so that they are received by the Voting Agent before the Voting Deadline.

     2.   Holders of Class 3 Claims (Second Lien Claims)
          ----------------------------------------------

           All holders of Allowed Second Lien Claims as of the Record Date should complete the enclosed ballot, and if such holders wish to participate in the mutual releases under the Plan, described in section VI.I.7, above entitled "THE PLAN OF REORGANIZATION -- Effect of Confirmation -- Release," so indicate in the space provided in the ballot. To be counted, properly executed ballots must be returned to the Voting Agent so that they are received by the Voting Agent before the Voting Deadline.

     3.   Holders of Class 5 (General Unsecured Claims)
          ---------------------------------------------

           All holders of General Unsecured Claims as of the Record Date should complete the enclosed ballot. To be counted, properly executed ballots must be returned to the Voting Agent so that they are received by the Voting Agent before the Voting Deadline.

     4.   Withdrawal of Ballot
          --------------------

           Any voter that has delivered a valid ballot may withdraw its vote by delivering a written notice of withdrawal to the Voting Agent before the Voting Deadline. To be valid, the notice of withdrawal must (a) be signed by the party that signed the Ballot to be revoked and (b) be received by the Voting Agent before the Voting Deadline. The Debtors may contest the validity of any withdrawals.

           Any holder that has delivered a valid ballot may change its vote by delivering to the Voting Agent a properly completed subsequent ballot so as to be received before the Voting Deadline. In the case where more than one timely, properly completed ballot is received, only the ballot that bears the latest date will be counted.

                                       X.

                   CONFIRMATION OF THE PLAN OF REORGANIZATION

A.   CONFIRMATION HEARING

           Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court, after appropriate notice, to hold a hearing on confirmation of a plan of reorganization. As set forth in the Disclosure Statement Order, the Bankruptcy Court has scheduled the confirmation hearing for [ ]. The confirmation hearing may be adjourned from time-to-time by the Bankruptcy Court without further notice except for an announcement of the adjourned date made at the confirmation hearing or any subsequent adjourned confirmation hearing.

           Any objection to confirmation of the Plan must be in writing, must conform to the Bankruptcy Rules, must set forth the name of the objector, the nature and amount of claims or interests held or asserted by the objector against the Debtors' estate or property, the basis for the objection and the specific grounds therefore, and must be filed with the Bankruptcy Court, with a copy to Chambers, together with proof of service thereof, and served upon (i) Weil, Gotshal & Manges LLP, Attorneys for the Debtors, 767 Fifth Avenue, New York, New York 10153, Attention: (Marcia L. Goldstein, Esq. and Shai Y. Waisman, Esq.), (ii) Bingham McCutchen LLP, 399 Park Avenue, New York, New York 10022 , Attorneys for the Lenders (Attention: Frederick F. Eisenbiegler, Esq. and Jeffrey T. Kirshner, Esq.), and (iii) Winston & Strawn LLP, Attorneys for the Committee, so as to be received no later than 4:00 p.m. (Eastern Time) on [ ].

           Objections to confirmation of the Plan of Reorganization are governed by Bankruptcy Rule 9014. UNLESS AN OBJECTION TO CONFIRMATION IS TIMELY SERVED AND FILED, IT MAY NOT BE CONSIDERED BY THE BANKRUPTCY COURT.

B.   REQUIREMENTS FOR CONFIRMATION OF THE PLAN OF REORGANIZATION

     1.   Requirements of Section 1129(a) of the Bankruptcy Code
          ------------------------------------------------------

           (a) General Requirements. At the confirmation hearing, the Bankruptcy Court will determine whether the following confirmation requirements specified in section 1129 of the Bankruptcy Code have been satisfied:

               (1) The Plan complies with the applicable provisions of the Bankruptcy Code.

               (2) The Debtors have complied with the applicable provisions of the Bankruptcy Code.

               (3) The Plan has been proposed in good faith and not by any means proscribed by law.

               (4) Any payment made or promised by the Debtors or by a Person issuing securities or acquiring property under the Plan for services or for costs and expenses in, or in connection with, the Reorganization Cases, or in connection with the Plan and incident to the Reorganization Cases, has been disclosed to the Bankruptcy Court, and any such payment made before confirmation of the Plan is reasonable, or if such payment is to be fixed after confirmation of the Plan, such payment is subject to the approval of the Bankruptcy Court as reasonable.

               (5) The Debtors have disclosed the identity and affiliations of any individual proposed to serve, after confirmation of the Plan, as a director or officer of the Debtors, an affiliate of the Debtors participating in a Plan with the Debtors, or a successor to the Debtors under the Plan of Reorganization, and the appointment to, or continuance in, such office of such individual is consistent with the interests of creditors and equity holders and with public policy, and the Debtors have disclosed the identity of any insider that will be employed or retained by the Debtors, and the nature of any compensation for such insider.

               (6) With respect to each class of claims or equity interests, each holder of an impaired claim or impaired equity interest either has accepted the Plan or will receive or retain under the Plan on account of such holder's claim or equity interest, property of a value, as of the Effective Date, that is not less than the amount such holder would receive or retain if the Debtors were liquidated on the Effective Date under chapter 7 of the Bankruptcy Code. See discussion of "Best Interests Test" below.

               (7) Except to the extent the Plan meets the requirements of section 1129(b) of the Bankruptcy Code (discussed below), each class of claims or equity interests has either accepted the Plan or is not impaired under the Plan.

               (8) Except to the extent that the holder of a particular claim has agreed to a different treatment of such claim, the Plan provides that administrative expenses and priority claims other than priority tax claims will be paid in full on the Effective Date and that priority tax claims will receive on account of such claims deferred cash payments, over a period not exceeding six years after the date of assessment of such claims, of a value, as of the Effective Date, equal to the allowed amount of such claims.

               (9) At least one class of impaired claims has accepted the Plan, determined without including any acceptance of the Plan by any insider holding a claim in such class.

               (10) Confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtors or any successor to the Debtors under the Plan, unless such liquidation or reorganization is proposed in the Plan. See discussion of "Feasibility" below.

               (11) The Plan provides for the continuation after the Effective Date of payment of all "retiree benefits" (as defined in section 1114 of the Bankruptcy Code), at the level established pursuant to subsection 1114(e)(1)(B) or 1114(g) of the Bankruptcy Code at any time prior to confirmation of the Plan, for the duration of the period the Debtors have obligated themselves to provide such benefits.

           (b) Best Interests Test. As described above, the Bankruptcy Code requires that each holder of an impaired claim or equity interest either (a) accepts the Plan or (b) receives or retains under the Plan property of a value, as of the Effective Date, that is not less than the value such holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on the Effective Date.

           The first step in meeting this test is to determine the dollar amount that would be generated from the liquidation of the Debtors' assets and properties in the context of a chapter 7 liquidation case. The gross amount of cash available would be the sum of the proceeds from the disposition of the Debtors' assets and the cash held by the Debtors at the time of the commencement of the chapter 7 case. The next step, is to reduce that total by the amount of any claims secured by such assets, the costs and expenses of the liquidation, and such additional administrative expenses and priority claims that may result from the termination of the Debtors' business and the use of chapter 7 for the purposes of liquidation. Any remaining net cash would be allocated to creditors and shareholders in strict priority in accordance with section 726 of the Bankruptcy Code (see discussion below). Finally, taking into account the time necessary to accomplish the liquidation, the present value of such allocations may be compared to the value of the property that is proposed to be distributed under the Plan on the Effective Date.

           The Debtors' costs of liquidation under chapter 7 would include the fees payable to a chapter 7 trustee in bankruptcy, as well as those that might be payable to attorneys and other professionals that such a trustee may engage, plus any unpaid expenses incurred by the Debtors during the chapter 11 case and allowed in the chapter 7 case, such as compensation for attorneys, financial advisors, appraisers, accountants and other professionals, and costs and expenses of members of any statutory committee of unsecured creditors appointed by the United States Trustee pursuant to section 1102 of the Bankruptcy Code and any other committee so appointed. Moreover, the Contributed Claims, which are waived under the Plan, would not be waived in a chapter 7 liquidation and additional claims would arise by reason of the breach or rejection of obligations incurred and executory contracts or leases entered into by the Debtors both prior to, and during the pendency of, the chapter 11 cases.

           The foregoing types of claims, costs, expenses, fees and such other claims that may arise in a liquidation case would be paid in full from the liquidation proceeds before the balance of those proceeds would be made available to pay pre-chapter 11 priority and unsecured claims. Under the absolute priority rule, no junior creditor would receive any distribution until all senior creditors are paid in full, with interest, and no equity holder receives any distribution until all creditors are paid in full, with interest. The Debtors believe that in a chapter 7 case, holders of Old Equity Interests would receive no distributions of property. Accordingly, the Plan satisfies the rule of absolute priority.

           After consideration of the effects that a chapter 7 liquidation would have on the ultimate proceeds available for distribution to creditors in a chapter 11 case, including (i) the increased costs and expenses of a liquidation under chapter 7 arising from fees payable to a trustee in bankruptcy and professional advisors to such trustee, (ii) the erosion in value of assets in a chapter 7 case in the context of the expeditious liquidation required under chapter 7 and the "forced sale" atmosphere that would prevail and (iii) substantial increases in claims which would be satisfied on a priority basis, the Debtors have determined that confirmation of the Plan will provide each creditor and equity holder with a recovery that is not less than it would receive pursuant to a liquidation of the Debtors under chapter 7 of the Bankruptcy Code.

           Moreover, the Debtors believe that the value of any distributions from the liquidation proceeds to each class of allowed claims in a chapter 7 case would be the same or less than the value of distributions under the Plan because such distributions in a chapter 7 case may not occur for a substantial period of time. In this regard, it is possible that distribution of the proceeds of the liquidation could be delayed for a year or more after the completion of such liquidation in order to resolve the claims and prepare for distributions. In the event litigation were necessary to resolve claims asserted in the chapter 7 case, the delay could be further prolonged and administrative expenses further increased.

           THE DEBTORS' LIQUIDATION ANALYSIS IS AN ESTIMATE OF THE PROCEEDS THAT MAY BE GENERATED AS A RESULT OF A HYPOTHETICAL CHAPTER 7 LIQUIDATION OF THE ASSETS OF THE DEBTORS. THE ANALYSIS IS BASED UPON A NUMBER OF SIGNIFICANT ASSUMPTIONS WHICH ARE DESCRIBED. THE LIQUIDATION ANALYSIS DOES NOT PURPORT TO BE A VALUATION OF THE DEBTORS' ASSETS AND IS NOT NECESSARILY INDICATIVE OF THE VALUES THAT MAY BE REALIZED IN AN ACTUAL LIQUIDATION.

           (c) Liquidation Analysis. The Debtors' chapter 7 liquidation analysis and assumptions are set forth in Exhibit 5 to this Disclosure Statement.

           (d) Feasibility. The Bankruptcy Code requires a debtor to demonstrate that confirmation of a plan of reorganization is not likely to be followed by the liquidation or the need for further financial reorganization of a debtor unless so provided by the plan of reorganization. For purposes of determining whether the Plan meets this requirement, the Debtors have analyzed their ability to meet their financial obligations as contemplated thereunder. As part of this analysis, the Debtors have prepared the projections contained in section VII above, entitled "PROJECTIONS AND VALUATION ANALYSIS," and in Exhibit 3 to this Disclosure Statement. These projections are based upon the assumption that the Plan will be confirmed by the Bankruptcy Court, and for projection purposes, that the Effective Date of the Plan and its substantial consummation will take place on or about December 31, 2005. The projections include balance sheets, statements of operations and statements of cash flows. Based upon the projections, the Debtors believe they will be able to make all payments required to be made pursuant to the Plan.

     2.   Requirements of Section 1129(b) of the Bankruptcy Code
          ------------------------------------------------------

           The Bankruptcy Court may confirm the Plan over the rejection or deemed rejection of the Plan by a class of claims or equity interests if the Plan "does not discriminate unfairly" and is "fair and equitable" with respect to such class.

           No Unfair Discrimination. This test applies to classes of claims or equity interests that are of equal priority and are receiving different treatment under a plan of reorganization. The test does not require that the treatment be the same or equivalent, but that such treatment be "fair."

           Fair and Equitable Test. This test applies to classes of different priority (e.g., unsecured versus secured) and includes the general requirement that no class of claims receive more than 100% of the allowed amount of the claims in such class. As to the dissenting class, the test sets different standards, depending on the type of claims or interests in such class:

          o    Secured Claims. Each holder of an impaired secured claim either
               (i) retains its liens on the property (or if sold, on the proceeds thereof) to the extent of the allowed amount of its secured claim and receives deferred cash payments having a value, as of the effective date of the plan, of at least the allowed amount of such claim or (ii) receives the "indubitable equivalent" of its allowed secured claim.

          o Unsecured Claims. Either (i) each holder of an impaired unsecured claim receives or retains under the plan property of a value equal to the amount of its allowed unsecured claim or (ii) the holders of claims and interests that are junior to the claims of the dissenting class will not receive or retain any property under the plan of reorganization.

          o Equity Interests. Either (i) each equity interest holder will receive or retain under the plan of reorganization property of a value equal to the greater of (a) the fixed liquidation preference or redemption price, if any, of such stock and (b) the value of the stock, or (ii) the holders of interests that are junior to the equity interests of the dissenting class will not receive or retain any property under the plan of reorganization.

           The Debtors believe the Plan will satisfy both the "no unfair discrimation" requirement and the "fair and equitable" requirement notwithstanding that Class 6 (Old Equity Interests) is deemed to reject the Plan, because as to Class 6, there is no class of equal priority receiving more favorable treatment and no class that is junior to such a dissenting class will receive or retain any property on account of the claims or equity interests in such class.

                                       XI.

                              FINANCIAL INFORMATION

A.   GENERAL

           The consolidated balance sheets for each of the two fiscal years ended December 31, 2003 and December 31, 2004 and the seven fiscal period ending July 31, 2005, and the related consolidated statements of operations and consolidated statements of cash flows of Atkins Holdings and its affiliates are contained in Exhibit 4 to this Disclosure Statement, and the full text of which is incorporated herein by reference. This financial information is provided to permit the holders of claims and equity interests to better understand the Debtors' historical business performance and the impact of the Reorganization Cases on the Debtors' business.

                                      XII.

              ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE
                             PLAN OF REORGANIZATION

           If the Plan is not confirmed and consummated, the alternatives to the Plan include (i) liquidation of the Debtors under chapter 7 of the Bankruptcy Code and (ii) an alternative chapter 11 plan of reorganization.

A.   LIQUIDATION UNDER CHAPTER 7

           If no plan can be confirmed, the Debtors' chapter 11 cases may be converted to cases under chapter 7 of the Bankruptcy Code, pursuant to which a trustee would be appointed to liquidate the assets of the Debtors for distribution in accordance with the priorities established by the Bankruptcy Code. A discussion of the effects that a chapter 7 liquidation would have on the recovery of holders of claims and equity interests and the Debtors' liquidation analysis are set forth in section X above, entitled "CONFIRMATION OF THE PLAN OF REORGANIZATION -- Requirements for Confirmation of the Plan of Reorganization -- Consensual Confirmation -- Best Interests Test." The Debtors believe that liquidation under chapter 7 would result in smaller distributions being made to creditors than those provided for in the Plan because of (a) the likelihood that the assets of the Debtors would have to be sold or otherwise disposed of in a less orderly fashion over a shorter period of time, (b) additional administrative expenses involved in the appointment of a trustee and (c) additional expenses and claims, some of which would be entitled to priority, which would be generated during the liquidation and from the rejection of leases and other executory contracts in connection with a cessation of the Debtors' operations. In a chapter 7 liquidation, the Debtors believes that there would be no distribution to the holders of General Unsecured Claims or the holders of Equity Interests.

B.   ALTERNATIVE PLAN OF REORGANIZATION

           If the Plan of Reorganization is not confirmed, the Debtors (or if the Debtors' exclusive period in which to file a plan of reorganization has expired, any other party in interest) could attempt to formulate a different chapter 11 plan of reorganization. Such a plan of reorganization might involve either a reorganization and continuation of the Debtors' business or an orderly liquidation of its assets under chapter 11. With respect to an alternative plan, the Debtors have explored various alternatives in connection with the formulation and development of the Plan. The Debtors believe that the Plan, as described herein, enables creditors and equity holders to realize the most value under the circumstances. In a liquidation under chapter 11, the Debtors' assets would be sold in an orderly fashion over a more extended period of time than in a liquidation under chapter 7, possibly resulting in somewhat greater (but indeterminate) recoveries than would be obtained in chapter 7. Further, if a trustee were not appointed, because such appointment is not required in a chapter 11 case, the expenses for professional fees would most likely be lower than those incurred in a chapter 7 case. Although preferable to a chapter 7 liquidation, the Debtors believe that any alternative liquidation under chapter 11 is a much less attractive alternative to creditors and equity holders than the Plan because of the greater return provided by the Plan.

                                     XIII.

               CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

           The following discussion summarizes certain U.S. federal income tax consequences of the implementation of the Plan to the Debtors and certain holders of Claims. The following summary does not address the U.S. federal income tax consequences to holders whose Claims are unimpaired or otherwise entitled to payment in full in Cash under the Plan (e.g., Administrative Expense Claims, Priority Non-Tax Claims, and Other Secured Claims), holders of Contributed Claims or holders whose equity interests are extinguished without a distribution in exchange therefor.

           The following summary is based on the Internal Revenue Code of 1986, as amended (the "Tax Code"), Treasury Regulations promulgated thereunder, judicial decisions, and published administrative rules and pronouncements of the Internal Revenue Service (the "IRS"), all as in effect on the date hereof. Changes in such rules or new interpretations thereof may have retroactive effect and could significantly affect the U.S. federal income tax consequences described below.

           The U.S. federal income tax consequences of the Plan are complex and are subject to significant uncertainties. The Debtors have not requested a ruling from the IRS or an opinion of counsel with respect to any of the tax aspects of the Plan. Thus, no assurance can be given as to the interpretation that the IRS will adopt. In addition, this summary generally does not address foreign, state or local tax consequences of the Plan, nor does it address the U.S. federal income tax consequences of the Plan to special classes of taxpayers (such as foreign taxpayers, broker-dealers, banks, mutual funds, insurance companies, other financial institutions, small business investment companies, regulated investment companies, tax-exempt organizations, persons holding an equity interest as part of an integrated constructive sale or straddle, and investors in pass-through entities). This summary also does not address any tax consequences to secondary purchasers of New Common Stock, New Tranche A Senior Notes, or New CVR Interests.

           Accordingly, the following summary of certain U.S. federal income tax consequences is for informational purposes only and is not a substitute for careful tax planning and advice based upon the individual circumstances pertaining to a holder of a Claim.

           IRS Circular 230 Notice: To ensure compliance with IRS Circular 230, holders of Claims and Equity Interests are hereby notified that: (A) any discussion of federal tax issues contained or referred to in this Disclosure Statement is not intended or written to be used, and cannot be used, by holders of Claims or Equity Interests for the purpose of avoiding penalties that may be imposed on them under the Internal Revenue Code; (b) such discussion is written in connection with the promotion or marketing by the Debtors of the transactions or matters addressed herein; and (c) holders of Claims and Equity Interests should seek advice based on their particular circumstances from an independent tax advisor.


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
A.   CONSEQUENCES TO THE DEBTORS

           Atkins Holdings, Atkins Holdings II and ANI (collectively, the "U.S. Debtors") are members of an affiliated group of corporations for U.S. federal income tax purposes (the "U.S. Group"), of which Atkins Holdings is the common parent, and file a single consolidated federal income tax return. Atkins Canada, a Canadian corporation, is not a member of the U.S. Group and does not file a U.S. federal income tax return. The U.S. Group expects to report consolidated net operating loss ("NOL") carryforwards as of December 31, 2004 for U.S. federal income tax purposes of approximately $21 million (substantially all of which is attributable to ANI). The Debtors expect to incur additional losses for the 2005 taxable year. In addition, the Debtors believe that the aggregate tax basis of the assets of the U.S. Group substantially exceeds the aggregate fair market value of such assets. The amount of the U.S. Group's NOL carryforwards and other tax attributes remains subject to audit and adjustment by the IRS.

           As discussed below, in connection with the implementation of the Plan, the amount of the U.S. Group's NOL carryforwards and current year losses may be significantly reduced and, possibly, eliminated. In addition, the U.S. Group's tax basis in its assets may be reduced and the U.S. Group's subsequent utilization of any NOL carryforwards remaining and certain other tax attributes (in particular, the deduction for amortization and depreciation of the tax basis of assets) may be substantially restricted following the Effective Date.

     1.   Cancellation of Debt
          --------------------

           In general, the Tax Code provides that a debtor in a bankruptcy case must reduce certain of its tax attributes - such as NOL carryforwards and current year NOLs, tax credits, and tax basis in assets - by the amount of any cancellation of debt ("COD"). COD is the amount by which the indebtedness discharged (reduced by any unamortized discount) exceeds any consideration given in exchange therefor. Certain statutory or judicial exceptions can apply to limit the amount of COD and attribute reduction (such as where the payment of the canceled debt would have given rise to a tax deduction).

           This reduction in tax attributes (if any) occurs only after the determination of tax for the taxable year in which the COD occurs and, consequently, COD occurring in a bankruptcy generally does not impair the debtor's ability to use its tax attributes (to the extent otherwise available) to reduce the tax liability, if any, it otherwise would incur in the year the COD occurs. If advantageous, a debtor can elect to reduce the basis of depreciable property prior to any reduction in its NOLs or other tax attributes. Where the debtor joins in the filing of a consolidated federal income tax return, applicable Treasury Regulations require, in certain circumstances, that the tax attributes of the consolidated subsidiaries of the debtor and other members of the group also be reduced.

           As a result of the discharge of Claims pursuant to the Plan, the U.S. Debtors are expected to realize significant COD and tax attribute reduction. The calculation of the actual amount of COD for U.S. federal income tax purposes will depend, in principal part, on (i) the value of the New Common Stock and the New CVR Interests and the issue price of the New Tranche A Senior Notes distributed in discharge of Allowed First Lien and Second Lien Claims and (ii) the Allowed amount of First Lien Claims, Second Lien Claims, and General Unsecured Claims. Based on the estimated reorganization value of the Reorganized Debtors and an assumed Effective Date of December 31, 2005 (see section VII.B), it is anticipated that the U.S. Debtors will incur approximately $100 million of COD as a result of the implementation of the Plan. Accordingly, assuming the Debtors do not elect to first reduce the tax basis in their depreciable property, it is anticipated that the resulting tax attribute reduction would substantially reduce and possibly eliminate the NOL carryforwards and current year NOLs of the U.S. Group as of the end of the taxable year in which the Effective Date occurs, and could reduce the tax basis that particular Debtors have in their assets.

     2.   Limitations on NOL Carryforwards and Other Tax Attributes
          ---------------------------------------------------------

           Following the implementation of the Plan, any remaining loss and credit carryforwards and certain other tax attributes - including current year NOLs, and certain losses or deductions that are "built-in" (i.e., economically accrued but unrecognized) as of the date of the ownership change but subsequently recognized - of the Reorganized Debtors allocable to periods prior to the Effective Date (collectively, "pre-change losses") may be subject to limitation under section 382 of the Tax Code as a result of the change in ownership of the Reorganized Debtors. These limitations apply in addition to, and not in lieu of, the attribute reduction that results from the discharge of claims pursuant to the Plan. Although the Debtors expect that, because of COD, their NOL carryforwards and current NOLs will be substantially reduced and possibly eliminated effective for taxable years commencing after the Effective Date, these limitations are nonetheless important in that the Debtors' ability to utilize current year NOLs for the year of the reorganization, as well as their ability to utilize certain built-in losses, may be impaired.

           Under section 382 of the Tax Code, if a corporation (or consolidated group) undergoes an "ownership change" and the corporation does not qualify for (or elects out of) the special bankruptcy exception discussed below, the amount of its pre-change losses that may be utilized to offset future taxable income is subject to an annual limitation. The issuance of the New Common Stock to holders of Allowed Claims pursuant to the Plan will constitute an "ownership change" of the U.S. Group for these purposes.

           (a) General Section 382 Limitation

           In general, the amount of the annual limitation to which a corporation (or consolidated group) that undergoes an ownership change would be subject is equal to the product of (i) the fair market value of the stock of the corporation (or, in the case of a consolidated group, the common parent) immediately before the ownership change (with certain adjustments) multiplied by

(ii) the "long term tax exempt rate" in effect for the month in which the ownership change occurs (4.24% for ownership changes occurring in November
2005). For a corporation (or consolidated group) in bankruptcy that undergoes the change of ownership pursuant to a confirmed bankruptcy plan, the stock value generally is determined immediately after (rather than before) the ownership change, after giving effect to the surrender of creditors' claims; in no event, however, can the stock value for this purpose exceed the pre-change gross value of the corporation's assets.

           Any portion of the annual limitation that is not used in a given year may be carried forward, thereby adding to the annual limitation for the subsequent taxable year. However, if the corporation (or the consolidated group) does not continue its historic business or use a significant portion of its historic assets in a new business for at least two years after the ownership change, the annual limitation resulting from the ownership change is reduced to zero, thereby precluding any utilization of the corporation's pre-change losses.

           (b) Built-In Gains and Losses

           As indicated above, section 382 can operate to limit the deduction of built-in losses recognized subsequent to the date of the ownership change. If a loss corporation (or consolidated group) has a net unrealized built-in loss at the time of an ownership change (taking into account most assets and items of "built-in" income and deductions), then generally built-in losses recognized during the following five years (up to the amount of the original net unrealized built-in loss) will be treated as part of the pre-change losses subject to the annual limitation. Conversely, if the loss corporation (or consolidated group) has a net unrealized built-in gain at the time of an ownership change, any built-in gains recognized during the following five years (up to the amount of the original net unrealized built-in gain) generally will increase the annual limitation in the year recognized, such that the loss corporation (or consolidated group) would be permitted to use its pre-change losses against such built-in gain income in addition to its regular annual allowance. Although the rule applicable to net unrealized built-in losses generally applies to consolidated groups on a consolidated basis, certain corporations that join the consolidated group within the preceding five years may not be able to be taken into account in the group computation of net unrealized built-in loss. In general, a loss corporation's (or consolidated group's) net unrealized built-in gain or loss will be deemed to be zero unless it is greater than the lesser of
(i) $10,000,000 or (ii) 15% of the fair market value of its assets (with certain adjustments) before the ownership change.

           The Debtors anticipate that the U.S. Group will have significant net unrealized built-in loss on the Effective Date, and, accordingly, expect that the deduction of any amortization or depreciation of the tax basis of the U.S. Group's assets for the five-year period following the Effective Date would be significantly limited under the annual limitation.

           (c) Special Bankruptcy Exception

           An exception to the foregoing annual limitation rules generally applies where qualified creditors of a debtor receive, in respect of their claims, at least 50% of the vote and value of the stock of the reorganized debtor (or a controlling corporation if also in bankruptcy) pursuant to a confirmed chapter 11 plan. Under this exception, a debtor's pre-change losses are not limited on an annual basis but, instead, are required to be reduced by the amount of any interest deductions claimed during the three taxable years preceding the Effective Date of the reorganization, and during the part of the taxable year prior to and including the reorganization, in respect of all debt converted into stock in the bankruptcy proceeding. Moreover, if this exception applies, a later ownership change (within the meaning of these rules) of the debtor within a two-year period after the Effective Date will preclude the debtor's future utilization of any pre-change losses existing at the time of the subsequent ownership change.

           The receipt of the New Common Stock by certain holders of Allowed First Lien Claims and Allowed Second Lien Claims pursuant to the Plan may qualify for this exception. Even if the Debtors do qualify for this exception, the Reorganized Debtors may, if they so desire, elect not to have the exception apply and instead remain subject to the annual limitation described above. Such election would have to be made in the U.S. Group's federal income tax return for the taxable year in which the change occurs.

           For purposes of the projected financial information, the Debtors have taken the position that their pre-change losses will be limited on an annual basis to approximately $5 million under the general section 382 limitation applicable to corporations in bankruptcy, discussed above.

     3.   Alternative Minimum Tax
          -----------------------

           In general, a U.S. alternative minimum tax ("AMT") is imposed on a corporation's U.S. alternative minimum taxable income at a 20% tax rate if and to the extent such tax exceeds the corporation's regular federal income tax. For purposes of computing taxable income for AMT purposes, certain tax deductions and other beneficial allowances are modified or eliminated. For example, a corporation is generally not allowed to offset more than 90% of its taxable income for AMT purposes by available NOL carryforwards (as computed for AMT purposes).

           In addition, if a corporation (or consolidated group) undergoes an "ownership change" within the meaning of section 382 of the Tax Code and is in a net unrealized built-in loss position (as determined for AMT purposes) on the date of the ownership change, the corporation's (or consolidated group's) aggregate tax basis in its assets would be reduced for certain AMT purposes to reflect the fair market value of such assets as of the change date. The IRS has taken the position that this provision would apply even if a corporation otherwise qualifies for, and avails itself of, the special bankruptcy exception to the annual limitation rules of section 382 discussed in the previous section.

           Any AMT that a U.S. corporation pays generally will be allowed as a nonrefundable credit against its regular federal income tax liability in any future taxable year when the corporation is no longer subject to AMT and otherwise becomes subject to regular tax.

     4.   Management Incentive Plan
          -------------------------

           In general, the Debtors should be able to deduct amounts payable under the Management Incentive Plan in the year in which they are paid.

           Possible Loss of Deduction. The Management Incentive Plan is intended to strongly incentivize key management employees to work towards a sale of the Reorganized Debtors at the greatest value by providing them with rights to bonuses contingent upon such event and, in part, the amount of net sales proceeds. There is a risk that the total amount of bonuses payable under the Management Incentive Plan that might otherwise be deductible under the Tax Code will not be deductible by reason of section 280G of the Tax Code. Section 280G limits the amount of compensation that is contingent on a change in control of a corporation (i.e. "parachute compensation") that can be deducted. Generally, such limit is three times an employee's average annual compensation for the five years (or, if less, the number of years of employment) preceding the year in which the change in control occurs. If the aggregate amount of parachute compensation for an employee equals or exceeds such limit, then the amount of such compensation exceeding one year's average annual compensation is referred to as "excess parachute payments" and may not be deductible by the Reorganized Debtors. In addition, a 20% excise tax on any excess parachute payments may be assessed against the employee.

           Severance May Be Disallowed. Severance benefits payable upon a termination of employment within one year before or after a change of control of the Reorganized Debtors may be treated as parachute payments subject to section 280G.

B.   CONSEQUENCES TO HOLDERS OF CERTAIN CLAIMS

           Pursuant to the Plan, the holders of Allowed General Unsecured Claims (Class 5) will receive a cash distribution in satisfaction and discharge of their Claims, the holders of Allowed First Lien Claims (Class 2) will receive New Common Stock and New Tranche A Senior Notes in satisfaction and discharge of their Claims, and holders of Allowed Second Lien Claims (Class 3) will receive New Common Stock and New CVR Interests in satisfaction and discharge of their Claims.

           The following discussion does not necessarily apply to holders who have Claims in more than one class relating to the same underlying obligation (such as where the underlying obligation serves as the basis for a primary Claim against one Debtor and a secondary liability or guarantee claim against another Debtor). Such holders should consult their tax advisors regarding the effect of such dual status obligations on the federal income tax consequences of the Plan to them.

     1.   Consequences to Holders of Allowed General Unsecured Claims
          -----------------------------------------------------------

           In general, each holder of an Allowed General Unsecured Claim should recognize gain or loss in an amount equal to the difference between (x) the amount of cash received by the holder in satisfaction of its Claim (other than any Claim for accrued but unpaid interest) and (y) the holder's adjusted tax basis in its Claim (other than any basis attributable to accrued but unpaid interest). For a discussion of the tax consequences of any claims for accrued but unpaid interest, see section XIII.B.3. ("Distributions in Discharge of Accrued But Unpaid Interest") below.

           Where gain or loss is recognized by a holder of an Allowed General Unsecured Claim, the character of such gain or loss as long-term or short-term capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the tax status of the holder, whether the Claim constitutes a capital asset in the hands of the holder and how long it has been held, whether the Claim was acquired at a market discount, and whether and to what extent the holder previously had claimed a bad debt deduction.

     2.   Consequences to Holders of Allowed First Lien Claims and Allowed
          ----------------------------------------------------------------
          Second Lien Claims
          ------------------

           The U.S. federal income tax treatment to a holder of a First Lien Claim and a Second Lien Claim depends, in part, on whether the New Tranche A Senior Notes or the New CVR Interests are "securities" of ANI for U.S. federal income tax purposes, and if so, whether the holder's Claim similarly constitutes a "security" for U.S. federal income tax purposes. The term "security" is not defined in the Tax Code or in the Treasury Regulations promulgated thereunder and has not been clearly defined by judicial decisions. The determination of whether a particular debt constitutes a "security" generally depends on an overall evaluation of the nature of the original obligation. One of the most significant factors considered in determining whether a particular debt is a security is its original term. In general, debt obligations issued with a weighted average maturity at issuance of five years or less (e.g., trade debt and revolving credit obligations) do not constitute "securities," whereas debt obligations with a weighted average maturity at issuance of ten years or more constitute "securities." In addition, the IRS recently ruled that a debt instrument with a term of two years could be a "security" if received in a reorganization in exchange for a former security that was in substantially the same form (including maturity date), but had a different interest rate. The following discussion assumes that the New Tranche A Senior Notes and the New CVR Interests are not "securities" of ANI for U.S. federal income tax purposes. Holders of First Lien Claims and Second Lien Claims are urged to consult their tax advisors regarding the status of the New Tranche A Senior Notes and the New CVR Interests and of their Claims as "securities" of ANI for U.S. federal income tax purposes.

           The following discussion also assumes that the New CVR Interests will be treated as either equity or as a separate (non-equity) property right of Reorganized Atkins Holdings, see section XIII.B.2(d), below.

           (a) Gain or Loss, Generally

           In general, a holder of an Allowed First Lien Claim or an Allowed Second Lien Claim will recognize gain or loss in an amount equal to the difference between (i) the "amount realized" by such holder in satisfaction of its Claim (other than in respect of any Claim for accrued but unpaid interest) and (ii) the holder's adjusted tax basis in its Claim (other than any Claim for accrued but unpaid interest). For a discussion of the U.S. federal income tax consequences to holders of any Claim for accrued but unpaid interest, see section XIII.B.3. A holder's "amount realized" generally will equal the sum of the fair market value of any New Common Stock and New CVR Interests received by the holder and the issue price of any New Tranche A Senior Notes received by the holder.

           Where gain or loss is recognized by a holder in respect of its First Lien Claim or Second Lien Claim, the character of such gain or loss as long-term or short-term capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the tax status of the holder, whether the Claim constitutes a capital asset in the hands of the holder and how long it has been held, whether the Claim was originally issued at a discount, and whether and to what extent the holder had previously claimed a bad debt deduction in respect of such Claim. A holder that purchased its Claim from a prior holder at a market discount may be subject to the market discount rules of the Tax Code. Under those rules, assuming that the holder has made no election to amortize the market discount into income on a current basis with respect to any market discount instrument, any gain recognized on the exchange of such Claim (subject to a de minimis rule) generally would be characterized as ordinary income to the extent of the accrued market discount on such Claim as of the date of the exchange.

           A holder's tax basis in any New Common Stock, New Tranche A Senior Notes, or New CVR Interests received for U.S. federal income tax purposes will equal the fair market value of the interests and the issue price of the notes. A holder's holding period for any New Common Stock, New Tranche A Senior Notes and New CVR Interests generally will begin the day following the issuance of such stock, interests and notes.

           Notwithstanding the foregoing, the IRS may attempt to characterize the receipt by a holder of a First Lien Claim or a Second Lien Claim of New Common Stock as part of a non-recognition transaction to the extent of the portion of the holder's Claim that is exchanged for New Common Stock. If so treated, a holder would not be able to recognize loss, if any, realized in the exchange in respect of such portion of its Claim. Such a holder would, however, be required to recognize a portion of any gain realized in respect of such portion of its Claim, but only to the extent of the non-stock consideration received. In a non-recognition transaction, the holder's tax basis in its New Common Stock would be equal to its tax basis in the portion of its Claim exchanged for such stock decreased by any other consideration received in respect thereof and increased by the portion of any gain recognized. In addition, the holder's holding period in the New Common Stock received may, in whole or in part, include its holding period in its Claim. However, the Debtors believe, and the discussion herein assumes, that the satisfaction of First Lien Claims and Second Lien Claims should be treated as a fully taxable transaction, in which both gain and loss would be recognized.

           (b) Ownership and Disposition of the New Tranche A Senior Notes

           Each holder of a New Tranche A Senior Note generally will be required to include in its gross income, in accordance with the holder's regular method of tax accounting for U.S. federal income tax purposes, any stated interest payable to the extent such interest constitutes qualified stated interest with respect to such note. The interest on the New Tranche A Senior Notes will constitute qualified stated interest only to extent of the 2.5% interest payments, which is the minimum amount required to be paid in cash at least annually over the term of the debt. The federal income tax treatment of the remainder of the interest is governed by the OID provisions of the Tax Code.

           The New Tranche A Senior Notes will be treated for federal income tax purposes as a debt obligation issued with OID. In general, a debt instrument is treated as having OID to the extent its "stated redemption price at maturity" (in this case, the sum of all payments provided by the New Tranche A Senior Notes, including all interest payments other than payments of qualified stated interest) exceeds its "issue price," subject to a de minimis exception. Accordingly, at a minimum, the portion of the interest permitted to be paid-in-kind will be treated as OID. In addition, depending on the issue price of the notes, a portion of the stated principal amount may also be treated as OID.

           The "issue price" of the New Tranche A Senior Notes will depend upon whether the Notes are traded on an "established securities market" within 30 days before or after the Effective Date. If the New Tranche A Senior Notes are not traded on an "established securities market," the issue price of the notes will be their stated principal amount. However, if a substantial amount of the New Tranche A Senior Notes is traded on an established securities market, the issue price of the notes will be their fair market value. Pursuant to Treasury Regulations, an "established securities market" need not be a formal market. It is sufficient that the New Tranche A Senior Notes appear on a system of general circulation (including a computer listing disseminated to subscribing brokers, dealers, or traders) that provides a reasonable basis to determine fair market value by disseminating either recent price quotations or actual prices of recent sales transactions, or that, under certain circumstances, price quotations for such notes are readily available from brokers, dealers, or traders.

           Each holder generally will be required to include in income the portion of the OID that accrues with respect to the New Tranche A Senior Notes while owned by such holder. Accordingly, each holder generally would be required to include amounts in gross income in advance of the receipt of the payment with respect to such income. A holder's tax basis in a New Tranche A Senior Note will be increased by the amount of any OID included in income and reduced by any payments (other than payments of qualified stated interest) received with respect to such note.

           Upon the disposition of a New Tranche A Senior Note, a holder generally will recognize taxable gain or loss, computed in accordance with the principles discussed in section XIII.B.1 above, after amortizing any OID and adjusting its tax basis in the note through the date of disposition. For these purposes, a holder's amount realized does not include any amount attributable to qualified stated interest that is accrued but unpaid, which generally will be taxable as ordinary interest income unless previously taken into account.

           (c) Ownership and Disposition of the New Common Stock

           In the event that ANI becomes a first-tier subsidiary of Atkins Holdings pursuant to the Plan, any gain recognized by a holder of Allowed First Lien Claims or Allowed Second Lien Claims upon a subsequent taxable disposition of any New Common Stock received pursuant to the Plan (or any stock or property received for it in a later tax-free exchange) will be treated as ordinary income for U.S. federal income tax purposes to the extent of (i) any bad debt deductions (or additions to a bad debt reserve) claimed with respect to the Claim for which stock was received and any ordinary loss deductions incurred upon satisfaction of the Claim, less any income (other than interest income) recognized by the holder upon satisfaction of the Claim, and (ii) with respect to a cash-basis holder, also any amounts which would have been included in its gross income if the holder's Claim had been satisfied in full but which was not included by reason of the cash method of accounting.

           (d) Ownership of the New CVR Interests

           The U.S. federal income tax treatment of the New CVR Interests is subject to significant uncertainty, and depends, in part, on whether the interests are treated, for U.S. federal income tax purposes, as equity of Reorganized Atkins Holdings or as a separate (non-equity) property right.

           If the New CVR Interests are treated as equity of Reorganized Atkins Holdings for U.S. federal income tax purposes, any amounts (other than, in general, any Reorganized Atkins Holdings Common Stock) received under the New CVR Interests may be treated, in whole or in part, as a taxable sale or exchange of such interests. Depending upon the facts and circumstances (including the percentage of New Common Stock held at the time such amounts are received), it is possible that any amounts received by a holder may be taxable as a dividend to the extent of the current and accumulated earnings and profits of Reorganized Atkins Holdings (as determined for U.S. federal income tax purposes), and then as a tax-free return of capital to the extent of the holder's tax basis, with any excess treated as gain from the sale or exchange of the interests. Any gain from the sale or exchange would be treated akin to gain recognized on the disposition of New Common Stock (see section XIII.B.4, above).

           Alternatively, if a New CVR Interest is treated as a separate (non-equity) property right, the tax treatment of payments received under such interests is not clear. One possibility is that any amounts received under a New CVR Interest in excess of a holder's adjusted tax basis in such interest generally would be ordinary income, unless the holder terminates all of its rights under the New CVR Interest. Where the holder terminates all of its rights under the New CVR Interest, any gain or loss attributable to the payment generally should be capital gain or loss under section 1234A of the Tax Code. It is not clear whether the same treatment would apply to a partial payment. Any such income, gain or loss would be calculated with reference to the holder's adjusted tax basis in the New CVR Interest (which would equal the fair market value of the New CVR Interest on the Effective Date). If a holder receives a payment that is less than its basis in the New CVR Interest, the holder may not be allowed a loss until it is determined that no further payments will be made. If identifiable events occur which establish the worthlessness of the New CVR Interest, a holder of the interest would be entitled to deduct as a capital loss, in the year of such identifiable event, the holder's adjusted tax basis in the interest.

           Depending on the terms of the New CVR Interests, it is also possible that the IRS may, for U.S. federal income tax purposes, treat the New CVR Interests as other than a property or equity right at the time they are originally issued, and, instead, treat any amounts received under a New CVR Interest as an additional payment on the Second Lien Claim. In that case, a portion of such payments may be treated as imputed interest under section 483 of the Tax Code with the remainder treated as additional amounts realized in respect of each holder's Allowed Second Lien Claim. Additionally, if so treated, any loss and a portion of any gain realized by a holder with respect to their Allowed Second Lien Claim may be deferred until such time as such holder has received its final distribution.

     3.   Distributions in Discharge of Accrued but Unpaid Interest
          ---------------------------------------------------------

           Pursuant to the Plan, distributions to any holder of an Allowed Claim will be allocated first to the original principal amount of such Claim as determined for federal income tax purposes, and then, to the extent the consideration exceeds such amount, to any portion of such Claim representing accrued original issue discount ("OID") or accrued but unpaid interest. However, there is no assurance that the IRS would respect such allocation for federal income tax purposes.

           In general, to the extent that an amount received by a holder of debt is received in satisfaction of accrued interest or OID during its holding period, such amount will be taxable to the holder as interest income (if not previously included in the holder's gross income). Conversely, a holder will generally recognize a deductible ordinary loss to the extent any accrued interest claimed was previously included in its gross income and is not paid in full. However, the treatment of unpaid OID that was previously included in income is less clear. The IRS has privately ruled that a holder of a security, in an otherwise tax-free exchange, could not claim a current deduction with respect to any unpaid OID. Accordingly, it is possible that, by analogy, a holder of a Claim that does not constitute a security would be required to recognize a capital loss, rather than an ordinary loss, with respect to any previously included OID that is not paid in full. Each holder is urged to consult its tax advisor regarding the allocation of consideration and the deductibility of unpaid interest for U.S. federal income tax purposes.

     4.   Information Reporting and Withholding
          -------------------------------------

           All distributions to holders of Claims under the Plan are subject to any applicable tax withholding, including employment tax withholding. Under U.S. federal income tax law, interest, dividends, and other reportable payments may, under certain circumstances, be subject to "backup withholding" at the then applicable withholding rate (currently 28%). Backup withholding generally applies if the holder (a) fails to furnish its social security number or other taxpayer identification number ("TIN"), (b) furnishes an incorrect TIN, (c) fails properly to report interest or dividends, or (d) under certain circumstances, fails to provide a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that it is a United States person that is not subject to backup withholding. Backup withholding is not an additional tax but merely an advance payment, which may be refunded to the extent it results in an overpayment of tax and the appropriate information is supplied to the IRS. Certain persons are exempt from backup withholding, including, in certain circumstances, corporations and financial institutions.

           In addition, from an information reporting perspective, Treasury Regulations generally require disclosure by a taxpayer on its federal income tax return of certain types of transactions in which the taxpayer participated, including, among other types of transactions, the following: (1) certain transactions that result in the taxpayer's claiming a loss in excess of specified thresholds; and (2) certain transactions in which the taxpayer's book-tax differences exceed a specified threshold in any tax year. Holders are urged to consult their tax advisors regarding these regulations and whether the transactions contemplated by the Plan would be subject to these regulations and require disclosure on the holders' tax returns.

           THE FOREGOING SUMMARY HAS BEEN PROVIDED FOR INFORMATIONAL PURPOSES ONLY. ALL HOLDERS OF CLAIMS RECEIVING A DISTRIBUTION UNDER THE PLAN ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES APPLICABLE UNDER THE PLAN.




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
                                      XIV.

                                   CONCLUSION

           The Debtors believe that confirmation and implementation of the Plan is in the best interests of all creditors, and urge holders of impaired claims in Class 2, Class 3, and Class 5 entitled to vote on the Plan to vote to accept the Plan and to evidence such acceptance by returning their ballots so that they will be received no later than 4:00 p.m. (Eastern Time) on [ , 2005].


Dated: November 16, 2005
                                      Respectfully submitted,

                                      Atkins Nutritionals Holdings, Inc.
                                      Atkins Nutritionals Holdings II, Inc.
                                      Atkins Nutritionals, Inc.
                                      Atkins Nutritionals (Canada) Limited


                                      By:     /s/ Rebecca A. Roof
                                             -----------------------------------
                                      Name:  Rebecca A. Roof
                                      Title: Chief Financial Officer and Chief
                                             Restructuring Officer
















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